Exhibit 4(a)

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982
ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – TABLE OF PROVISIONS

SUMMARY OF PROVISIONS
PART 1
PRELIMINARY

1.	Short title
2.	Commencement
3.	Arrangement of Act
4.	Interpretation
5.	Application of Act to Crown

PART 2 RATIFICATION OF THE INDENTURE

6.	Ratification of Indenture
7.	Modification of State law
8.	Licences, etc., required in respect of the mining and milling of radioactive ores
9.	Application of Aboriginal Heritage Act to the Stuart Shelf Area and the Olympic Dam Area
10.	Regulations
11.	Enforcement

PART 3 SPECIAL PROVISIONS IN RELATION TO LOCAL GOVERNMENT

12.	Special provisions in relation to local government

THE SCHEDULE
The Indenture
APPENDIX
LEGISLATIVE HISTORY
Roxby Downs (Indenture Ratification) Act 1982 No. 52 of 1982
[Assented to 21 June 1982]*1*
as amended by

Roxby Downs (Indenture Ratification) (Amendment of Indenture)
Amendment Act 1996 No. 93 of 1996 [Assented to 12 December 1996]
Roxby Downs (Indenture Ratification) (Aboriginal Heritage) Amendment Act
1997 No. 79 of 1997 (Assented to 18 December 1997)
*1* Came into operation 21 June 1982: Gaz. 21 June 1982, p. 2029.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – LONG TITLE

An Act to ratify and approve a certain indenture between the State of South Australia and others; to make special provision for local government in relation to a part of the State subject to the indenture; and for other purposes.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – PART 1 PART 1 PRELIMINARY

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 1 Short title

1.    This Act may be cited as the Roxby Downs (Indenture Ratification) Act 1982.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 2 Commencement

2.    This Act shall come into operation on a day to be fixed by proclamation.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 3 Arrangement of Act

3.  This Act is arranged as follows:

PART 1	PRELIMINARY
PART 2	RATIFICATION OF THE INDENTURE
PART 3	SPECIAL PROVISIONS IN RELATION TO LOCAL GOVERNMENT

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 4 Interpretation

4.    (1) In this Act

“the Joint Venturers” means the Joint Venturers or any one or more of them and includes an associated company;

“the Indenture” means the Olympic Dam and Stuart Shelf Indenture, a copy of which is set out in the schedule to this Act (including the schedules and annexures) and includes the Indenture as varied, amended or replaced from time to time.

(2)    Where an expression used in this Act is defined in the Indenture, that expression has, unless the contrary intention appears, the same meaning as in the Indenture.

(3)    Where reference is made in this Act to some other Act, that reference extends to regulations, rules, by-laws and other statutory instruments made under or for the purposes of that Act.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 5 Application of Act to Crown

5.    This Act and the Indenture bind the Crown. PART 2 RATIFICATION OF THE INDENTURE

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 6 Ratification of Indenture

6.    (1)  The Indenture is ratified and approved.

(2)    The implementation of the Indenture is authorised and the Government of the State, the Ministers and other instrumentalities of the Crown and the Government of the State, and all statutory bodies and authorities (including local authorities) are authorised, empowered and required to do all things necessary or expedient to carry out, and give full effect to, the Indenture.

(3)    No person shall do or omit to do anything that frustrates, hinders, interferes with or derogates from the operation or implementation of the Indenture, or any aspect of the Indenture, or the ability of the parties to the Indenture or any other person to exercise rights or discharge duties or obligations under the Indenture.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 7 Modification of State law

7.    (1)  The law of the State is so far modified as is necessary to give full effect to the Indenture and the provisions of any law of the State shall accordingly be construed subject to the modifications that take effect under this Act.

(2)    Without limiting the generality of subsection (1), in the case of any inconsistency between the provisions of any Act or law and of the Indenture, the provisions of the Indenture shall prevail and in particular

(a)    the following Acts are to be construed subject to the provisions of the Indenture:

(i) the Commercial Arbitration Act 1986; and

(ii) the Crown Lands Act 1929; and

(iii) the Development Act 1993; and

(iv) the Electricity Corporations Act 1996; and

(v) the Environment Protection Act 1993; and

(vi) the Harbors and Navigation Act 1993; and

(vii) the Mining Act 1971; and

(viii) the Petroleum Act 1940; and

(ix) the Real Property Act 1886; and

(x) the Residential Tenancies Act 1995; and

(xi) the Stamp Duties Act 1923; and

(xii) the Water Resources Act 1990,

and, to the extent of any inconsistency between the provisions of those laws and of the Indenture, the provisions of the Indenture prevail; and

(b)    the provisions of the laws of the State under which any royalty, rate, tax or impost may be levied or imposed (whether by a party to the Indenture or not) are to be construed subject to the provisions of the Indenture relating to the levying or imposition of royalties, rates, taxes or imposts and, to the extent of any inconsistency between the provisions of those laws and of the Indenture, the provisions of the Indenture prevail; and

(c)    the provisions of the laws of the State relating to the granting or resumption of estates or interests in land are to be construed subject to the provisions of the Indenture and, to the extent of any inconsistency between the provisions of those Acts and of the Indenture, the provisions of the Indenture prevail; and

(d)    the Crown Lands Act 1929 is to be construed as conferring on the Governor sufficient power to make the grants and dedication of land contemplated by clause 24 of the Indenture and to grant the leases, licences, easements and rights of way contemplated by clause 27 of the Indenture; and

(e)    it is not necessary for an applicant for a Special Exploration Licence or a Special Mining Lease to peg or mark out any land, nor is the holder of such a Special Tenement to be subject to any requirement in relation to the pegging or marking out of lands subject to the Tenement; and

(f)    the Minister has power to grant and renew a pipeline licence under the Petroleum Act 1940 in accordance with clause 19A of the Indenture; and

*  *  *  *  *  *  *  *

Note:  Asterisks indicatge repeal or deletion of text. For further explanation see Appendix 1.

(j)    the authorisations and approvals contemplated by clause 45 of the Indenture are hereby granted; and

(k)    the power of dedication contemplated by clause 14(8) of the Indenture is hereby conferred; and

(l)    no power of compulsory acquisition or resumption of land shall be exercised contrary to the provisions of the Indenture.

*  *  *  *  *  *  *  *

Note:  Asterisks indicatge repeal or deletion of text. For further explanation see Appendix 1.

        (3)    Where an application is made to the Minister pursuant to clause 7 of the Indenture for a permit, consent, approval, authorisation or permission, and, if it were not for the provisions of that clause, the right to grant the permit, consent, approval, authorisation or permission would have vested in some other Minister of the Crown, or in an instrumentality of the Crown subject to control or direction by some other Minister of the Crown, the application shall not be granted unless that other Minister of the Crown has been consulted and agrees to the granting of the application.

(4)    A permit, consent, approval, authorisation or permission granted under clause 7 of the Indenture shall be deemed to have been duly granted in pursuance of the Act or law under which provision is made for the permit, consent, approval, authorisation or permission.

(5)    Nothing in subsection (3) derogates from the rights of the Joint Venturers under clause 7 of the Indenture or prejudices or affects an arbitration.

ROXBY DOWNS (INDENTURE RETIFICATION) ACT 1982 – SECT 8 Licences, etc., required in respect of the mining and milling of radioactive ores

8.    (1)  If at any time legislation of the Parliament of the State requires any person dealing with radioactive substances to hold a licence, authorisation or permit to do so, the Minister, person or body responsible for the issue of the licence, authorisation or permit shall, upon application by the Joint Venturers, grant to them any such licence, authorisation or permit required for the purpose of enabling them to undertake the Initial Project or any Subsequent Project.

(2)    The Minister, person or body granting the licence, authorisation or permit may impose such conditions and limitations on the licence, authorisation or permit as are authorised by the Act pursuant to which it is granted, but no such condition or limitation shall impose upon the Joint Venturers any requirement or standard that is more stringent than the most stringent requirements and standards contained in any of the codes, standards or recommendations referred to in clause 10 of the Indenture.

(3)    Nothing in this section shall be construed as exempting the Joint Venturers from the payment of any fee.

(4)    For the purposes of this section, dealing with radioactive substances includes mining, milling, treatment, processing, handling, transportation or storage.

ROXBY DOWNS (INDENTURE RETIFICATION) ACT 1982 – SECT 9 Application of Aboriginal Heritage Act to the Stuart Shelf Area and the Olympic Dam Area

9.    (1)  Subject to this section, the Aboriginal Heritage Act applies in relation to operations of the Joint Venturers in the Stuart Shelf Area or the Olympic Dam Area.

(2)    Until the 31st day of December, 1985, the Joint Venturers are not required, under section 21(5) of the Aboriginal Heritage Act, to obtain permission to enter or use land within a protected area that lies within the Stuart Shelf Area or the Olympic Dam Area provided that

(a)    any entry or use of such land by the Joint Venturers conforms strictly with the terms and conditions of the relevant mining tenement; and

(b)    where under the terms and conditions of that mining tenement the consent or approval of the Director-General of Mines and Energy is required in relation to the protected area or items within the protected area, that consent or approval shall be ineffective unless confirmed by the Minister of Environment and Planning.

(3)    After the 31st day of December, 1985, and until the approval by the Minister of Environment and Planning of an environmental impact statement relating to the Olympic Dam Area, the Joint Venturers are not required, under section 21(5) of the Aboriginal Heritage Act, to obtain permission to enter or use land within a protected area that lies within the Olympic Dam Area provided that

(a)    any entry or use of such land by the Joint Venturers conforms strictly with the terms and conditions of the relevant mining tenement; and

(b)    where under the terms and conditions of that mining tenement the consent or approval of the Director-General of Mines and Energy is required in relation to the protected area or items within the protected area, that consent or approval shall be ineffective unless confirmed by the Minister of Environment and Planning.

(4)    After the 31st day of December, 1985, the Joint Venturers are not required under section 21(5) of the Aboriginal Heritage Act to obtain permission to enter or use land within a protected area that lies within the area comprised in a Special Exploration Licence provided that

(a)    any entry or use of such land by the Joint Venturers conforms strictly with the terms and conditions of the relevant mining tenement; and

(b)    where under the terms and conditions of that mining tenement the consent or approval of the Director-General of Mines and Energy is required in relation to the protected area or items within the protected area, that consent or approval shall be ineffective unless confirmed by the Minister of Environment and Planning.

(5)    Where an environmental impact statement in relation to the Initial Project or a Subsequent Project has been approved by the Minister of Environment and Planning, no land within the area to which the environmental impact statement relates shall, after the date of the approval and before the grant of a Special Mining Lease in respect of the Project, be declared to be a protected area under section 21 of the Aboriginal Heritage Act, unless

(a)    the land is designated or identified in the environmental impact statement as an Aboriginal site; or

(b)    the Joint Venturers in relation to the relevant Project agree to the declaration.

(6)    After the grant of a Special Mining Lease in respect of the Initial Project or a Subsequent Project, land

(a)    to which the Special Mining Lease applies; or

(b)    within a corridor designated in the relevant approved environmental impact statement referred to in subsection (5) as

(i) a pipeline; or

(ii) a power line; or

(iii) a railway line; or

(iv) a private road; or

(c)    within a well field in respect of which a Special Water Licence is in force; or

(d)    within the municipality, or a township designated in the relevant approved environmental impact statement, shall not, without the consent of the Joint Venturers, be declared to be a protected area under section 21 of the Aboriginal Heritage Act.

(7)    The powers conferred by section 26 of the Aboriginal Heritage Act are not exercisable without the consent of the Joint Venturers

(a)    before the thirty-first day of December, 1985 in respect of land that lies within the Stuart Shelf Area or the Olympic Dam Area;

(b)    after the 31st day of December, 1985, and until the approval by the Minister of Environment and Planning of an environmental impact statement relating to the Olympic Dam Area in respect of land that lies within the Olympic Dam Area;

(c)    after the thirty-first day of December, 1985 in respect of land to which subsection (6) applies or land comprised in a Special Exploration Licence.

(8)    The Joint Venturers shall not withhold consent under subsection (6) or (7) unless they have reason to believe that in consequence of the proposed declaration or exercise of powers

(a)    mining or other works being undertaken, or in course of preparation, would be materially disrupted or impeded; or

(b)    the health or safety or any person or group of persons would be endangered.

(9)    For the purposes of this section, expressions defined in the Aboriginal Heritage Act have the same meanings as in that Act.

(9a)    For the purposes of this section–

(a)    a reference in the Aboriginal Heritage Act to the owner of private lands will be taken to include a reference to a person who holds native title in the lands; and

(b)    a native title holder will be taken not to have committed an offence against the Aboriginal Heritage Act by reason only of exercising rights deriving from the native title.

(10)    For the purposes of this section, a reference to the Aboriginal Heritage Act shall be construed as a reference to the Aboriginal Heritage Act 1979 in its form as at the date of assent (15th March, 1979) or in its form as at some later date fixed by proclamation with the consent of the Joint Venturers and the subsequent amendment, replacement or repeal of that Act shall not affect its operation insofar as it applies by virtue of this section.

(11)    If a proclamation is made under subsection (10), the provisions of subsections (2) to (9) inclusive cease to operate as from the date of the proclamation.

*  *  *  *  *  *  *  *

Note:  Asterisks indicate repeal or deletion of text. For further explanation see Appendix 1.

(13)    Within thirty days after the date on which this section comes into operation the Joint Venturers shall inform the Minister whether they consent to the making of a proclamation under subsection (10).

(14)    This section will be taken not to affect the application of Aboriginal heritage legislation in relation to the operations of the Joint Venturers outside of the Stuart Shelf Area or the Olympic Dam Area.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 10 Regulations

10.    The Governor may, with the agreement of the parties to the Indenture, make such regulations (including regulations that operate to modify a law of the State) as are necessary or expedient for the purposes of giving effect to the Indenture.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 11 Enforcement

11.    Notwithstanding any Act or law to the contrary, a decree of specific performance may be granted and enforced against the Crown in respect of its obligations under the Indenture in the same circumstances and on the same conditions as such a decree could be granted and enforced against a subject of the Crown.

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – PART 3 PART 3 SPECIAL PROVISIONS IN RELATION TO LOCAL GOVERNMENT

ROXBY DOWNS (INDENTURE RATIFICATION) ACT 1982 – SECT 12 Special provisions in relation to local government

12.    (1)  The provisions of clause 23 of the Indenture, and the Local Government Act 1934-1981, as modified by the Indenture, apply in respect of the municipality to be constituted in pursuance of clause 23 of the Indenture.

(2)    The boundaries of the municipality shall not, before the expiration of fifty years from the Commencement Date, be altered unless the Joint Venturers have consented to the alteration.

(3)    An Administrator of the municipality shall be appointed by the Minister as contemplated by clause 23(3) of the Indenture, and while local government in the municipality is administered by the Administrator the provisions of Parts 3 to 8 (inclusive) of the Local Government Act 1934-1981 shall not apply in relation to the municipality.

(4)    The Administrator shall be an officer of the Crown and shall, subject to the Indenture and the provisions of the Local Government Act 1934-1981 as they apply to the municipality, be under the control and direction of the Minister but the Crown is entitled to be reimbursed for the costs of employing the Administrator and any other liabilities incurred by it in relation to the administration of the municipality from the funds of the municipality.

(5)    The Administrator shall have the powers, functions and duties of a municipal council in relation to the municipality and, subject to directions of the Minister, shall exercise and discharge those powers, functions and duties in such manner as he thinks fit.

(6)    The following limitations apply in relation to the exercise of powers of local government within the municipality

(a)    the authority exercising powers of local government within the municipality has no power with respect to private roads except that it may, after consultation with the Joint Venturers

(i) construct a road that crosses a private road; or

(ii) erect or lay down structures for the transmission of electricity or the reticulation of water over, under or across such a road; and

(b)    any rate imposed on land within the municipality must be based upon valuations made by the Valuer-General; and

(c)    the provisions of clause 29 of the Indenture shall be observed in relation to the rating of land within the municipality; and

(d)    Part 28 of the Local Government Act 1934-1981 shall not apply in respect of operations of the Joint Venturers carried out within the municipality; and

(e)    a private road shall not be regarded as a street, road or public place for the purposes of the Local Government Act
1934-1981; and

(f)    no by-law that affects operations of the Joint Venturers shall be made without the approval of the Minister and the Minister shall, before approving a proposed by-law

(i) inform the Joint Venturers of the terms of the proposed bylaw and allow them a reasonable opportunity to object; and

(ii) consider any objections made by the Joint Venturers; and

(g)    no power of compulsory acquisition of land shall be exercised contrary to the provisions of clause 30 of the Indenture by the authority exercising powers of local government within the municipality.

(7)    The provisions of subsection (4) do not derogate from limitations on the exercise of powers of local government imposed by the Indenture.

ROXBY DOWNS (INDENTURE RETIFICATION) ACT 1982 - SCHEDULE

THE SCHEDULE

32B. Royalties in respect of Non-minesite Product	83
33. No Special Taxes	84
34. Non Discrimination	84
35. Confidentiality	85
36. Assignment	85
37. Liability of Joint Venturers	86
38. Force Majeure	86
39. Payments	87
40. Commonwealth Licences and Consents	87
41. Termination of Indenture by the State	88
42. Effect of Termination by the State	89
43. Stamp Duty Exemption	89
44. Residential Tenancies Act	90
45. Trade Practices Act	91
46. No Partnership	91
47. Enforcement	91
48. State Assistance	91
49. Arbitration	91
50. Independent Expert	93
51. Provisions Applicable to Special Tenements	94
52. Derogating Legislation	94
53. Extensions of Time	95
54. Notices	96
55. Consultation	96
56. Variation	97
57. Applicable Law	97
SCHEDULE 1	97
SCHEDULE 2	99
SCHEDULE 3	102
SCHEDULE 4	105
SCHEDULE 5	116
SCHEDULE 6	107
SCHEDULE 7	107
SCHEDULE 8	112

THIS INDENTURE made the THIRD day of MARCH 1982 BETWEEN:

THE STATE OF SOUTH AUSTRALIA (hereinafter referred to as “the State”) of the first part,

THE MINISTER OF MINES AND ENERGY the Minister administering the Mining Act 1971-1981 of the State a corporation sole pursuant to the provisions of the said Mining Act of the second part,

ROXBY MINING CORPORATION PTY. LTD. a company incorporated in the State of South Australia and having its registered office at 41 Currie Street, Adelaide in the said State (hereinafter called “RMC”) of the third part,

BP AUSTRALIA LIMITED a company incorporated in the State of Victoria and having its registered office in the State of South Australia at 30 Flinders Street, Adelaide in the said State (hereinafter called “BPA”) of the fourth part,

BP PETROLEUM DEVELOPMENT LIMITED a company incorporated in the United Kingdom and having its registered office in the State of South Australia at 30 Flinders Street, Adelaide in the said State (hereinafter called “BPPD”) of the fifth part, and

WESTERN MINING CORPORATION LIMITED a company incorporated in the State of Victoria and having its principal office in the State of South Australia at 41 Currie Street, Adelaide in the said State (hereinafter called “WMC”) of the sixth part.

WHEREAS:

(a)	The Joint Venturers (as hereinafter defined) have established the existence of extensive mineralisation within the Olympic Dam Area (as hereinafter defined) containing, inter alia, copper, uranium, gold and rare earths;

(b)
The Olympic Dam Joint Venturers (as hereinafter defined) have been and are continuing to define the limits and reserves of such mineralisation and contemporaneously therewith have begun and will continue to evaluate the geological, economic, engineering, mining, environmental, metallurgical treatment and marketing aspects of the development of such mineralisation;

(c)
The Joint Venturers in conjunction with the State intend to provide certain infrastructure facilities under this Indenture including certain facilities and services necessary for the accommodation and welfare of the workforce (and their dependants) and also of others (including their dependants) connected directly or indirectly with operations under this Indenture;

(d)
The State and the Joint Venturers have agreed as hereafter in this Indenture provided as to the provision of certain infrastructure facilities at the townsite and elsewhere, of the kinds normally provided by governments or government instrumentalities, appropriate to the scale of the Joint Venturers’ operations from time to time up to the production of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated byproducts in connection with operations under this Indenture;

(e)	The Joint Venturers in conjunction with the State intend to take adequate measures to safeguard the public, the workforce and the environment in relation to operations under this Indenture;

(f)	It is contemplated in this Indenture by the Joint Venturers and the State that there may be Subsequent Projects from time to time;

(g)
It is in the interests of the State that the mineralisation within the Olympic Dam and Stuart Shelf Areas should be developed and the State is satisfied that a very large capital expenditure is necessary to ensure that such deposits are efficiently and economically developed;

(h)	The evaluations referred to in recital (b) constitute an initial risk stage which itself requires a large capital expenditure;

(i)
The sum of fifty million dollars has already been expended in carrying out the evaluations referred to in recital (b), and the Olympic Dam Joint Venturers intend to spend as from the 1st day of January, 1982, the sum of fifty million dollars as provided in paragraph (b) of sub-clause (1) of Clause 6;

(j)	It is necessary to give the Joint Venturers the security and assurances which will facilitate the provision of finance for the continuation of such evaluations and subsequent development;

(k)
It is the intention of the State and the Joint Venturers that this agreement shall not be amended nor shall the rights and privileges of the Joint Venturers or the State be derogated from other than by mutual consent and in accordance with the procedures specified herein;

(l)
In recognition of the importance to the State of the operations of the Joint Venturers in establishing and developing certain of the State’s mineral resources the parties have agreed to enter into this Indenture; and

(m)	It is agreed between the parties hereto that if the Joint Venturers discover within the Olympic Dam Area or the Stuart Shelf Area or (after selection) the Selected Areas or produce petroleum or petroleum products therefrom the provisions of this Indenture shall not apply to such discovery or production and that the applicable provisions shall (unless otherwise agreed and provided for) be those of the Petroleum Act, 1940-1981, then in force.

NOW THIS INDENTURE WITNESSES that the parties hereto covenant and agree with each other as follows

1.    DEFINED TERMS

(1)    In this Indenture unless the context otherwise requires “advise”, “agree”, “apply”, “approve”, “approval”, “consent”, “certify”, “direct”, “elect”, “inform”, “notice”, “notify”, “request”, or “require”, means advise, agree, apply, approve, approval, consent, certify, direct, elect, inform, notify, notice request or require in writing as the case may be; “associated company” means

(a)	any company or corporation which is notified to the Minister by the Joint Venturers as an associated company which

(i)
is promoted by the Joint Venturers or any of them (or by a wholly owned subsidiary of a Joint Venturer) for all or any of the purposes of the project or projects the subject of this Indenture and in which the Joint Venturers or any of them or such wholly owned subsidiary has not less than 20 per centum of the issued share capital or some lesser percentage acceptable to the Minister; or

(ii)
is related within the meaning of that term as used in section 6 of the Companies Act, 1962, as at present in force, to the Joint Venturers or any of them or to any company or corporation in which the Joint Venturers or any of them or a wholly owned subsidiary of any of them holds not less than 20 per centum of the issued ordinary share capital; or

(b)	any company or corporation approved by the Minister at the request of the Joint Venturers;

“Clause” means a clause of this Indenture;

“Commencement Date” means the first day of the month after the date on which the treatment plant first to be commissioned for the Initial Project or (as the case may be) the first stage thereof as notified by the Joint Venturers to the Minister after consultation in respect thereof has operated for 60 consecutive days at an average rate of production over such 60 consecutive days of not less than 85% of

(i)	the installed capacity thereof in respect of tonnes treated and not less than 85% of

(ii)	the designed rate of production thereof contemplated by the final feasibility study for the Initial Project in respect of ore grade, Product recovery and production of Product;

“Commonwealth” means the Commonwealth of Australia and includes the Government for the time being thereof;

“Indenture” means this Indenture whether in its original form or as from time to time supplemented, varied or amended in accordance with the provisions of clause 56 hereto;

“the Initial Project” means the construction maintenance and operation of a mine in the Olympic Dam Area or a Selected Area, and the construction, acquisition, maintenance and operation of mining treatment transportation and other facilities plant and equipment, and all infrastructure necessary or appropriate for the mining and treatment of ore, such treatment facilities to have a capacity to produce such quantities of copper, uranium oxide gold and other minerals and metals as the Joint Venturers shall specify in the first Project Notice (as may be amended from time to time) pursuant to the provisions of Clause 6, such infrastructure to include a town and all related and ancillary facilities for the workforce and their dependents and others engaged in the aforesaid mining and treatment and other activities;

“the Joint Venturers” means collectively RMC, BPA, BPPD and WMC and includes their respective successors and permitted assigns and “Joint Venturer” means any one of them or their respective successors and permitted assigns;

“Manager” means a manager appointed pursuant to sub-clause (2) of Clause 54; “minerals” means

(a)	any naturally occurring deposit of metal or metalliferous substance, precious stones (other than opal), or any other mineral (including sand, gravel, stone, shell, coal, oil shale, shale and clay);

(b)	any metal, metalliferous substance, or mineral recoverable from the sea or a natural water supply; or

(c)	any metal, metalliferous substance, or mineral that has been dumped or discarded in the course of mining operations or operations incidental thereto;

“the Mines Minister” means the Minister in the Government of the State for the time being responsible (under whatsoever title) for the administration of the Mining Act;

“the minesite” means the site of any mine or mines within the area of a Special Mining Lease;

“mine buffer zone” means the area of land surrounding the minesite, designated pursuant to Clause 25 and being the subject of a Special Buffer Zone Lease in the form or substantially of the Fourth Schedule hereto;

“the Mining Act” means the Mining Act 1971-1981;

“the Minister” means the Minister in the Government of the State for the time being responsible (under whatsoever title) for the administration of the ratifying Act and pending the passing of the Act means the Minister for the time being designated in a notice from the State to the Joint Venturers and includes the successors in office of the Minister;

“month” means calendar month;

“municipality” means the municipality to be established pursuant to Clause 23;

“Non-minesite Materials” means any of copper, gold or silver, or other mineral approved by the Minister in any of the following forms:

(a)	in the form of concentrate, fluxing agent, slime or slag, or any other form approved by the Minister which has been obtained from ore not extracted from lands comprised in a Special Mining Lease; or

(b)	in the form of ore not extracted from lands comprised in a Special Mining Lease but extracted from lands within South Australia;

“Non-minesite Product” means all saleable mineral production from a treatment plant and produced from Non-minesite Materials for the benefit of the Joint Venturers or any of them;

“non-potable water” means water other than potable water;

“notice” means notice in writing;

“the Olympic Dam Area” means the area bordered black on the plan annexed hereto marked “A” and as more particularly described in the Fifth Schedule hereto;

“the Olympic Dam Joint Venturers” means collectively RMC, BPA and BPPD and includes their and each of their respective successors and permitted assigns;

“ore” means ore extracted from lands comprised in a Special Mining Lease but excludes Non-minesite Materials;

“participating Joint Venturer” in respect of the Initial or any Subsequent Project means a Joint Venturer which is notified to the State pursuant to sub-clause (2) of Clause 6, sub-clause (2) of Clause 9 or sub-clauses (2) or (3) of Clause 37 as being a participant in that particular Project;

“person” in addition to a natural person includes a body corporate, and any agency, authority or instrumentality of the Crown or of any government or any statutory or local authority;

“petroleum” means “petroleum” as defined in the Petroleum Act, 1940;

“Pilot Plant” means any chemical or metallurgical plant which is not designed, intended or used for commercial production;

“Pipeline Licence” means the pipeline licence granted, in accordance with Clause 19A, pursuant to the Petroleum Act, 1940 and the ratifying Act and includes any new pipeline licence granted pursuant either to any agreement entered into pursuant to Clause 30A or to subclause 30A(4);

“potable water” means water of a quality which is deemed suitable for human consumption in accordance with the maximum permissible standards for potable water quality determined by the World Health Organization;

“private road” means a road, street or thoroughfare including every carriageway, footpath, dividing strip and traffic island therein which is owned or occupied by the Joint Venturers or any of them or an associated company and to which the public is not generally admitted;

“Product” means all saleable mineral production from a treatment plant and produced from ore for the benefit of the Joint Venturers or any of them but excludes Non-minesite Product;

“Project Notice” in respect of the Initial Project or a Subsequent Project means a notice given to the Minister by the Joint Venturers of a decision to proceed with the Initial Project or a Subsequent Project (as the case may be) pursuant to sub-clause (2) of Clause 6 or subclause (2) of Clause 9 respectively;

“public road” means any road not being a private road;

“ratifying Act” means the Act to ratify this Indenture and referred to in sub-clause (1) of Clause 3;

“the Selected Areas” means those areas of land (not exceeding ten) within the Stuart Shelf Area which BPA and BPPD may specify to WMC and the Minister on or before 31st December, 1985 as “Selected Areas” each of which shall have a total area not exceeding 65 square kilometres and wherever practicable shall be in the shape of a rectangle;

“Special Buffer Zone Lease” means a lease by that name created only pursuant to this Indenture and the ratifying Act in the form or substantially in the form of the Fourth Schedule or the Eighth Schedule hereto and includes any new Special Buffer Zone Lease granted pursuant either to any agreement entered into pursuant to Clause 30A or to subclause 30A(4);

“Special Exploration Licence” means a licence by that name created only pursuant to this Indenture and the ratifying Act and in the form or substantially in the form of the Third Schedule hereto and includes any new exploration licence granted pursuant either to any agreement entered into pursuant to Clause 30A or to subclause 30A(4);

“Special Mining Lease” means a lease by that name created only pursuant to this Indenture and the ratifying Act and in the form or substantially in the form of the Second Schedule hereto and includes any new mining lease granted pursuant either to any agreement entered into pursuant to Clause 30A or to subclause 30A(4);

“Special Tenements” means collectively all Special Buffer Zone Leases Special Exploration Licences Special Mining Leases and Special Water Licences, and

“Special Tenement” means any one of them;

“Special Water Licence” means a licence by that name created pursuant only to this Indenture and the ratifying Act and in the form or substantially in the form of the First Schedule hereto and includes any new water licence granted pursuant either to an agreement entered into pursuant to Clause 30A or to subclause 30A(4);

“the Stuart Shelf Area” means the area bordered black on the plan annexed hereto marked “B” and as more particularly described in the

Sixth Schedule hereto;

“the Stuart Shelf Joint Venturers” means collectively WMC, BPA and BPPD and includes their and each of their respective successors and permitted assigns;

“Subsequent Project” means any project other than the Initial Project for mining of minerals in the Olympic Dam Area or any of the Selected Areas or the treatment of minerals therefrom and ancillary and related activities including infrastructure and includes without limitation any material expansion or other material variation of the Initial Project or any other Subsequent Project and also includes the production of Non-minesite Product and ancillary and related activities including infrastructure, always both in conjunction with the Initial Project or any Subsequent Project for the production of Product and in accordance with Clause 32A of the Indenture;

“the town” means the town to be declared pursuant to sub-clause (1) of Clause 24 and to be developed by or at the direction of the Joint Venturers as part of the Initial Project as the principal housing area for the workforce and includes all necessary services and facilities and commercial areas in connection therewith;

“town buffer zone” means the area of land surrounding the townsite, designated pursuant to Clause 25 and being the subject of a Special Buffer Zone Lease in the form or substantially in the form of the Eighth Schedule hereto;

“the townsite” means the site on which the town is to be or is situated; and

“treatment plant” means a plant (other than a Pilot Plant) located on the Special Mining Lease granted in accordance with sub-clause (1) of Clause 19 for producing a form of saleable copper and associated mineral by-products and includes such other treatment plant as may be located on the land the subject of a Special Mining Lease;

“Water Resources Act” means the Water Resources Act, 1990 including the amendments to that Act for the time being in force and also any Act passed in substitute therefor or in lieu thereof and the regulations and by-laws for the time being in force thereunder.

(2)    In this Indenture

(a)	monetary references are references to Australian currency unless otherwise specifically expressed;

(b)	headings and marginal notes do not affect the interpretation or construction;

(c)
reference to an Act unless otherwise specifically expressed includes the amendments to that Act for the time being in force and also any Act passed in substitution therefor or in lieu thereof and the regulations and by-laws for the time being in force thereunder;

(d)	words importing one gender shall include the other genders, words importing persons shall include corporations, the singular shall include the plural and vice versa;

(e)	reference to any Minister includes the person for the time being holding the office or performing the duties of such Minister; and

(f)
where reference is made to the Consumer Price Index or C.P.I. such reference shall be to the Consumer Price Index for the City of Adelaide (All Groups) as published by the Australian Bureau of Statistics Catalogue No. 6401.0 (Base: 1966/67 = 100). If the said Bureau ceases at any time to publish the said Consumer Price Index, the Joint Venturers and the Minister shall confer and agree upon the adoption of another suitable index or standard.

(3)    The Schedules and annexures hereto form part of this Indenture. Should any inconsistency arise between a provision of a Schedule or an annexure hereto and a provision of the remainder of this Indenture

(other than another Schedule or annexure) the provision of the said remainder shall prevail.

2.    AMBIT OF INDENTURE

The scope and purpose of this Indenture is to provide comprehensively between the State and the relevant Joint Venturers for a proposed mining development and future mining developments in the Olympic Dam Area and the Selected Areas and for associated treatment, and transportation facilities and related infrastructure in connection therewith.

3.    INITIAL GOVERNMENT OBLIGATIONS

(1)    The Mines Minister shall cause the Government of the State as soon as practicable after the execution of this Indenture to introduce into and sponsor in the Parliament of the State a Bill in the form initialed by or on behalf of the parties for an Act to be intituled “The Roxby Downs (Indenture Ratification) Act, 1982” to, inter alia, approve and ratify this Indenture in all respects in the form executed by the parties hereto, to provide for carrying it into effect, authorizing, empowering and requiring the State, the Ministers of the State, all statutory bodies and authorities (including any local authority) and all Government instrumentalities to do all things necessary or expedient for the carrying out and of giving full effect to this Indenture, amending certain Acts of Parliament of the State and the said Government will endeavour to secure the passage of such Bill through the said Parliament and have it commence to operate as an Act prior to the 30th day of June 1982.

(2)    The State will ensure that until a Special Mining Lease has been granted pursuant to sub-clause (1) of Clause 19 or until the 31st day of December, 2005, which ever first occurs, each of Retention Lease No. 14, Exploration Licence No. 783, Extractive Minerals Lease No. 4895 and Miscellaneous Purposes Licences Nos. 12 and 13 will be renewed or extended (as the case may be) on the terms and conditions contained therein, (as varied, mutatis mutandis, so as to conform with Clauses 5 and 6), subject to compliance by the Joint Venturers’ with their obligations under Clauses 5 and 6.

(3)    Upon this Indenture coming into operation as herein provided the State shall after consultation with the Joint Venturers appoint a township development officer to advise the State and to liaise with the Joint Venturers in respect of the municipality and town to be constituted pursuant to Clause 23.

4.    CONDITION PRECEDENT

(1)    The provisions of this Indenture other than Clause 1, and subclauses (1) and (2) of Clause 3 and this Clause shall not come into operation until the Bill referred to in sub-clause (1) of Clause 3 has been passed by the Parliament of the State, has received the Governor’s assent and has commenced to operate as an Act either on the day the Governor’s assent was given or on some other day proclaimed to be the date upon which the Act shall come into operation.

(2)    If the Bill referred to in sub-clause (1) of Clause 3 is not passed by the Parliament of the State in the form initialed by or on behalf of the parties hereto or in such other terms as the parties to this Indenture may agree in writing (and any failure so to agree shall not be arbitrable) on or before the 30th day of June, 1982, so as to commence to operate as an Act prior to the 30th day of June 1982 or such later date as the parties hereto may have mutually agreed (and any failure so to agree shall not be arbitrable) this Indenture will then cease and determine in which event the provisions of sub-clause (8) of Clause 53 will mutatis mutandis apply and none of the parties hereto will have any claim against any other of them with respect to any matter or thing arising out of done performed or omitted to be done or performed under this Indenture.

5.    INITIAL OBLIGATIONS OF THE JOINT VENTURERS

(1)    The Olympic Dam Joint Venturers shall continue their field, engineering and office studies referred to in recital (b) and other studies and matters necessary to enable them to evaluate all aspects of development of the mineralisation within the Olympic Dam Area.

(2)    The Stuart Shelf Joint Venturers shall continue their activities of exploration for mineralisation in the Stuart Shelf Area with a view to the selection of up to ten (10) Selected Areas for further evaluation and if warranted for mining development in accordance with the conditions attaching to the relevant tenements.

(3)    Joint Venturers to Keep State Informed The relevant Joint Venturers shall as part of their reporting obligations under Exploration Licence Nos. 783 and 784, the Exploration Licence to be issued in consequence of Application for Exploration Licence No. 611 of 1980 and Retention Lease No. 14 keep the State informed as to the progress and results of their respective operations under sub-clauses (1) and (2) of this Clause.

(4)    Joint Venturers Co-operation with the State The Olympic Dam Joint Venturers shall co-operate with the State and consult with the representatives or officers of the State and its instrumentalities regarding the matters referred to in sub-clause (1) of this Clause.

6.    COMMITMENT TO INITIAL PROJECT

(1)(a)  The Joint Venturers shall use all reasonable efforts, to complete, by the 31st day of December, 1984, such detailed studies and evaluations of the nature referred to in recital (b) as in their opinion may be necessary or desirable to enable them, or any of them, then to undertake necessary final evaluations and negotiations with respect to finance and the sale of Product, prior to taking any decision to proceed with the Initial Project in accordance with this clause provided always that the obligation of the Joint Venturers to complete such detailed studies and evaluations by the 31st day of December, 1984, shall be subject to the availability of all relevant information to the Joint Venturers on terms or conditions acceptable to the Joint Venturers.

(b)  The Olympic Dam Joint Venturers undertake that during the calendar year 1982 they will spend not less than twenty million dollars in respect of the studies and evaluations referred to in recital (b) and during the period commencing on the 1st day of January 1982 and expiring on the 31st day of December 1984 or twelve months after the date upon which both State and Commonwealth approvals (on conditions, acceptable to the Olympic Dam Joint Venturers) to an Environmental Impact Statement in respect of the development of the mineralisation within the Olympic Dam Area are received by the Olympic Dam Joint Venturers, whichever is the later, will spend not less than a total of fifty million dollars in respect of the said studies and evaluations, provided however, that the expenditure obligations imposed upon the Olympic Dam Joint Venturers by this sub-clause shall be deemed to have been satisfied upon the giving of a Project Notice relating to the Olympic Dam Area.

(2)    As soon as the Joint Venturers consider it practicable, but before the 31st day of December, 1987, the Joint Venturers shall, subject to the terms of this Indenture (in particular, Clause 53), notify the Minister of their decision with respect to proceeding with the Initial Project and as appropriate, provide

(a)
details in respect of the mining, treatment, transport and shipment of Product and in respect of the treatment, transport and shipment of Non-minesite Materials and Non-minesite Product and provision for the necessary workforce and population as specified in sub-clause (3) of this Clause;

(b)	advice of their being satisfied that suitable arrangements can be made for the financing of the Initial Project;

(c)	advice of their readiness to embark upon and proceed to

implement	the Initial Project; and

(d)	particulars of the participating Joint Venturers in respect of the Initial Project and the percentage interest of each such Joint Venturer therein.

(3)  The details to be advised to the Minister pursuant to paragraph (a) of sub-clause (2) of this Clause are:

(a)
the mining and all stages of treatment of ore or all stages of treatment of Non-minesite Materials including the tonnages of ore to be mined and treated or the tonnages of Non-minesite Materials to be treated and the disposal of tailings;

(b)	streets and roads;

(c)	railways and/or spur lines, sidings and weighbridges;

(d)	facilities at ports in the State for the purposes of the Initial Project;

(e)	construction camp;

(f)	housing and town requirements (including site and conceptual layout) and including social, civic and engineering services;

(g)	water supply;

(h)	sewerage and effluent disposal;

(i)	electricity supply;

(j)	any fee simple estates, leases, licences or other tenures of land required from the State;

(k)	any other works, services or facilities desired by the Joint Venturers;

(l)	airport;

(m)	any significant aboriginal and historic sites and measures for their protection;

(n)	safety measures, including radiometric measures, for the workforce and associated population and for the transport storage and shipping of Product;

(o)	use of local professional services, labour and materials;

(p)	an environmental management programme as to measures to be taken in respect of the Joint Venturers’ operations in respect of the Initial Project for the protection and management of the environment;

(q)	the size and capacity of the treatment plant, the proposed construction programme, and the proposed extent of the mine; and

(r)	any other details which the Joint Venturers consider to be relevant.

(4)  The details furnished pursuant to sub-clause (3) of this Clause may be submitted separately and in any order as to the matter or matters mentioned in one or more of paragraphs (a) to (r) of subclause (3) of this Clause and may from time to time be varied or amended by the participating Joint Venturers.

(5)    Use of Existing Infrastructure The details furnished to the Minister pursuant to sub-clause (3) of this Clause may instead of providing for the construction of new facilities of the kind therein mentioned provide for the use by the participating Joint Venturers upon reasonable terms and conditions of any existing facilities of such kind.

(6)    The participating Joint Venturers shall co-operate with the State and when and where appropriate consult with the representatives or officers of the State and its instrumentalities regarding the matter or matters mentioned in one or more of paragraphs (a) to (r) of sub-clause (3) of this Clause.

7. APPROVALS

(1)    Notwithstanding any provision of any Act, regulation, by-law or rule of law to the contrary, but subject always to the provisions of the ratifying Act and sub-clause (2) of Clause 23, whenever the Joint Venturers or any of them are, or an associated company is, required to obtain any permit, consent approval, authorization or permission of any kind whatsoever whether from the State or its instrumentalities or any statutory authority or any local government authority to enable them to discharge their obligations under this Indenture or to proceed with the implementation of the Initial or any Subsequent Project the application for such permit, consent, approval, authorization or permission may in the discretion of the relevant Joint Venturers be made to the Minister.

(2)  Every application pursuant to sub-clause (1) of this Clause shall be in the form and shall provide the information and details required by the Act, regulation or by-law applicable to such application and on receipt thereof the Minister shall

(a)	approve the said application without qualification or reservation; or

(b)
require as a condition of the giving of his approval to the said application that the applicant comply with such conditions in respect thereof as he (having regard to the circumstances including the overall development of the relevant Project, the use by others as well as the applicant (or as the case may be, the Joint Venturers or any of them) of all or any of the facilities to be provided and the factors which would normally be taken into account in respect of such an application) thinks reasonable and in such a case the Minister shall disclose his reasons for such conditions; or

(c)
refuse the application (having regard to the circumstances including the overall development of the relevant Project, the use by others as well as the applicant (or as the case may be, the Joint Venturers or any of them) of all or any of the facilities to be provided and the factors which would normally be taken into account in respect of such an application) and in such a case the Minister shall disclose his reasons for such refusal.

(3)  The Minister shall

(a)
where details in respect of the subject matter of an application have previously been supplied to him pursuant to sub-clause (2) or (4) of Clause 6 and the application is substantially in accordance with such details, within two months of the receipt of such application; or

(b)	in any other case, within four months of the receipt of an application, give notice to the applicant of his decision in respect of the application.

(4)  Consultation with Minister If the decision of the Minister is as mentioned in paragraph (b) or (c) of sub-clause (2) of this Clause the Minister shall afford the applicant full opportunity to consult with him and should it so desire to submit new or revised applications either generally or in respect to some particular matter and the provisions of this clause shall apply to any such new or revised application.

(5)  The Joint Venturers may, pursuant to sub-clause (1) of this Clause, seek any number of approvals, permits, consents authorizations or permissions (whether under one Act or any number of Acts) at any one time or as part of one application, and the Minister may deal therewith in accordance with the provisions of this Clause.

(6)  Minister’s Decision Subject to Arbitration If in respect of any application made pursuant to sub-clause (1) of this Clause

(a)	the decision of the Minister is as mentioned in paragraph (b) of sub-clause (2) of this Clause and the applicant considers that any condition is unreasonable; or

(b)	the decision of the Minister is as mentioned in paragraph (c) of sub-clause (2) of this Clause and the applicant considers

that	such decision is unreasonable; or

(c) the	Minister fails to give notice to the applicant of his decision within the time specified in sub-clause (3) of this Clause the applicant, within two months of receipt of the notice mentioned in sub-clause (3) of this Clause or (as the case may be) of the expiration of the time specified in the said sub-clause (3), may refer

(i)   the reasonableness of the condition; or

(ii)   the reasonableness of the refusal; or

(iii)  the application for the approval in question as the case may be to arbitration in the manner provided in Clause 49.

8. IMPLEMENTATION OF INITIAL PROJECT

The participating Joint Venturers shall upon a Project Notice being given in respect of the Initial Project implement or cause to be implemented the Initial Project with all reasonable diligence in accordance with the terms of this Indenture.

9. SUBSEQUENT PROJECTS

(1) Obligations in respect of Subsequent Projects Unless otherwise expressly provided herein the obligations of the parties hereto, or any of them in respect of the provision of, or payment for the provision of, infrastructure, facilities and services is limited to the infrastructure, facilities and services appropriate to that required for production at the minesite of 350 000 tonnes per year of contained copper in saleable Product, saleable Non-minesite Product and associated by-products and in the event that production at the minesite is planned to exceed that tonnage the Joint Venturers and the Minister shall negotiate in good faith as to the provision of and payment for further infrastructure, facilities and services (including any payment of the nature referred to in sub-clause (4) of Clause 29). A failure to agree in respect thereof shall not be arbitrable. It is the primary intention of the parties that the provision of, or payment for the provision of, infrastructure, facilities and services appropriate to the said production of 350 000 tonnes per year of contained copper in saleable Product, saleable Non-minesite Product and associated by-products will be related to the Initial Project and (if appropriate) any Subsequent Project which constitutes a material expansion or other material variation of the Initial Project but it is nevertheless recognized by the parties that a portion of such provision or payment may relate to a Subsequent Project which does not constitute such an expansion or variation to the Initial Project.

(2) If the Joint Venturers or any of them at any time during the continuance of this Indenture desire to proceed with and implement a Subsequent Project they shall give notice of such desire to the Minister and within 2 months thereafter shall submit to the Minister details in respect of all matters covered by such notice and such of the other matters mentioned in paragraphs (a) to (r) of sub-clause (3) of Clause 6 as the Minister and the Joint Venturers may agree. The provisions of Clauses 6 (other than the time limit specified therein), 7, 8 and 10 where applicable shall mutatis mutandis apply to such Subsequent Project.

10. COMPLIANCE WITH CODES

(1) Notwithstanding any other provision of this Indenture, in relation to the Initial Project or any Subsequent Project, the relevant Joint Venturers shall observe and comply with the undermentioned codes, standards or recommendations and any amendments thereof or any codes, standards or recommendations substituted therefor

(a)	“Code of Practice on Radiation Protection in the Mining and Milling of Radioactive Ores, 1987”, published for the Commonwealth Department of the Arts, Sport, the Environment,

Tourism and Territories in 1987 by the Australian Government Publishing Service (International Standard Book Number I.S.B.N. 0644 07101 X).

(b)
“Code of Practice for the Safe Transport of Radioactive Substances, 1990,” published for the Department for the Arts, Sport, the Environment, Tourism and Territories by the Australian Government Publishing Service (International Standard Book Number I.S.B.N. 0 644 1186 1).

(c)
“Code of Practice on the Management of Radioactive Wastes from the Mining and Milling of Radioactive Ores, 1982”, published for the Department of Home Affairs and Environment, by the Australian Government Publishing Service (International Standard Book Number I.S.B.N. 0 644 02066 0).

(d)	Codes based on scientific studies and scientific assessment presently issued or to be issued from time to time by the National Health and Medical Research Council of Australia.

(e)	Codes or recommendations presently issued or to be issued from time to time by the International Commission on Radiological Protection or the International Atomic Energy Agency.

(2)  Notwithstanding the provisions of sub-clause (1) of this Clause, the relevant Joint Venturers shall, at all times, use their best endeavours to ensure that the radiation exposure of employees and the public shall be kept to levels that are in accordance with the principles of the system of dose limitation as recommended by the International Commission on Radiological Protection (publication number 26 of 1977) as varied or substituted from time to time.

(3)  Where, by or under an Act of the Parliament of the State or Commonwealth provision is made in respect of a matter contained in a code, standard or recommendation described in sub-clause (1) of this Clause, the relevant Joint Venturers shall comply with that provision.

(4)  The State shall not, in relation to the Initial Project or any Subsequent Project, seek to impose on the Joint Venturers or any of them or an associated company any standard relating to the mining, treatment, processing, handling, transporting or storage of radioactive ores, residues, effluents, wastes, tailings, concentrates or Product which is more stringent than the most stringent standards contained in any of the codes, standards or recommendations referred to in sub-clause (1) of this Clause.

11. PROTECTION AND MANAGEMENT OF THE ENVIRONMENT

(1) Within a reasonable time after giving a Project Notice in respect of the Initial Project or any Subsequent Project and at three yearly intervals thereafter the participating Joint Venturers shall submit to the Minister a three year programme for the protection, management and rehabilitation (if appropriate) of the environment in respect of that Project including arrangements with respect to monitoring and the study of sample areas to ascertain the effectiveness of such programme.

(2)  On receipt of any programme submitted to him pursuant to subclause (1) of this Clause the Minister shall

(a) approve the said programme without qualification or reservation; or

(b) approve the said programme subject to such conditions in respect thereof or such variations thereto as he thinks reasonable; or

(c) refuse to approve the said programme.

(3)  The Minister shall within two months of receipt of a programme submitted to him pursuant to sub-clause (1) of this Clause give notice to the relevant Joint Venturers of his decision in respect thereof. If the decision of the Minister is as mentioned in paragraph (b) or (c) of sub-clause (2) of this Clause the Minister shall disclose to such Joint Venturers his reasons for his decision.

(4)  The provisions of sub-clauses (4) and (6) of Clause 7 shall mutatis mutandis apply to any decision of the Minister in the terms of paragraphs (b) or (c) of sub-clause (2) of this Clause.

(5)  The relevant Joint Venturers shall implement the programme when approved or determined by arbitration in accordance with the terms (including any conditions) thereof.

(6)  The relevant Joint Venturers shall

(a)  provide all relevant raw data to the Minister;

(b)  at yearly intervals, commencing from the date when the programme is approved, submit an interim report to the Minister concerning such programme; and

(c)  at the expiration of three years from the date the programme is approved submit a detailed report to the Minister concerning such programme during the previous three years.

(7)  In the event of a sudden and unexpected material detriment to the environment occurring as a result of the Joint Venturers’ operations, the relevant Joint Venturers as soon as reasonably practicable shall submit to the Minister a programme for the mitigation of such detriment and the provisions of sub-clauses (2) to (6)  inclusive of this Clause shall apply to any such programme.

(8)  For the purposes of the Noise Control Act 1976-1977, the area of the Initial Project or any Subsequent Project shall be described as predominantly industrial.

(9)  Notwithstanding the provisions of this Clause, the State acknowledges that the Joint Venturers, in assessing the economic feasibility of the Initial Project or any Subsequent Project, will have regard to the laws, regulations or standards (other than those referred to in Clause 10) relative to the environment existing at the time at which the relevant Project Notice is given. Should there occur during the currency of this Indenture any changes to any such laws, regulations or standards of or applied by the State the result of which is to impose substantial additional costs upon the Joint Venturers or any of them the State shall, upon request of the relevant Joint Venturers give due consideration to ameliorating the adverse effects of such costs.

12.    USE OF LOCAL PROFESSIONAL SERVICES, LABOUR AND MATERIALS

(1)  The Joint Venturers shall for the purposes of this Indenture as far as it is reasonable and economically practicable

(a)	use the services of engineers, surveyors, architects and other professional consultants resident and available within the State;

(b)	use labour available within the State;

(c)
when calling for tenders and letting contracts for works materials plant equipment and supplies ensure that South Australian suppliers manufacturers and contractors are given reasonable opportunity to tender or quote; and

(d)
give proper consideration and where possible preference to South Australian suppliers manufacturers and contractors when letting contracts or placing orders for works materials plant equipment and supplies where price quality delivery and service are equal to or better than that obtainable elsewhere.

(2)  The State continues to support the availability of analytical, process research and development and other scientific and technical services in South Australia and the Joint Venturers, in accordance with the provisions of sub-clause (1) of this Clause, will give reasonable consideration to the use of such services for the purposes of this Indenture.

(3)  In providing the support referred to in sub-clause (2) of this Clause the State is establishing Technology Park Adelaide adjacent to The Levels Campus of the South Australian Institute of Technology as a

centre for research and development in relevant fields and for high technology/science based industry and the Joint Venturers, in accordance with the provisions of sub-clause (1) of this Clause, will give reasonable consideration to use of this Park as a site for research and development activities for the purposes of this Indenture.

(4)  Nothing in this Clause shall require the Joint Venturers or any of them or an associated company to act upon other than commercial considerations.

(5)  The Joint Venturers shall from time to time during the currency of this Indenture when requested by the Minister submit a report concerning their implementation of the provisions of sub-clauses (1), (2) and (3) of this Clause.

13.    JOINT VENTURERS’ WATER REQUIREMENTS

(1)  The Joint Venturers shall commencing on the 1st day of January 1983 and at yearly intervals thereafter provide the Minister with a ten year schedule of their best estimates of the annual average daily water requirements for the forthcoming ten years in respect of

(a)  potable water; and

(b)  non-potable water in each case for both

(c)  the minesite; and

(d)  the townsite and the actual or expected sources of supply for such water.

(2)  Potable Water The participating Joint Venturers for the Initial Project shall construct adequate potable water storage facilities for the town at a location and of a capacity to be agreed with the State (which storage facilities are in this Clause 13 referred to as “the Storage Facilities”). The Storage Facilities shall be and remain the property of the relevant Joint Venturers and in accordance with subclause (23) of this Clause may be constructed in several stages.

(3)  The Joint Venturers or any of them shall have the right (to be exercised in their sole discretion) to construct a pipeline and appurtenant works from Port Augusta to Olympic Dam (which pipeline and works is in this Clause 13 referred to as “the Pipeline”) capable of delivering to Olympic Dam a sufficient supply of potable water to satisfy that portion of the mine and town water requirements in respect of potable water appropriate to a level of production at the minesite of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated by-products which may not be provided from some other source. The timing of the construction of the Pipeline shall be at the discretion of the Joint Venturers and the route thereof shall be subject to generally applicable environmental procedures and approvals.

(4)  If the Joint Venturers or any of them construct the Pipeline pursuant to sub-clause (3) of this Clause the State will make available to the relevant Joint Venturers at Port Augusta 9 000 kilolitres of potable water per day. If on the 31st day of December 1993 (or such other date as the Joint Venturers and the Minister may agree and any failure to agree shall not be arbitrable) the Joint Venturers or any of them are not utilising the said supply of potable water at an annual average rate of 9 000 kilolitres per day and there is a reasonable expectation that the whole of such supply will not be so utilised, the State may make available the unused part (or the expected unused part) of such water to other consumers.

(4A)(a)(i)     Paragraph (c) of this subclause (4A) shall operate subject to and only impose or create obligations on the State or the South Australian Water Corporation in the following manner:

(1)  to the extent that paragraph (c) is not unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the Competition Policy Reform (South Australia) Act, 1996, the Competition Code or any other law or regulation, howsoever applying or in force pursuant thereto or otherwise, in relation to the establishment, implementation, operation or enforcement of national competition policy as envisaged by that legislation or the Conduct Code Agreement referred to in the Competition Policy Reform (South Australia) Act, 1996, irrespective of when any such law or regulation is enacted; and

(2)     the obligations in paragraph (c) shall not exist or have any force or effect if the State’s or the South Australian Water Corporation’s agreement to this subclause prevents, reduces, delays or adversely affects or derogates from the Commonwealth’s obligations to make any payment to the State or the State’s rights to receive any such payments in relation to the establishment, implementation or operation of national competition policy pursuant to the Agreement to Implement the National Competition Policy and Related Reforms dated 11 April 1995 made between the Commonwealth and each of the States and Territories, to any other agreement amending or replacing that Agreement or to any law or regulation applicable to any such payment enacted or promulgated respectively after the date of that Agreement.

(b)     If any of the provisions of paragraph (c) of this subclause (4A) is unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the provisions of any law or regulation referred to in subparagraph (a)(i)(1) above, then the obligations paragraph (c) shall not exist or create or impose obligations on the State or the South Australia Water Corporation to the extent that the existence or performance of such provisions would have any such relevant effect or consequence.

(c)     Subject to subparagraphs (a) and (b), if and only if the following events occur:

(i)	the Joint Venturers or any of them construct the Pipeline;

(ii)	the Joint Venturers or any of them is granted, obtains or otherwise acquires licences for the taking of water from the River Murray;

(iii)
the relevant Joint Venturers have given the State, at any time before, during or after construction of the Pipeline, not less than four (4) years’ written notice either that they require the State to make potable water available to them at Port Augusta or that they require the State to reserve pipeline capacity in the Morgan-Whyalla pipeline system for that purpose; and

(iv)	the relevant Joint Venturers’ said written notice specifies the date on which they require the State actually to make available to them potable water at Port Augusta,

then the following provisions shall apply:

(v)
Subject to subparagraphs (vi) and (ix), the South Australian Water Corporation shall make available to the relevant Joint Venturers at Port Augusta the lesser of either 9 000 kilolitres of potable water per day or of the volume of water per day equivalent to the volume of water from the River Murray made available at Morgan to the South Australian Water Corporation by the relevant Joint Venturers from time to time pursuant to the licences referred to in subparagraph (ii) above by the date agreed between the parties, or in the absence of any such agreement, then the last to occur of the following dates:

(1)	the date specified in the relevant Joint Venturers’ said notice;

(2)	the fourth anniversary of the date of the relevant Joint Venturers’ said notice; or

(3)	the second anniversary of the date of any agreement entered into pursuant to subparagraph (vi).

(vi)
The South Australian Water Corporation’s obligation to make available to the relevant Joint Venturers potable water at Port Augusta pursuant to this subclause (4A) shall be subject to and conditional upon the South Australian Water Corporation entering into a detailed agreement on the basis specified in subparagraph (vii) and on terms and conditions not materially less favourable than similar agreements entered into by the South Australian Water Corporation on an arm’s length basis for the delivery of water taken from or through the Morgan-Whyalla pipeline system, including, without limitation, in relation to the following matters:

(1)	the treatment, pumping, storage, distribution and continuity of supply of any such water;

(2)	the plant, equipment, facilities, services or other infrastructure required for any such delivery;

(3)	the obligations to construct, and to pay for the construction, of any such plant, equipment, facilities or other infrastructure; and

(4)
the costs or charges payable by the relevant Joint Venturers to the South Australian Water Corporation for any such delivery including, without limitation, in relation to any of the foregoing specified matters.

(vii)	The agreement referred to in subparagraph (vi) shall be entered into on the following basis:

(1)
there be no subsidy provided (either directly or indirectly) by either the State, the South Australian Water Corporation or other consumers with respect to the delivery of the said potable water to the Joint Venturers;

(2)
the Joint Venturers shall pay the actual cost incurred by the South Australian Water Corporation in delivering the said potable water to them, and shall not be required to subsidize the said delivery by the South Australian Water Corporation;

(3)
the actual cost incurred by the South Australian Water Corporation delivering the said potable water will be calculated on a total system basis for the Morgan-Whyalla Pipeline System with appropriate allocation of costs (or on such other basis as the parties may agree) having regard to (but not limited to):

–	the degree to which relevant costs (if any) are borne by the Joint Venturers;

–
statutory contributions, rates, taxes, levies and other charges payable by the South Australian Water Corporation to the State or any local government or statutory authority on a non-discriminatory basis; and

–	the need for the South Australian Water Corporation to service borrowings, to make reasonable provision for depreciation and replacement of plant and any return on capital invested.

(viii)
The terms of the said agreement shall permit the South Australian Water Corporation, at any time during the term of the said agreement, to increase the charges to the Joint Venturers in accordance with the following principles:

(1)
the charges shall be increased only as part of and at the same time as the South Australian Water Corporation reviews and increases the charges to other customers to whom the South Australian Water Corporation supplies or delivers potable water originating from or through the Morgan-Whyalla pipeline system;

(2)
the rate of increase of the charges shall not exceed the overall rate of increase of all other such charges of the South Australian Water Corporation on other consumers of water supplied or delivered by the Morgan-Whyalla Pipeline System; and

(3)
the terms of the agreement shall provide that if the Joint Venturers do not accept the charges as increased by the South Australian Water Corporation, then the reviewed charges shall be determined by an independent expert appointed pursuant to this Indenture. The independent expert shall have regard to the principles in subparagraph (vii) in making a determination. Until any determination is made by the independent expert, the charges so determined by the South Australian Water Corporation shall continue to apply, and following such determination, the charges determined by the independent expert shall apply from the beginning of the period when the South Australian Water Corporation increased the charges.

(ix)
The South Australian Water Corporation’s obligation to make available to the relevant Joint Venturers potable water at Port Augusta pursuant to this subclause (4A) shall be subject to and conditional upon the Pipeline being constructed and operational.

(x)
If the South Australian Water Corporation and the relevant Joint Venturers are unable to agree on the charges payable by the relevant Joint Venturers pursuant to the said agreement within 180 days, then the matter shall be referred to an independent expert for determination pursuant to this Indenture. The independent expert shall have regard to the principles specified in subparagraph (vii) in making a determination of the charges payable by the relevant Joint Venturers pursuant to the said agreement.

(xi)	The parties shall act reasonably and in good faith in negotiating any agreement referred to in subparagraph (vi).

(xii)
The State guarantees compliance by the South Australian Water Corporation with the provisions of this subclause 13(4A) as apply to the South Australian Water Corporation and with such of the provisions of any detailed agreement entered into pursuant to subparagraph (vi) relating or incidental to the supply of potable water by the South Australian Water Corporation including any amendments to or substitutions for any such detailed agreement which have the prior approval of the Minister.

(d)	If one of the following provisions apply:

(i)	the relevant Joint Venturers have requested the South Australian Water Corporation to reserve pipeline capacity pursuant to paragraph (c); or

(ii)	the relevant Joint Venturers have requested the South

Australian Water Corporation to make available to them potable water pursuant to paragraph (c) and the relevant Joint Venturers do not accept or take delivery of that potable water by the date specified in paragraph (c), then the Joint Venturers shall pay to the South Australian Water Corporation an annual reservation charge for the reservation of pipeline capacity, the amount of which is to be determined on the following basis:

(iii)
the costs incurred by the South Australian Water Corporation to construct or install additional capital works, plant, equipment or other infrastructure as a consequence either of its reservation of that pipeline capacity for so long as any such reservation occurs or of it being in a position to make available the relevant volume of water to the relevant Joint Venturers in accordance with any such agreement for so long as any such failure to accept or take such water continues; and

(iv)	the period either for which any such reservation has been requested or for which any such failure to accept or take such water is likely to continue (as the case may be).

(e)
The annual reservation charge shall be payable on and from either the date on which any such reservation commences or the date on which any such failure commences (as the case may be). The Joint Venturers shall pay the said annual reservation charge to the South Australian Water Corporation within thirty (30) days of the South Australian Water Corporation serving on the Joint Venturers a notice requesting the payment of the said reservation charge together with an accompanying statement setting out the manner in which the amount of the said reservation charge the subject of the notice has been determined.

(f)
If the relevant Joint Venturers do not accept the annual reservation charge as determined by the South Australian Water Corporation within 30 days, then the amount of the annual reservation charge shall be referred to an independent expert for determination pursuant to this Indenture. The independent expert shall have regard to the costs incurred by the South Australian Water Corporation referred to in subparagraph (d)(iii) and the period specified in subparagraph (d)(iv) in making a determination. Until any determination is made by the independent expert, the annual reservation charge as determined by the South Australian Water Corporation shall continue to apply, and following such determination, the annual reservation charges determined by the independent expert shall apply on and from the date on which the annual reservation charge is payable pursuant to paragraph (d).

(5)    The supply of water through the Pipeline to the relevant Joint Venturers shall be metered at the delivery point to the relevant Joint Venturers, which shall be the point at which the Pipeline connects with the State’s water supply facilities at Port Augusta. The metering equipment shall be owned, installed and maintained by the State at its cost and shall have the best commercially available accuracy of recording being not less than that required under the Waterworks Act. The accuracy of such equipment shall be tested by the State at appropriate intervals agreeable to the State and the relevant Joint Venturers, but not less frequently than once every twenty-four months.

(6)    If the Pipeline is constructed by the Joint Venturers or any of them such pipeline shall be and remain the property of the relevant Joint Venturers who shall, at their cost, operate and maintain the same. The relevant Joint Venturers may enter into contracts with a third party (including the State) for the performance of their obligations under this sub-clause.

(7)    Underground Water Search    The Joint Venturers or any of them may, in accordance with the provisions of any relevant Act and following consultation with the State, search for underground water within and without the Olympic Dam Area. Where appropriate, in the opinion of the Joint Venturers, they shall engage experienced groundwater consultants. The relevant Joint Venturers shall furnish to the Minister details of the results of any investigations and copies of any reports of such consultants as they become available.

(8)    Grant of Licence to Draw Underground Water    If the investigations referred to in sub-clause (7) of this Clause prove the availability of any underground water source or sources which can be drawn on by the relevant Joint Venturers for the purposes of their operations, and following

A.	agreement by the relevant Joint Venturers or an associated company and the Minister of Water Resources of the dimensions and locations of the wellfield or wellfields hereinafter mentioned, and

B. (i)
designation, in accordance with the following procedures, of an area (hereinafter referred to as the “designated area”) in which designated area the said wellfield or wellfields are intended to be located for the purposes of this Indenture.

(ii)
the designated area shall be that area from which it is reasonably expected that the abstraction of water therefrom by the relevant Joint Venturers or an associated company for the thirty year period next ensuing will not reduce the potentiometric pressure by more than five metres (or such other pressure reduction as may be agreed between the relevant Joint Venturers or an associated company and the Minister of Water Resources) at the boundary of the designated area.

(iii)	the relevant Joint Venturers or an associated company shall advise the Minister of Water Resources of the area they propose should constitute the designated area.

(iv)
when notifying the Minister of Water Resources of the area they propose should constitute the designated area, the relevant Joint Venturers or an associated company shall supply to the Minister of Water Resources such data as is necessary to enable the Minister of Water Resources to determine whether the extent, location and boundaries of such proposed designated area are appropriate.

(v)
the Minister of Water Resources and the relevant Joint Venturers or an associated company shall liaise with a view to agreeing the extent, location and boundaries of the designated area. If agreement thereon cannot be reached, the matter shall be referred to arbitration pursuant to Clause 49.

the State shall, subject to the provisions of sub-clause (13) of this Clause and if so requested by the Joint Venturers, grant to them or to such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister (and when and where appropriate shall grant renewals thereof) a Special Water Licence or Special Water Licences for an initial period commencing with effect from the date of the application therefor, and (if appropriate), terminating on the commencement of a Special Mining Lease and thereafter for a period conterminous with the period of a Special Mining Lease as nominated by the relevant Joint Venturers to the Minister (or for such lesser period as the relevant Joint Venturers may specify) exclusively and irrevocably to develop and draw subject only to the provisions of sub-clause (16) of this Clause and this sub-

clause, free of charge underground water (both potable and non-potable) to satisfy, in whole or in part, the mine water requirements and the base quantity of water (as that term is defined in sub-clause (21) of this Clause) from wells situated in a wellfield or wellfields subject to the following conditions:

(a)
the relevant Joint Venturers will design, install and maintain in good working order, and collect data from, an appropriate monitoring system approved by the State. The monitoring system (which shall include such monitoring wells as are necessary) will have for its purpose the collection of adequate data for the management of the use of the underground water resources and will allow for the collection of the following data:

(i)	Total water quantities withdrawn from any wellfield on both an individual well and wellfield basis. Abstraction shall be added to the record on a monthly basis.

(ii)	Water pressures and levels in all monitoring and production wells, and at the boundary of the area designated pursuant to placitum (v) of paragraph B of this sub-clause (8).

(iii)	Water qualities in all monitoring and production wells on a quarterly basis.

The data base shall be adequate for the purpose of allowing periodic assessment of the water supply position and the response of the aquifers to water production for use in connection with the Joint Venturers’ operations.

(b)	the relevant Joint Venturers shall cause an annual report to be prepared by a competent hydrologist or hydrogeologist and submitted to the State. The purpose of the report will be to:

(i)	Define aquifer response to water production for use in connection with the Joint Venturers’ operations during the review period;

(ii)	Define the resource’s ability to maintain the supply for use in connection with the Joint Venturers’ operations;

(iii)	Define a strategy for future water production and management in connection with the Joint Venturers’ operations; and

(iv)	Define the need for further exploration for, development of, or use of, additional water sources by the Joint Venturers for their operations.

(c) (i)
If, after considering the data collected and supplied to him pursuant to paragraphs (a) and (b) of this sub-clause (8), the Minister of Water Resources is of the opinion that the extent or boundaries of the designated area should be varied, he shall liaise with the relevant Joint Venturers with a view to agreeing upon such variation. If agreement thereon cannot be reached, the matter may be referred to arbitration pursuant to Clause 49. If the designated area is varied pursuant to this paragraph, the Special Water Licence shall be amended accordingly.

(ii)
If the Minister of Water Resources has reason to believe that the continued abstraction of water by the Joint Venturers from the designated area will be detrimental to the water resource or that there is a reasonable possibility of a complete or partial failure of the water supply therefrom, he may issue to the relevant Joint Venturers a notice requiring them to restrict the abstraction of water from the designated area to the limit set out in the notice, or, if appropriate, to establish another wellfield and designated area.

(iii)	If the Joint Venturers dispute the terms of the notice issued pursuant to placitum (ii) of paragraph (c) above they may refer the matter to arbitration pursuant to Clause 49, and they shall comply with the terms of the notice as issued by the Minister of Water Resources or (if applicable) determined by the arbitrator.

(iv)
Notwithstanding the provisions of this sub-clause (8), the Minister of Water Resources may, if he is of the opinion that an emergency situation exists, give not less that ninety-six hours notice to the Joint Venturers requiring them to limit the amount of water which may be taken from a wellfield or designated area at any one time or from time to time to the maximum which such wellfield or designated area is hydrologically capable of safely supplying.

(9)    Should the Minister at any time pursuant to the provisions of subclause (8) of this Clause limit the amount of water to be taken from any wellfield or if otherwise that portion of the mine water requirements and of the base quantity (as that term is defined in subclause (21) of this Clause) which is being supplied from a wellfield in respect of which a Special Water Licence has been granted pursuant to sub-clause (8) of this Clause cannot continue to be met from such wellfield on a continuous basis the relevant Joint Venturers may, in the terms of sub-clause (7) of this Clause, following consultation with the State, search for new or additional underground water sources with a view to restoring or ensuring the full quantity of the mine water requirements and (subject to sub-clause (23) of this Clause) the base quantity (as that term is defined in sub-clause (21) of this Clause). The State shall, following agreement of the dimensions and locations of the relevant wellfield or wellfields and agreement or determination of the relevant designated area as provided in paragraphs A. and B. of sub-clause (8) respectively and subject to the provisions of sub-clause (13) of this Clause, grant to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister (and when and where appropriate shall grant renewals thereof) a Special Water Licence or Licences for an initial period commencing with effect from the date of the application therefor, and (if appropriate), terminating on the commencement of a Special Mining Lease and thereafter for a period conterminous with the period of a Special Mining Lease as nominated by the relevant Joint Venturers to the Minister, exclusively and irrevocably subject to the provisions of sub-clauses (8), (13) and (16) of this Clause to develop and draw from a wellfield or wellfields within any such new or additional underground water sources water to satisfy in whole or in part that portion of the mine water requirements and the base quantity (as that term is defined in sub-clause (21) of this Clause) which cannot be met from any wellfield or wellfields as aforesaid. Pending the establishment of new or additional water sources and the granting of a Special Water Licence or Licences in respect thereof the State shall negotiate with the relevant Joint Venturers in good faith regarding supply to the relevant Joint Venturers of sufficient water (if available) to meet that portion of the mine water requirements and of the base quantity (as that term is defined in sub-clause (21) of this Clause) which cannot be met as aforesaid.

(10)    Surface Water Investigations    The Joint Venturers or any of them may, in accordance with the provisions of any Act or law and following consultation with the State, investigate the potential for the development and utilisation of surface run off water from sources within and without the Olympic Dam Area and may, subject to concluding any necessary arrangements with relevant occupiers and other persons having existing rights in respect thereof, develop, utilise, draw water and recharge underground water sources from such sources for the purposes of their operations.

(11)    Re-cycled Water    The relevant Joint Venturers shall to the extent that it is reasonably practicable and economically feasible for them to do so design, construct and operate their plant and works in the conduct of their operations in such a manner as to re-cycle as much water as possible.

(12)    Charges    The State shall not impose on the Joint Venturers or any of them or on any associated company any charge in respect of the development of or use of any water from any of the water sources or wellfields referred to in sub-clauses (7), (8), (9), (10) and (11) of this Clause.

(13)    Third Party Use

(a) (i)
In association with the granting of any Special Water Licence or Licences by the State in respect of any wellfield pursuant to the provisions of sub-clause (8) or (9) of this Clause, the relevant Joint Venturers shall conduct a survey of existing users of the resource within the designated area in which they intend to locate a wellfield. The said survey shall determine and record, as accurately as is reasonably practicable, the annual water usage of such existing users, the location and depth of their wells, the quality and flow rate of the water obtained and (if the well be sub-artesian) the depth of the water in the well. The relevant Joint Venturers shall provide a copy of the survey to the Minister of Water Resources.

(ii)
The existing users within the designated area (and their successors in title or occupancy) shall continue to have the right to use water from that resource for the proper development or management of the existing use of the lands occupied by such a user unless the State and relevant Joint Venturers agree that such continued use will affect the mine water requirements and the base quantity (as that term is defined in sub-clause (21) of this Clause) in which case the right of such existing users will only be restricted or terminated by the State if the relevant Joint Venturers make alternative supplies available to those users or agree with such users on an appropriate level of compensation to be paid to such users, and such compensation is paid accordingly, or make such other arrangements with such users as may be agreed.

(d)
The State may, after first ensuring that the mine water requirements and the base quantity (as that term is defined in sub-clause (21) of this Clause) will be met on a continuous basis and after having due regard to the hydrological adequacy of the applicable underground water source, upon not less than 3 months prior notice to the relevant Joint Venturers specifying the identity of the third party (which may in this paragraph (b) include the State but not an existing user (including where applicable the State) requiring water for the proper development and management of the existing use of the lands occupied by such a user) and the estimated maximum daily and total quantity of water to be drawn by that third party and the period over which such drawing is to occur, grant to a third party rights to draw water or itself draw underground water from a designated area in respect of which those Joint Venturers or any of them or an associated company are the holders of a Special Water Licence, provided however that

(i)	Where the Joint Venturers or any of them or any associated company draws water from a wellfield or wellfields within a designated area the State shall ensure that it is a condition of any grant to any third party (other than an existing user requiring water for the proper development and management of the existing use of the lands occupied by such a user) that in the event that the capacity of that designated area is unduly reduced, such reduction shall be borne by any third party and not by the relevant Joint Venturers or any associated company;

(ii)
This sub-clause (13) shall apply only to the rights to draw water from a particular water source and not to the use by a third party of any plant, equipment, facility or infrastructure supplied or installed by the Joint Venturers or any of them or an associated company for the purpose of drawing water from such source it being agreed that any such use and the terms thereof shall be a matter for separate and private negotiation between the relevant Joint Venturers or associated company and the third party.

(14)    The State shall ensure that no rights to prospect for or mine or extract minerals petroleum or other substances are hereafter granted over any designated area from which the Joint Venturers or any of them or an associated company are drawing water or have the right to draw water hereunder or from which water is from time to time supplied to the Joint Venturers or any of them or an associated company hereunder if such a grant will or may reasonably be expected to result in the detrimental contamination of water or detrimentally reduce the quality or quantity of the water which the relevant Joint Venturers or an associated company are able or permitted to draw therefrom.

(15)    The relevant Joint Venturers shall, to the extent that it is reasonably practical and economical for them to do so, design, construct and operate or cause to be designed, constructed and operated all plant so as to ensure the most efficient use of all water sources including the use of brackish or saline water.

(16)    Except as otherwise provided herein, the relevant Joint Venturers shall provide at no cost to the State, all necessary bores, valves, pipelines, meters, tanks, reservoirs, treatment plants, power supply, access roads, equipment and appurtenances necessary to draw, transport, use and dispose of water drawn from any sources licensed to or for the benefit of or any sources which may be used by the Joint Venturers or any of them or an associated company under this Clause.

(17)    The Joint Venturers or any of them or an associated company shall have the right to construct, operate and maintain such water (both potable and non-potable) supply, storage and distribution facilities as may be necessary for the conduct of their operations and, at the request of the relevant Joint Venturers, the State in respect of any land owned by it or resumed pursuant to Clause 31 shall grant to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister (or procure the grant of) or assist the relevant Joint Venturers or associated company to obtain at no cost to them other than as provided in Clause 31 such fee simple estates in land and leases, licences, easements and rights free of any liens charges or encumbrances which the relevant Joint Venturers may reasonably require for the exercise of the Joint Venturers’ rights and obligations under this clause.

(18)    Water Charges

(a)
The relevant Joint Venturers or an associated company shall pay to the State quarterly in arrears in respect of water supplied pursuant to sub-clause (4) of this Clause a unit rate to be determined from time to time in accordance with the provisions of this sub-clause.

(b)	The unit rate referred to in paragraph (a) of this sub-clause shall be:

(i)	in respect of the twelve month period commencing on the first day of July, 1981, the sum of 32 cents per kilolitre; and

(ii)	in respect of any twelve month period commencing on the first day of July thereafter, calculated in accordance with the following formula:

R	=	32	X2
X1
Where

R =	the unit rate payable expressed in cents per kilolitre;

X2 =
the total revenue received by the State in the twelve month period immediately preceding the twelve month period in respect of which the calculation is being made in respect of potable water supplied by the State in South Australia divided by the total amount of such water so supplied during such twelve month period as set out in the report of the Auditor-General under the heading “Metropolitan and Country Waterworks”;

X1 =
the total revenue received by the State in the twelve month period ended 30th day of June 1981 in respect of potable water supplied by the State in South Australia divided by the total amount of such water so supplied during such twelve month period as set out in the report of the Auditor-General under the heading “Metropolitan and Country Waterworks”.

(19)    Subject to the provisions of this Indenture (and in particular sub-clauses (4), (8), (9) and (23) of this Clause 13) the delivery of the base quantity of water (as that term is defined in sub-clause (21) of this Clause) to the Distribution Authority shall be the obligation of the relevant Joint Venturers which obligation shall commence upon completion of the necessary works and shall be discharged by delivery to such Authority at the point of discharge from the Storage Facilities.

(20)    The authority charged with the distribution of potable water within the township and, where reasonably practical and economic the recycling thereof, (in this Clause 13 referred to as “the Distribution Authority”) shall be:

(a)
either the Engineering and Water Supply Department of the State or the Municipality established pursuant to Clause 23 of this Indenture, as determined by the Minister after consultation with the Joint Venturers, and

(b)	responsible for the operation and maintenance of the township sewerage facilities, including the treatment of sewage and where reasonably practical and economic the recycling of water therefrom.

(21)    The relevant Joint Venturers shall supply or cause to be supplied potable and non-potable water to the Distribution Authority on the following terms and conditions:

(a)	the relevant Joint Venturers shall supply a quantity of water (hereinafter called “the base quantity”) at the same unit rate as that calculated pursuant to sub-clause (18) of this Clause.

(b)
the base quantity shall be the quantity of potable and non-potable water which is agreed by the Joint Venturers and the Minister to be sufficient to meet the residential, industrial, local government, commercial, community and recreational needs of the township appropriate to a level of production at the minesite of 150 000 tonnes per year of contained copper in saleable Product and associated by-products calculated with reference to a reasonable usage allowance per head of population (being a minimum allowance of 650 litres of potable water per head of population per day plus a reasonably sufficient quantity of potable and non-potable water for public and community parks, gardens and recreational uses) and after having made due allowance for the use of recycled water wherever reasonably practical or economic to do so. If the Joint Venturers and the Minister are unable to agree within two months of first conferring the question of the base quantity shall be referred to arbitration pursuant to Clause 49.

(c)
in the event that the Joint Venturers or any of them supply or cause to be supplied water to the Distribution Authority in excess of the base quantity (which it is hereby expressly agreed the Joint Venturers shall not be under any obligation to do) the unit rate payable by the Distribution Authority in respect of such excess shall be the actual cost to the relevant Joint Venturers or associated company of supplying such excess and shall include that proportion of costs, which bears the same ratio to the total actual cost as the amount of such excess during an accounting period referred to in placitum (i) of paragraph (e) of this sub-clause bears to the total amount of water supplied to the Distribution Authority and the minesite during such period, of:

(i)	the charges (if any) pursuant to sub-clause (18) of this Clause;

(ii)	depreciation calculated on the straight line method over 20 years;

(iii)
return on capital calculated on the then depreciated value at a rate obtained by applying a factor of 1.5 to the Commonwealth of Australia Bond Rate (as that expression is defined in sub-clause (7) of Clause 32);

(iv)	allowance for pumping, evaporation and other losses;

(v)	all costs and expenses of an operating or maintenance nature including administrative overheads and salary and wages on-costs.

(d)
in the event that the relevant Joint Venturers provide or cause to be provided the base quantity or any water in excess thereof to the Distribution Authority from more than one source they shall install maintain and operate such meters and other equipment as may be necessary to calculate the appropriate charges under placitum (i) of paragraph (c) of this sub-clause (21).

(e) (i)
the relevant Joint Venturers, in respect of the quarters ending on the last days of March, June, September and December (or such other periods, having regard to the accounting practices of the relevant Joint Venturers or of any manager appointed pursuant to sub-clause (2) of Clause 54, as may from time to time be agreed by the Minister and the Joint Venturers), shall forward to the Distribution Authority an account for water delivered to it during each quarter (or other period) pursuant to sub-clause (19) of this Clause and such account shall be payable by the Distribution Authority within thirty days from receipt thereof.

(ii)
if at the time of preparation of the account referred to in placitum (i) of this paragraph (e) the relevant Joint Venturers are unable to calculate the charges under paragraph (a) of this sub-clause (21) on the basis of actual costs and charges they shall calculate it on the basis of estimates thereof and within sixty days of the relevant Joint Venturers becoming aware of actual costs and charges in respect of which estimates have been made they shall determine the actual charges under paragraph (a) of this sub-clause (21) and forward a statement thereof to the Distribution Authority whereupon the following amounts shall be payable:

A.	where the estimate of charges exceeds the actual charge the difference shall be forthwith paid by the relevant Joint Venturers to the Distribution Authority;

B.	where the estimate of charges is less than the actual charge the difference shall be forthwith paid by the Distribution Authority to the relevant Joint Venturers.

(f)
the State shall ensure that those water consumers and sewerage facility users within the town who are employees of or are employed or retained by the Joint Venturers or any of them or an associated company or who or which are located in the town for the purpose of providing services (including any public or municipal services) assistance or facilities to such employees or retainees are and continue to be supplied with water in accordance with the allowances and other considerations used in determining the base quantity pursuant to paragraph (b) of this sub-clause and access to the sewerage facilities provided by the Joint Venturers or any of them pursuant to this Indenture in priority to any other water consumers or sewerage facility users within the town, provided, however, that nothing in this sub-clause shall be construed as preventing the supply of water on a household, allotment or other unit basis, and charging for such water accordingly.

(22)    The charges (including stepped charges) to be levied for the supply of potable water and the provision of sewerage services shall be determined by the Distribution Authority, provided that the charges to be levied shall be such that each consumer shall be entitled to a quantity of water to be agreed by the Joint Venturers and the Minister at a price not exceeding the rate payable by the relevant Joint Venturers or an associated company pursuant to sub-clause (18) of this Clause plus 30% (or such other percentage as may be agreed (failure to so agree shall not be subject to arbitration) between the Distribution Authority and the Joint Venturers) of such rate and the Distribution Authority may operate at a profit and shall not operate, as far as is reasonably practicable, at a loss, provided, however, that nothing in this sub-clause shall be construed as preventing the Distribution Authority from making reasonable financial provision to meet the costs of future maintenance or replacement. Any profit earned or derived by the Distribution Authority from the charges (including stepped charges) levied on consumers for the supply of potable water and the provision of sewerage services shall be paid to the municipality within thirty days of the profit for the relevant financial year of the Distribution Authority being determined in accordance with consistently applied accounting standards and principles generally accepted in Australia. Any moneys paid to the municipality as profit pursuant to this subclause shall be revenue of the municipality for the financial year in which any such moneys are paid and shall only be used for proper purposes of the municipality in accordance with this Indenture.

(22A)  The Distribution Authority shall, as far as is reasonably practicable, encourage its consumers to observe and implement sound water conservation principles and practices and generally to use water resources efficiently.

(23)    The obligations of the relevant Joint Venturers to construct the Storage Facilities pursuant to sub-clause (2) of this Clause and to deliver the base quantity to the Distribution Authority pursuant to sub-clause (19) of this Clause shall, in respect of the base quantity, be limited to ensuring the supply of such requirements as are appropriate to the scale of the Joint Venturers’ operations from time to time with a maximum obligation appropriate to a level of production at the minesite of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated byproducts.

(24)    All of the potable water supply and sewerage facilities constructed within the township or for township purposes are to be constructed and maintained to standards normally adopted by the Engineering and Water Supply Department and the quality of the water supplied for township purposes shall be to standards reasonably acceptable to the South Australian Health Commission.

(25)    Except where expressly necessary for the purpose of implementing the provisions of this Clause 13, the provisions of the Water Resources Act shall apply to all work undertaken pursuant to this Clause.

(26)    The State shall recommend to the Governor of the State that every well in a designated area, not already proclaimed under the Water Resources Act, 1976 or the Water Resources Act, be declared a proclaimed well pursuant to the Water Resources Act.

(27)    If it becomes necessary or desirable to prevent or reduce the wastage of water for the purpose of preserving or protecting any water source used or proposed to be used by the Joint Venturers or any of them or an associated company, the State shall:

(a)
recommend to the Governor of the State that any watercourse, lake, well or part of the State, not already proclaimed under the Water Resources Act, 1976 or the Water Resources Act, be declared to be a proclaimed watercourse, lake, well or surface water proclaimed area (as the case may be) pursuant to the Water Resources Act; and

*        *        *        *        *         *        *        *

Note: Asterisks indicatge repeal or deletion of text. For further explanation see Appendix 1.

(c)	take such other action as may be necessary or desirable to prevent or reduce such wastage of water.

(28)    It is agreed by the parties hereto that the right of the Joint Venturers to obtain a Special Water Licence pursuant to this Clause is not limited by the provisions of sub-clause (1) of Clause 9.

(29)    The Joint Venturers may take water, pursuant to a Special Water Licence, contrary to the provisions of any water plan that applies in relation to the water taken pursuant to that Special Water Licence.

14.    ROADS

(1)      The participating Joint Venturers shall

(a)	be responsible for the provision of finance for and the construction and maintenance of all private roads required for any Project in respect of which they are participating Joint Venturers;

(b)
have the right at their cost to make such provision (including if necessary the erection of physical barriers) as shall ensure that all persons and vehicles (other than those engaged upon the Joint Venturers’ operations and their invitees and licensees) are excluded from use of such private roads or any part thereof.

(2)      Public Roads Following the giving of a Project Notice in respect of the Initial Project the State when requested to do so by the Joint Venturers shall construct and maintain or cause to be constructed and maintained a new sealed public road from Pimba (or the vicinity thereof) to the boundary of the Special Mining Lease to be granted pursuant to sub-clause (1) of Clause 19, and connecting with the townsite and the airstrip referred to in Clause 15 (which shall be sealed to an ultimate width of not less than 7.4 metres with at least

2 metre verges or such other widths as the Joint Venturers and the Minister may agree and which may be undertaken by the widening and sealing of the existing private unsealed road from Woomera to Olympic Dam, including the widening and maintenance of the public road between Pimba and Woomera) suitable for the purposes of the Joint Venturers’ operations and in accordance with the usual standards prevailing in South Australia in respect of roads of a comparable nature, the funding of such construction to be provided in accordance with the terms of this Indenture.

(3)      The State shall use its best endeavours to ensure the completion of the construction of the road referred to in sub-clause (2) of this Clause as soon as is reasonably practicable and the Commissioner of Highways or other relevant authority and the Joint Venturers shall confer with a view to minimizing the periods of time for such completion.

(4)      Maintenance of Public Roads    The municipality shall maintain or cause to be maintained the public roads within the town and the State shall maintain or cause to be maintained the road referred to in subclause (2) of this Clause to a standard similar to comparable public roads which in South Australia bear comparable traffic loads.

(5)      The Joint Venturers or any of them shall not be or be deemed to be liable for the maintenance of any road except private roads which the relevant Joint Venturers have an obligation to maintain pursuant to the provisions of paragraph (a) of sub-clause (1) of this Clause.

(6)      Any contribution made by the Joint Venturers or any of them or an associated company to the State for the upgrading of any public road by the Joint Venturers or any of them or an associated company pursuant to the provisions of sub-clauses (1), (2), (4) or (7) of this Clause shall not be construed as an admission of responsibility for road maintenance under this Indenture or otherwise.

(7)      The Joint Venturers or any of them or an associated company shall with the consent of the Minister (which shall not be unreasonably withheld) have the right at their cost to upgrade (whether by way of widening, surfacing, resurfacing, sealing, resealing or otherwise howsoever) any public road for the purposes of their operations. The standard of upgrading shall be that appropriate to the relevant Joint Venturers’ requirements only provided that the relevant Joint Venturers and the Minister may agree upon a higher standard in which case the additional cost involved shall be borne by the State.

(8)      The Joint Venturers may at any time and from time to time, with the consent of the municipality in respect of a private road which is within the area of the municipality and with the consent of the Minister in respect of any other private road (neither consent to be unreasonably withheld or subject to arbitration pursuant to Clause 49), dedicate any private road as a public road whereupon the provisions of sub-clause (4) of this Clause shall apply to any such road provided always that any such road meets the usual standards prevailing in South Australia in respect of roads of a comparable nature at the time of such dedication.

(9)      Notwithstanding the provisions of Clause 30 of this Indenture, the State may, after consultation with the Joint Venturers, compulsorily acquire from the Joint Venturers or any of them or an associated company such land as is necessary to construct a public road across or over a private road owned by the Joint Venturers or any of them or an associated company, provided always, that any compensation payable in respect of any such acquisition shall include any costs incurred by the Joint Venturers or any of them or an associated company in constructing or otherwise providing for any necessary grade separation.

15.    AIRSTRIP AND RELATED FACILITIES

(1)      The Joint Venturers or any of them or an associated company may, and if appropriate and the Minister so consents (which consent shall not be unreasonably withheld), in conjunction with the municipality, construct or cause to be constructed a sealed airstrip and related facilities to facilitate their operations.

(2)      At the request of the Joint Venturers made at any time after the giving of a Project Notice in respect of the Initial Project the State shall grant (or procure the grant) to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company or to the municipality as they may nominate to the Minister at no cost to the Joint Venturers other than as provided in Clause 31 the fee simple estate of the land delineated as the airstrip and related facilities as agreed by the Joint Venturers and the Minister and shall grant (or procure the grant of) at no cost to the relevant Joint Venturers, associated company or the municipality any easements and rights which the relevant Joint Venturers may reasonably request for the full enjoyment of the said land for the purpose of the construction, maintenance and operation of the aforesaid airstrip and related facilities. The grant of the fee simple estate as aforesaid shall be made free and clear of all easements of whatsoever nature or kind other than as may have been previously advised in writing to the Joint Venturers by the State and expressly agreed by the Joint Venturers or as shall have been requested of the State by the Joint Venturers and shall be made free and clear of all liens, charges and encumbrances.

(3)      The relevant Joint Venturers shall as and when required by the State surrender or cause to be surrendered to the State (which surrender shall be accepted) that part or parts of any exploration licences, retention leases, miscellaneous purposes licences, extractive minerals leases or other tenements whatsoever (if any) as shall be necessary to enable the State to comply with its obligations under sub-clause (2) of this Clause.

16.    RAILWAY FACILITIES

(1)      The Joint Venturers shall consult with the appropriate authorities for the provision maintenance and operation of such railways sidings, shunting loops, spurs and other connections as are required for their operations and the provision and maintenance of loading and unloading facilities sufficient to meet train operating requirements and terminal equipment (including weighing devices and communications systems) together with a staff adequate to ensure the proper operation thereof and when appropriate and from time to time shall inform the State of their anticipated railway requirements.

(2)      At the request of the Joint Venturers made at any time after the giving of a Project Notice in respect of the Initial Project the State in respect of any land owned by it or resumed pursuant to Clause 31 shall grant to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company or third party as they may nominate to the Minister (or procure the grant of) or assist the relevant Joint Venturers or associated company or such third party to obtain at no cost to the Joint Venturers other than as provided in Clause 31 such fee simple estates in land and leases licences easements and rights free of any liens charges or other encumbrances which the relevant Joint Venturers may reasonably require for their operations as contemplated by sub-clause (1) of this Clause.

(3)      In the event that any rate, charge, levy or impost is or becomes payable by the Joint Venturers or any of them or by an associated company to the State for or in connection with the provision, availability or use of all or any of the things referred to in subclause (1) of this Clause, the State will ensure that any such rate, charge, levy or impost is calculated on the same basis as that payable by other users generally of such services and includes all allowances, discounts and subsidies as may from time to time be granted or given to such other users.

17. PORT

(1)    The Joint Venturers shall from time to time review with the Minister the technical, logistical and economic feasibility of using existing ports and facilities within South Australia for the purposes of the Initial or any Subsequent Project.

(2)    If the Joint Venturers or any of them determine to utilize the facilities of a port or ports within the State for the purposes of their operations the relevant Joint Venturers, subject to sub-clause (5) of this Clause and in the manner agreed by the Joint Venturers and the Minister shall provide any additional facilities required at such port or ports to facilitate conduct of their operations.

(3)    The relevant Joint Venturers, as an alternative to sub-clause (2) of this Clause, may agree with third parties already operating at the relevant port or ports upon a basis of sharing, at no cost to the State, port facilities already provided by others.

(4)    The relevant Joint Venturers shall, in respect of the use by them of a State owned port, pay to the relevant port authorities all charges properly and lawfully levied by such authorities from time to time and the State shall ensure that such charges are levied on a non-discriminatory basis compared with charges levied by the State on all other importers and exporters within South Australia.

(5)    At the request of the Joint Venturers made at any time after the giving of a Project Notice in respect of the Initial Project the State in respect of any land owned by it or resumed pursuant to Clause 31 shall grant to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister (or procure the grant of) or assist the relevant Joint Venturers or associated company to obtain at no cost to the relevant Joint Venturers other than as provided in Clause 31 such leases licences easements and rights free of any liens charges or other encumbrances which the Joint Venturers may reasonably require for the performance of the relevant Joint Venturers’ obligations under sub-clause (2) of this Clause.

(6)    Notwithstanding the other provisions of this Clause the Joint Venturers or any of them and the State may enter into an agreement whereby additional facilities are provided by and at the cost of the State in consideration of the relevant Joint Venturers agreeing to pay special rates for the use of those facilities.

18. POWER

(1)    Commencing on the 1st day of January, 1983, and at yearly intervals thereafter, the Joint Venturers shall provide the Minister and The Electricity Trust of South Australia (hereinafter called “the Trust”) with a ten year schedule of their best estimates of the monthly electricity requirements (including peak load conditions) in respect of:

(a)    the minesite (hereinafter called “the mine power requirements”); and

(b)    the townsite (hereinafter called “the town power requirements”) and the desired source that is to say either from the Trust or otherwise and the transmission voltage of such requirements.

The Joint Venturers and the Minister may from time to time agree such other amount or amounts as is or are reasonable to be the mine and town power requirements or source or transmission voltage thereof and the said schedule shall be varied accordingly. A failure of the Joint Venturers and the Minister so to agree shall not be arbitrable and the schedule as provided by the Joint Venturers shall continue to apply.

(2)    Notwithstanding the provisions of sub-clause (1) of this Clause, the Trust’s obligations under this Indenture with regard to the supply of quantities of electricity shall not exceed those hereinafter appearing.

(3)    The relevant Joint Venturers may not more frequently than at three yearly intervals give notice to the Minister and the Trust of their electricity requirements and the Trust shall supply and the State shall procure the supply of such electricity requirements within three years of the giving of such notice. The first such notice may be for a quantity of electricity of up to 30 megawatts and may be given at any time after the 30th day of December, 1982. Any and each subsequent notice may be for an additional quantity of electricity of up to 40 megawatts provided that the Trust shall not be required to supply a total quantity to the relevant Joint Venturers exceeding 150 megawatts.

The Trust shall use its best endeavours to supply the relevant Joint Venturers’ additional electricity requirements from time to time not the subject of any notice under this sub-clause (3).

(3A)  (a)  (i)  Paragraph (c) of this subclause (3A) shall operate subject to and only impose or create obligations on the State or the Trust in the following manner:

(1)
to the extent that paragraph (c) is not unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the Competition Policy Reform (South Australia) Act, 1996, the Competition Code or any other law or regulation, howsoever applying or in force pursuant thereto or otherwise, in relation to the establishment, implementation, operation or enforcement of national competition policy as envisaged by that legislation or the Conduct Code Agreement referred to in the Competition Policy Reform (South Australia) Act, 1996, irrespective of when any such law or regulation is enacted;

(2)
for so long as, and to the extent that, a Minister of the State may control and direct the Trust but not so as to affect the existence, performance or validity of any agreement actually entered into pursuant to paragraph (c) when the Minister could control and direct the Trust;

(3)	the obligations in paragraph (c) shall not exist or have any force or effect if any of the following events occur or states of affairs subsist:

(A)
the State’s or the Trust’s agreement to this subclause prevents, reduces, delays, adversely affects or derogates from the Commonwealth’s obligations to make any payment to the State or the State’s rights to receive any such payments in relation to the establishment, implementation or operation either of the national electricity market or of national competition policy pursuant to the Agreement to Implement the National Competition Policy and Related Reforms dated 11 April 1995 made between the Commonwealth and each of the States and Territories, to any other agreement amending or replacing that Agreement or to any law or regulation applicable to any such payment enacted or promulgated respectively after the date of that Agreement;

(B)	a national electricity market is operating in South Australia such that the following conditions are satisfied:

(I)
the provisions contained in Parts 2, 3 and 4 of the National Electricity (South Australia) Act, 1996 come into operation in South Australia and substantially similar legislation to those Parts of that Act come into operation in each of New South Wales and Victoria;

(II)
the National Electricity (South Australia) Law set out in the Schedule to the National Electricity (South Australia) Act, 1996 comes into operation in South Australia and substantially similar legislation comes into operation in each of New South Wales and Victoria;

(III)	the National Electricity Code (defined as the “Code” in the National Electricity (South Australia) Law) comes into operation in each of South Australia, New South Wales and Victoria;

(IV)
there are at least four (4) persons who are registered, pursuant to the said National Electricity Code, to sell and supply electricity to contestable customers of electricity and who are legally permitted and able to supply to the Joint Venturers at Olympic Dam the quantity of electricity required by the Joint Venturers pursuant to subclauses (3) and (3A);

(V)	at least three (3) of those persons are not individually:

(i) ultimately	controlled or owned by the State or the Trust;

(ii) able	to be directed by the State or the Trust; or

(iii)	statutory corporations established in South Australia; and

(VI)	customers or consumers of electricity who have a projected electricity capacity requirement or actual electricity capacity of at least five (5) megawatts are contestable; or

(C)	a competitive state electricity market is operating such that the following conditions are satisfied:

(I)	legislation comes into operation in South Australia permitting persons to be licensed to sell and supply electricity to contestable customers;

(II)
there are at least four (4) persons who are licensed, pursuant to that legislation, to sell and supply electricity to contestable customers of electricity and who are legally permitted and able to supply to the Joint Venturers at Olympic Dam the quantity of electricity required by the Joint Venturers pursuant to subclauses (3) and (3A);

(III)	at least three of those persons are not individually:

(i) ultimately	controlled or owned by the State or the Trust;

(ii) able	to be directed by the State or the Trust; or

(iii) statutory	corporations established in South Australia; and

(IV)	customers or consumers of electricity who have a projected electricity capacity requirement or actual electricity capacity of at least five (5) megawatts are contestable.

(b)
If any of the provisions of paragraph (c) of this subclause (3A) is unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the provisions of any law or regulation referred to in subparagraph (a)(i)(1) above, then the obligations in paragraph (c) shall not exist or create or impose obligations on the State or the Trust to the extent that the existence or performance of any such provision has any such relevant effect or consequence.

(c)
Subject to paragraphs (a) and (b), if and only if the relevant Joint Venturers have requested and the Trust either is supplying to the relevant Joint Venturers a total quantity of electricity of at least 120 megawatts or is in breach of an unconditional obligation to supply a total quantity of electricity of at least 120 megawatts, then the following provisions shall apply. Otherwise they shall not have any force or effect.

(i)
The relevant Joint Venturers may, not more frequently than at three yearly intervals (or such shorter period agreed to by the Minister, any failure to agree shall not be arbitrable), give notice to the Minister and the Trust of their electricity requirements.

(ii)	The Trust shall supply such electricity requirements within three years of the giving of such notice.

(iii)	The first such notice may be for a quantity of electricity of up to 80 megawatts and may be given at any time after this subclause has effect.

(iv)
Any and each subsequent notice may be for an additional quantity of electricity of up to 80 megawatts provided that the Trust shall not be required to supply to the relevant Joint Venturers a total quantity of electricity, pursuant to the combined operation of subclauses (3) and (3A), in excess of 250 megawatts.

(v)
The Joint Venturers shall enter into a detailed agreement with the Trust relating to the conditions of the supply of electricity by the Trust to the Joint Venturers pursuant to this subclause, and the tariffs to be payable by the

Joint Venturers to the Trust therefor. The terms and conditions of any such detailed agreement shall be such as may be agreed between the Trust and the Joint Venturers, or, in the absence of agreement in relation to any relevant matter or thing, then consistent with the provisions of the most recent electricity supply agreement entered into between the Trust and the Joint Venturers, as at the relevant date, for the supply of electricity by the Trust to the Joint Venturers.

(vi)	The said agreement shall operate for such initial period and may contain such rights of renewal or extension as the Trust and the relevant Joint Venturers may agree.

(vii)
The Joint Venturers shall, in accordance with the provisions of the said agreement, pay to the Trust the tariffs set out in the agreement for all power supplied by the Trust pursuant to the said agreement. The tariffs shall be determined by the Trust on the following basis:

(1)	there be no subsidy provided (either directly or indirectly) by either the State, the Trust or other consumers with respect to the supply of electricity to the Joint Venturers;

(2)
the Joint Venturers shall pay the actual cost incurred by the Trust in supplying electricity to them, and shall not be required to subsidize the supply of electricity, by the Trust, to other consumers; and

(3)
the actual cost incurred by the Trust in supplying electricity will be calculated with appropriate allocation of costs (or on such other basis as the parties may agree) having regard to (but not limited to):

–	the degree to which transmission (including transformation) costs (if any) are borne by the Joint Venturers;

–	the degree to which the electricity load supplied to the Joint Venturers is expected to be interruptable;

–	the peak and base loads of the Joint Venturers requirements;

–	statutory contributions, rates, taxes and other charges payable by the Trust to the State or any local government or statutory authority on a non-discriminatory basis; and

–	the need for the Trust to service borrowings, to make reasonable provision for depreciation and replacement of plant and any return on capital invested.

(viii)
If the relevant Joint Venturers do not accept the tariffs as determined by the Trust pursuant to subparagraph (vii), then the amount of the tariffs shall be referred to an independent expert for determination pursuant to this Indenture. The independent expert shall have regard to the principles specified in subparagraph (vii).

(ix)
The State guarantees compliance by the Trust with such of the provisions of this subclause 18(3A) as apply to the Trust and with the provisions of any detailed agreement entered into pursuant to subparagraph 18(3A)(c)(v) relating or incidental to the supply of electricity by the Trust including any amendments to or any substitutions for any such detailed agreement which have the prior approval of the Minister.

(d	)	A reference to the “Trust” in this subclause means and shall be construed as a reference to one of the following corporations:

		(i	)	whichever is appropriate of ETSA Corporation or ETSA Power; or

		(ii	)
such other electricity corporation, for the purpose of the Electricity Corporations Act, 1994, to whom the ETSA Corporation’s or ETSA Power’s (as the case may be) obligations contained in paragraph (c) may be transferred pursuant to clause 4, Part B of Schedule 3 to that Act, and includes the successors or assignees of any such corporation.

(4)    The participating Joint Venturers for the Initial Project may in their discretion at any time construct switching yard facilities at a location designated by them after consultation with the State (which switching yard facilities are in this Clause 18 referred to as “the Switching Facilities”). The Switching Facilities shall be and remain the property of the relevant Joint Venturers and may be constructed in several stages and shall be such as to ensure that the mine and town power requirements can be supplied through such spur or feeder lines as may be appropriate.

(5)    The State shall, if so requested by the Joint Venturers, use its best endeavours to acquire, from the Commonwealth, ownership and control of the power line running from Port Augusta to Woomera. If the State, at the request of the Joint Venturers, acquires ownership and control of the said power line on conditions acceptable to the Joint Venturers, the relevant Joint Venturers shall reimburse to the State any costs incurred by the State in so doing as a contribution towards the cost of providing power for the Initial Project, and the State shall vest the said power line in, or cause the said power line to be operated and controlled by, the Trust.

The Joint Venturers acknowledge that the maximum capacity of the said power line is 40 megawatts and that the maximum amount of electricity which can be transmitted to the Joint Venturers over the said power line at any time is the difference between the said maximum capacity and the amount of electricity supplied to the Commonwealth from time to time. Nothing in this Clause 18 shall entitle the Joint Venturers to demand from the State or to have exclusive use of the said power line for transmission of electricity for the Joint Venturers’ purposes.

(6)    If pursuant to a request of the Joint Venturers under sub-clause (5) of this Clause the State has acquired ownership and control of the power line running from Port Augusta to Woomera the participating Joint Venturers for the Initial Project shall at their cost commence and proceed with the construction of a 132 000 volts (or such other voltage as may be appropriate) power line from Woomera to Olympic Dam as an extension of the Port Augusta to Woomera power line (which power line from Port Augusta as extended is in this Clause 18 referred to as “the Power Line”) the route of which shall be subject to all applicable environmental procedures and approvals.

(7)    Period of Supply The period of supply of electricity under this clause shall commence on the day on which the Trust commences to supply electricity and shall continue until determined by the relevant Joint Venturers by at least seven years (or such lesser period as shall be agreed and failure to so agree shall not be arbitrable) written notice given by the relevant Joint Venturers to the Trust and the Minister at any time.

(8)    The Joint Venturers, or any of them, shall have the right to construct, at any time, an additional power line and appurtenant works from the Davenport Substation near Port Augusta to Olympic Dam or to

Woomera as the Joint Venturers may require (which additional power line is in this Clause 18 referred to as “the Additional Power Line”) capable of transmitting to the Switching Facilities a sufficient supply of electricity to satisfy that part (if any) of the mine and town power requirements appropriate to a level of production at the minesite of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated by-products which is not provided from some other source. The timing of the construction of the Additional Power Line shall be in the discretion of the Joint Venturers and the route thereof shall be subject to generally applicable environmental procedures and approvals.

(9) If either the power line from Woomera to Olympic Dam referred to in sub-clause (6) of this Clause or the Additional Power Line is constructed by the Joint Venturers, or any of them, such power line or Additional Power Line shall be and remain the property of the relevant Joint Venturers who shall, at their cost, operate and maintain the same. The relevant Joint Venturers may enter into contracts with a third party (including the State) for the performance of their obligations under this sub-clause (9).

(10) Joint Venturers’ Rights The Joint Venturers, or any of them or an associated company, shall have the right to install and operate or cause to be installed and operated, without cost to the State, at an appropriate location equipment and plant to generate, transmit and reticulate electricity for the purposes of their operations.

(11) At the request of the Joint Venturers the State, in respect of land owned by it or resumed pursuant to Clause 31, shall grant to the Joint Venturers, or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister, or procure the grant of or assist the relevant Joint Venturers or associated company to obtain, at no cost to them, other than as provided in Clause 31, such fee simple estates in land and leases, licences, easements and other rights free of any liens, charges or encumbrances which the Joint Venturers may reasonably require for the exercise of their rights and obligations under this Clause.

(12) Preservation of Joint Venturers’ Power Requirements Subject to sub-clause (13) of this Clause 18, the Joint Venturers shall not be obliged to supply or cause to be supplied electricity through the power line constructed by the Joint Venturers pursuant to sub-clause (6) of this Clause or through the Additional Power Line for other than the Joint Venturers’ operations.

(13) Subject to the provisions of this Indenture (and in particular sub-clauses (11) and (17) of this Clause), the supply of electricity to the authority charged with the supply thereof within the town (which shall be the municipality or such other authority as the Joint Venturers and the Minister may agree and which is hereinafter in this Clause 18 referred to as “the power distribution authority”) shall be the obligation of the relevant Joint Venturers which obligation shall commence upon completion of the necessary works and shall be discharged by supply to such authority at the outgoing side of a three phase set of insulators attached to a slack span connected between the first tower in the relevant spur or feeder line and the Switching Facilities.

(14) Electricity Charges, Terms and Conditions

(a)
Subject as hereinbefore provided the Joint Venturers shall enter into a detailed agreement consistent with the terms of this Indenture and the Seventh Schedule hereof with the Trust relating to the conditions of the supply of electricity by the Trust to the Joint Venturers, and the tariffs to be payable by the Joint Venturers to the Trust therefor.

(b)	The Joint Venturers shall confer with the Minister concerning the terms and conditions of the agreement referred to in paragraph (a) of this sub-clause prior to the execution thereof, and shall consider such representation as the Minister may make with respect thereto.

(c)
The Joint Venturers shall, in accordance with the provisions of the said agreement, pay to the Trust the tariffs set out in the agreement for all power supplied by the Trust through the Additional Power Line (if constructed) referred to in subclause (8) of this Clause. The tariffs shall comprise both a demand charge and an energy charge and shall be determined by the Trust on the following basis:

(i)
there be no subsidy provided (either directly or indirectly) by either the State, the Trust or other consumers with respect to the supply of electricity (or the production thereof) to the Joint Venturers,

(ii)
the Joint Venturers shall pay the actual cost incurred by the Trust in producing and supplying electricity to them, and shall not be required to subsidise the supply of electricity, by the Trust, to other consumers, and

(iii)
the actual cost incurred by the Trust in producing and supplying electricity will be calculated on a total system basis with appropriate allocation of costs (or on such other basis as the parties may agree) having regard to (but not limited to):

–	the degree to which transmission (including transformation) costs (if any) are borne by the Joint Venturers

–	the degree to which the electricity load supplied to the Joint Venturers is expected to be interruptable

–	the peak and base loads of the Joint Venturers requirements

–	statutory contributions, rates, taxes and other charges payable by the Trust to the State or any local government or statutory authority on a non-discriminatory basis, and

–	the need for the Trust to service borrowings, to make reasonable provision for depreciation and replacement of plant and any return on capital invested.

(d)	The tariff set out in the said agreement shall apply, subject to the provisions of paragraph (f) of this sub-clause, for a period of five years from the execution of the said agreement.

(e)
The tariffs shall be further agreed between the Joint Venturers and the Trust at the end of the five year period referred to in paragraph (d) of this sub-clause, shall be calculated in accordance with the provisions referred to in paragraph (c) hereof, and shall thereafter be agreed in a like manner at intervals of five years.

(f)
The terms of the said agreement shall permit the Trust, at any time during any five year period referred to in paragraphs (d) and (e) of this sub-clause, to increase the tariffs charged to the Joint Venturers in accordance with the following principles:

(i)	the tariffs shall be increased only as part of and at the same time as the Trust reviews and increases the tariffs charged to other consumers of electricity supplied by it, and

(ii)
the rate of increase of the tariffs shall not exceed the overall rate of increase (assessed on a weighted average of actual tariff usage basis) of all other tariffs charged by the Trust to other consumers, namely tariffs J, K, M, P, R, S and W, and any tariffs in addition to or in substitution for such tariffs.

(g)
The terms of the agreement shall provide that if the Joint Venturers do not accept the tariffs, as determined by the Trust, to apply at the commencement of each five year period as referred to in paragraphs (d) and (e) of this sub-clause, the tariffs for that five year period shall be determined by an independent expert. The person appointed as the independent expert shall be agreed between the Trust and the Joint Venturers or, in default of agreement, shall be appointed by the President of the Institution of Engineers, Australia and in making a determination shall have regard to the principles in paragraph (c) of this subclause. Until any determination is made by the independent expert appointed pursuant to this subclause the tariff so determined by the Trust shall continue to apply and following such determination the tariff determined by the independent expert shall apply from the beginning of the relevant five year period.

(h)
The State guarantees compliance by the Trust with the provisions of the Seventh Schedule hereof and with such of the provisions of this Clause 18 as apply to the Trust, and with the detailed agreement to be entered into pursuant to paragraph (a) of this sub-clause and any amendments thereto or substitutions therefor which have the prior approval of the Minister.

(15)  The Joint Venturers shall, for all power supplied to them through the power line running from Port Augusta to Woomera, pay to the Trust the charges therefor calculated in accordance with and based on the applicable standard tariff charged, from time to time, by the Trust.

(16)  The State shall procure the power distribution authority, in respect of electricity supplied by such authority to consumers within the town, to charge tariffs which shall not exceed the relevant tariffs from time to time generally charged to consumers of the same class within the metropolitan area of Adelaide plus ten per centum (10%).

(17)  (a) The Joint Venturers shall in respect of electricity supplied by them to the power distribution authority pursuant to subclause (13) of this Clause, charge a rate which will be assessed on the following principles:

(i)
the power distribution authority shall run at neither a profit nor a loss, provided, however, that nothing herein shall be construed as preventing the power distribution authority from making reasonable financial provision to meet the costs of future maintenance or replacement,

(ii)
the power distribution authority shall properly maintain and service its plant and equipment, and shall be properly able to administer its undertaking and provide electricity in accordance with the terms of this Clause, and

(iii)	the rate charged shall be such that the power distribution authority will be able to supply electricity to consumers at the tariffs specified in sub-clause (16) of this Clause.

(b)    In the event that the relevant Joint Venturers provide the town power requirements from more than one source they shall install, maintain and operate such meters and other equipment as may be necessary.

(c)    The relevant Joint Venturers, in respect of the quarters ending on the last days of March, June, September and December (or such other periods, having regard to the accounting practices of the relevant Joint Venturers or of any manager appointed pursuant to sub-clause (2) of Clause 54, as may from time to time be agreed by the Minister and the Joint Venturers), shall forward to the power distribution authority an account for electricity supplied to it during each quarter (or other period) pursuant to sub-clause (13) of this Clause and such account shall be paid by the power distribution authority within thirty days from receipt thereof.

(18)    The right of the relevant Joint Venturers to construct the Switching Facilities pursuant to sub-clause (4) of this Clause and the obligation to supply electricity to the power distribution authority pursuant to sub-clause (13) of this Clause shall, in respect of the town power requirements, be limited to ensure the supply of such requirements as is appropriate to the scale of the Joint Venturers’ operations from time to time with a maximum obligation appropriate to a level of production at the minesite of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated by-products.

(19)    The State shall ensure that those electricity consumers within the town who are employees of or are employed or retained by the Joint Venturers or any of them or an associated company or who or which are located in the town for the purposes of providing services (including any public or municipal services) assistance or facilities to such employees or retainees are and continue to be supplied with electricity which is delivered to the power distribution authority by the Joint Venturers or any of them pursuant to this Indenture, in priority to any other electricity consumers within the town.

(20)    In performing their obligations under this Clause the relevant Joint Venturers shall observe standards normally adopted by the Trust.

(21)    At the request of either the Trust or the Joint Venturers or any of them to the other, the relevant Joint Venturers and the Trust shall enter into negotiations regarding the transmission of electricity generated and owned by either the Trust or the relevant Joint Venturers over transmission lines situate anywhere in the State of South Australia owned or operated by either the Trust or the relevant Joint Venturers. Any failure to so agree as a consequence of such negotiations shall not be arbitrable.

(21A)  (a)  (i)      Paragraph (c) of this subclause (21A) shall operate subject to and only impose or create  obligations on the State or the Trust in the following manner:

(1)
to the extent that paragraph (c) is not unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the Competition Policy Reform (South Australia) Act, 1996, the Competition Code or any other law or regulation, howsoever applying or in force pursuant thereto or otherwise, in relation to the establishment, implementation, operation or enforcement of national competition policy as envisaged by that legislation or the Conduct Code Agreement referred to in the Competition Policy Reform (South Australia) Act, 1996, irrespective of when any such law or regulation is enacted;

(2)
for so long as, and to the extent that, a Minister of the State may control and direct the Trust but not so as to affect the existence, performance or validity of any agreement actually entered into pursuant to paragraph (c) when the Minister could control the Trust; or

(3)	the obligations in paragraph (c) shall not exist or have any force or effect if any of the following events occur or states of affairs subsist:

(A)	the State’s or the Trust’s agreement

to this subclause prevents, reduces, delays or adversely affects or derogates from the Commonwealth’s obligations to make any payment to the State or the State’s rights to receive any such payments in relation to the establishment, implementation or operation either of the national electricity market or of national competition policy pursuant to the Agreement to Implement the National Competition Policy and Related Reforms dated 11 April 1995 made between the Commonwealth and each of the States and Territories, to any agreement amending or replacing that Agreement or to any law or regulation applicable to any such payment enacted or promulgated respectively after that date of that Agreement;

(B)	third party access to and pricing for such access to the Trust’s transmission or distribution system is regulated by law; or

(C)	a national electricity market is operating in South Australia such that the following conditions are satisfied:

(I)
the provisions contained in Parts 2, 3 and 4 of the National Electricity (South Australia) Act, 1996 come into operation in South Australia and substantially similar legislation to those Parts of that Act come into operation in each of New South Wales and Victoria;

(II)
the National Electricity (South Australia) Law set out in the Schedule to the National Electricity (South Australia) Act, 1996 comes into operation in South Australia and substantially similar legislation comes into operation in each of New South Wales and Victoria;

(III)	the National Electricity Code (defined as the “Code” in the National Electricity (South Australia) Law) comes into operation in each of South Australia, New South Wales and Victoria;

(IV)	there are at least four (4) persons who are registered, pursuant to the said National Electricity Code, to sell and supply electricity to contestable customers of electricity and who are legally permitted and able to supply to the Joint Venturers at Olympic Dam the quantity of electricity required by the Joint Venturers pursuant to subclauses (3) and (3A);

(V)	at least three (3) of those persons are not individually:

(i)	ultimately controlled or owned by the State or the Trust;

(ii)	able to be directed by the State or the Trust; or

(iii)	statutory corporations in South Australia; and

(VI)	customers or consumers of electricity who have a projected electricity capacity requirement or actual electricity capacity of at least five (5) megawatts are contestable; or

(D)	a competitive state electricity market is operating such that the following conditions are satisfied:

(I)	legislation comes into operation in South Australia permitting persons to be licensed to sell and supply electricity to contestable customers;

(II)
there are at least four (4) persons who are licensed, pursuant to that legislation, to sell and supply electricity to contestable customers of electricity and who are legally permitted and able to supply to the Joint Venturers at Olympic Dam the quantity of electricity required by the Joint Venturers pursuant to subclauses (3) and (3A);

(III)	at least three of those persons are not individually:

(i)	ultimately controlled or owned by the State or the Trust;

(ii)	able to be directed by the State or the Trust; or

(iii)	statutory corporations in South Australia; and

(IV)	customers or consumers of electricity who have a projected electricity capacity requirement or actual electricity capacity of at least five (5) megawatts are contestable.

(b)
If any of the provisions of paragraph (c) of this subclause (21A) is unlawful, invalid, unenforceable, illegal or void, is voidable and avoided or is otherwise contrary to the provisions of any law or regulation referred to in subparagraph (a)(i)(1) above, then the obligations in paragraph (c) shall not exist or create or impose obligations on the State or the Trust to the extent that the existence or performance of such provisions would have any such relevant effect or consequence.

(c)
Subject to paragraphs (a), (b) and (d), the Trust shall provide access to and the use of the Trust’s transmission or distribution system (as defined in Schedule 4 of the Electricity Corporations Act, 1994) to enable the relevant Joint Venturers to contribute to such system electricity generated and owned by the relevant Joint Venturers on such terms and conditions, if any, as may be agreed by the Joint Venturers and the Trust pursuant to paragraph (d).

(d)
The Trust’s obligation pursuant to paragraph (c) shall be subject to and conditional upon the Trust and the relevant Joint Venturers entering into a detailed agreement on an arm’s length and commercial basis for access to and the use of the Trust’s transmission and distribution system and which may deal with such matters as a party to that agreement may consider relevant.

(e)	The parties shall act reasonably and in good faith in negotiating any agreement referred to in paragraph (d).

(f)
The Joint Venturers shall pay a fee to the Trust for making available access to and use of the Trust’s transmission and distribution system. The amount of the fee shall be agreed on an arm’s length and commercial basis between the Joint Venturers and the Trust.

(g)
If the Trust and the relevant Joint Venturers are unable to agree upon the fee payable by the relevant Joint Venturers to the Trust for access to and the use of the Trust’s transmission and distribution system within 180 days, then the matter shall be referred to an independent expert for determination pursuant to this Indenture. The independent expert, in making a determination, may have regard to such matters as the Trust or any relevant Joint Venturer may request that the independent expert consider, with the weight and in such manner as the independent expert considers appropriate, or any other matter which the independent expert considers relevant.

(h)	A reference to the “Trust” in this subclause means and shall be construed as a reference to one of the following corporations:

(i)	whichever is appropriate of ETSA Corporation or ETSA Transmission; or

(ii)
such other electricity corporation, for the purpose of the Electricity Corporations Act, 1994, to whom the ETSA Corporation’s or ETSA Transmission’s (as the case may be) obligations contained in paragraph (c) may be transferred pursuant to clause 4, Part B of Schedule 3 to that Act, and includes the successors or assignees of any such corporation.

(22) The Joint Venturers and each of them or an associated company in any case as nominated in writing from time to time by the Joint Venturers to the Minister shall be deemed to be registered by the Trust as a supplier of electricity for the purpose of the Electricity Act.

19. SPECIAL MINING LEASES

(1) Upon application by or on behalf of the participating Joint Venturers for the Initial Project, made to the Minister not later than

6 months after the Joint Venturers have given a Project Notice in respect of the Initial Project for a Special Mining Lease for all minerals over such of the Olympic Dam Area or the Selected Areas and any additional area or areas as may be reasonably necessary for surface facilities as those Joint Venturers shall specify, the State shall (contemporaneously with the surrender, conditional on fulfilment by the State of its obligation pursuant to this sub-clause (1), by such of the Joint Venturers as is appropriate of such exploration licences retention leases miscellaneous purposes licences extractive minerals leases or other tenements whatsoever as are inconsistent with the grant of a Special Mining Lease (which surrender shall be accepted by the Mines Minister) held by them or any of them or on their behalf or on behalf of any of them at the date of the said application in or over the area specified in the application for a Special Mining Lease) cause to be granted to the participating Joint Venturers for the Initial Project or to such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister at the rental specified in sub-clause (5) of this Clause a Special Mining Lease over such land so applied for (notwithstanding that the survey in respect thereof has not been completed but subject to such corrections to accord with the survey when completed at those participating Joint Venturers’ expense). The property in minerals contained in the land the subject of any Special Mining Lease shall pass to the holders of such Special Mining Lease at the time the mineralised rock is brought to the surface notwithstanding that royalties in respect of the minerals contained therein shall not have then been paid.

(2) (a) Subject to the performance by the Joint Venturers of their respective obligations under this Indenture and to the performance by the holders thereof of their obligations under the Special Mining Lease granted in accordance with sub-clause (1) of this Clause, the term of such Special Mining Lease shall be for a period of fifty years with effect from the date of receipt of the application therefor.

(b) During the eighth last year of the initial or any extended period of the Special Mining Lease granted in accordance with subclause (1) of this Clause the holders of such Special Mining Lease shall calculate the expected life of the mine or mines within such Special Mining Lease on the basis of then measured, indicated and inferred reserves and then current and proposed production rates. If the expected life of such mine or mines is

(i)	greater than forty years, the Special Mining Lease, at the expiration of the then current period thereof, shall be automatically extended for a further period of fifty years; or

(ii)	less than forty years, the Special Mining Lease at the expiration of the then current period thereof, shall be automatically extended for the period of such expected life plus ten years,

unless, in either case, the holders thereof, by notice given to the Minister not less than one year prior to the expiry of such initial or extended period, advise that they do not require the said Special Mining Lease to be so extended.

(c) The conditions to apply during any extended period of the Special Mining Lease granted in accordance with sub-clause (1) of this Clause (other than conditions relating to the term, rent and royalty rate) may be reviewed by the Minister at the commencement of each extended period and the Minister subject to Clause 34 may impose such reasonable additional conditions or variations to the existing conditions to apply during such extended period for, without limitation, the purpose of preventing or reducing adverse effects upon the environment of the lands the subject of such Special Mining Lease provided always that if the holders of such Special Mining Lease consider any such condition other than a condition relating to safety to be unreasonable or objectionable they may refer the question to arbitration pursuant to Clause 49 within sixty days of receipt of advice from the Minister of such condition. Any condition imposed by the Minister under this subclause may at any time be cancelled by him and any reference pursuant to this sub-clause to arbitration shall not affect the continuance or continuity of the Special Mining Lease.

(3) Conversion of Special Exploration Licence to Special Mining Lease-The holders for the time being of a Special Exploration Licence may, not later than 6 months after the Joint Venturers have, pursuant to Clause 6 or Clause 9 as the case may be, given a Project Notice in respect of the Initial Project or a Subsequent Project, apply to the Minister for a Special Mining Lease for all minerals over the whole or part of the area of a Special Exploration Licence in respect of that Project Notice and any additional area or areas as may be reasonably necessary for surface facilities as may be specified in the said application. The State shall (contemporaneously with the surrender, conditional on fulfilment by the State of its obligation under this sub-clause (3), of the whole or part (as the case may require) of the Special Exploration Licence (which surrender shall be accepted by the State)) cause to be granted to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister a Special Mining Lease over the land specified in the application (notwithstanding that the survey in respect thereof has not been completed but subject to such corrections to accord with the survey when completed at the relevant Joint Venturers’ expense).

(4) Incorporation of Lands in Special Mining Lease If an application is made under sub-clause (3) of this Clause by or on behalf of the same Joint Venturers as then have the benefit of another Special Mining Lease granted in accordance with this Clause 19 the State shall, if so required by those Joint Venturers, incorporate the lands the subject of the said application into that other Special Mining Lease whether contiguous therewith or not and the State and the relevant Joint Venturers shall ensure that the said Special Mining Lease is modified as necessary to incorporate such lands as may be added as aforesaid.

(5) Special Mining Lease Rent The holders of a Special Mining Lease shall, subject to Clause 34 of this Indenture, pay rent to the State for all that land the subject thereof at the annual rate applicable to all mineral leases granted under the Mining Act.

(6) Exclusive Rights of Entry Subject always to the ratifying Act the State shall ensure that the holders of a Special Mining Lease and their agents, servants and invitees shall have exclusive rights of entry upon and occupation of the lands the subject thereof provided always that nothing shall prevent or hinder the entry onto such lands by any employee of the State or any instrumentality thereof for the purpose of discharging or carrying out any statutory duty or acting in the proper course of his employment.

(7) The provisions of this Clause shall apply, mutatis mutandis, to any Special Mining Leases granted in accordance with sub-clause (3) of this Clause.

(8) The State shall ensure that, during the currency of this Indenture and subject to compliance with the terms and conditions set out in a Special Mining Lease, the holders of a Special Mining Lease shall not be required, with respect to that Special Mining Lease, to comply with the labour conditions and/or expenditure conditions (if any) imposed by or under the Mining Act.

(9) State Use The State and the holders thereof may agree upon the use of any portion of the lands comprised in a Special Mining Lease for provision of a public utility crossing of the lands comprised in that Special Mining Lease (including roads railways pipelines and transmission lines) provided that such use does not conflict or interfere with the Joint Venturers’ operations or the rights granted under such Special Mining Lease.

(10)  Substituted Securities Where the Joint Venturers or any of them whether before or after the execution of this Indenture executes and has registered or recorded in the Department of Mines and Energy or other relevant Department in the State a mortgage charge or other encumbrance over their or its interest in a mining lease exploration licence retention lease miscellaneous purposes licence extractive minerals lease or other tenement and the land the subject thereof on the surrender thereof becomes incorporated in a Special Exploration Licence, or a Special Mining Lease then provided the consent of the mortgagee chargee or other encumbrancee is first obtained the interest of the said Joint Venturer in the Special Exploration Licence or Special Mining Lease (as the case may be) shall notwithstanding the provisions of any Act and any rule of law or equity to the contrary be deemed to be the subject of such mortgage charge or other encumbrance as if the Special Exploration Licence or Special Mining Lease (as the case may be) had been referred to in the mortgage charge or other encumbrance. A memorandum of any such mortgages charges or other encumbrances shall thereupon by force of this Indenture and the ratifying Act be endorsed on the Special Exploration Licence or Special Mining Lease (as the case may be) in the order in which they appeared registered or recorded against an interest as aforesaid in any such surrendered tenement at the time of its surrender.

(11)  The Joint Venturers or any of them or an associated company may, where reasonably necessary for the purposes of carrying on their mining operations, dewater or drain, either wholly or partially, any ore body or adjoining strata and may (if appropriate) use such water for any purpose connected with such mining operations.

(12)  Any Special Mining Lease issued pursuant to this Clause applying to the Andamooka Precious Stones Field (as proclaimed at the date upon which this Indenture is signed the area of which is specified in the Sixth Schedule hereto) shall be issued subject to the rights pursuant to the Mining Act of opal miners (both present and future) prospecting or mining in the said precious stones field, provided however, that such rights shall not extend to a depth of more than fifty metres below the surface of the earth.

19A.    PIPELINE LICENCE

(1)   Subject to subclause (2), both upon written application by or on behalf of the Joint Venturers or any of them and upon the provision to the Minister of the information or documents specified in subclause (2), the Minister shall grant, pursuant to the Petroleum Act, 1940, a pipeline licence (the “Pipeline Licence”) to the relevant Joint Venturers or to such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister (the “Licensee”) to construct and operate a petroleum pipeline and tanks, machinery and appurtenances integral to the relevant pipeline which is one of the following:

(a)	an extension to the Moomba-Adelaide pipeline (as defined in the Natural Gas Authority Act, 1967) to Olympic Dam;

(b)	a pipeline from Moomba to Olympic Dam; or

(c)
a pipeline to Olympic Dam, approved by the Minister, along a route which is other than from Moomba to Olympic Dam, which approval may be given or withheld, including conditionally, in the Minister’s absolute and unfettered discretion and such that neither a failure to give approval nor the nature or imposition of any conditions shall be arbitrable, for the purpose of delivering petroleum to Olympic Dam. The conditions of the Pipeline Licence shall be those specified in and otherwise consistent with this Clause together with the rights, obligations and liabilities, to the extent not expressly modified by this Clause, of the Minister and of a licensee of a pipeline licence specified in the Petroleum Act, 1940.

(2)  If the relevant Joint Venturers apply for the Pipeline Licence in respect of a pipeline referred to in subparagraph (1)(a) above, then the relevant Joint Venturers shall, together with and when making an application for the grant of the Pipeline Licence, provide to the Minister copies of any executed unconditional (except for conditions relating to the construction of the pipeline, the Pipeline Licence being granted, the Licensee obtaining any necessary estates or interests in land to construct or operate the pipeline, conditions relating to the performance of obligations of the State pursuant to the Indenture or such other conditions which the Minister approves) and legally binding and enforceable written contracts to the effect that the owner or operator of the said Moomba-Adelaide pipeline or any other relevant person (other than the Minister) agrees and consents to the construction and operation of the said extension to that pipeline to Olympic Dam pursuant to and on the terms and conditions specified in this Clause for the term (including any renewals thereof) of the Pipeline Licence specified in this Clause.

(3)  Prior to applying for the grant of the Pipeline Licence pursuant to subclause (1), the relevant Joint Venturers shall, by written notice, provide to the Minister the following:

(a)	the information or documents specified in or which may be required pursuant to section 80E of the Petroleum Act, 1940;

(b)	such information or documents as the Minister may reasonably require in relation to design, manufacture, construction, operation, maintenance or testing of the said pipeline;

(c)
such information or documents as the Minister may reasonably require in relation to any environmental or safety matters relevant to the design, construction, operation, maintenance or testing of the said pipeline; and

(d)
such information as the Minister may reasonably require in relation to any relevant factor for the purpose of section 80G of the Petroleum Act, 1940, other than any information concerning the financial resources of the relevant Joint Venturers.

(4)  The Minister may, pursuant to section 80F of the Petroleum Act, 1940, require the relevant Joint Venturers to give notice of their application for the Pipeline Licence to such persons and in such manner as the Minister may, by notice in writing served personally or by post upon the relevant Joint Venturers, specify.

(5)  The Minister shall grant the Pipeline Licence to the Licensee for an initial term of twenty one (21) years.

(6)  The Licensee shall pay to the Minister the licence fees payable, from time to time, in respect of such licences pursuant to the Petroleum Act, 1940, subject always to the provisions of clause 34 as to non-discrimination.

(7)  The Licensee may, from time to time, apply for a renewal of the term of the Pipeline Licence. The Licensee may apply for such renewals of the term of the Pipeline Licence at any time during which a Special Mining Lease over the Olympic Dam Area or any part thereof is granted and is in force. If the Minister is satisfied both that the Licensee has complied with the conditions of the Pipeline Licence and the relevant provisions of the Petroleum Act, 1940 during the current term of the Pipeline Licence and that all necessary contracts referred to in paragraph (2) are in force for the duration of the renewed term, then the Minister shall renew the Pipeline Licence for a further term of twenty one (21) years or such shorter period for which the Licensee may apply.

(8)  The conditions applicable to the Pipeline Licence shall be similar to the conditions, subject to clause 34 as to non-discrimination, on which such pipeline licences are usually granted pursuant to the Petroleum Act, 1940 either at the time the Pipeline Licence is granted pursuant to subclause (1) or at the time the term of the Pipeline Licence is being renewed pursuant to this Clause provided that the Minister may make or impose such reasonable additional conditions or variations on those usual conditions which the Minister reasonably considers appropriate in relation to or as a consequence of any of the following matters:

(a)	only as at the time the Pipeline Licence is initially granted pursuant to subclause (1), the nature or route of the pipeline in respect of which the Pipeline Licence is being granted;

(b)
the prevention or reduction of adverse effects upon the environment of the lands across which the said pipeline is to be constructed or operated or the implementation or observance of any industry standards, procedures or practices, whether international or otherwise, which the Minister reasonably considers appropriate to minimize or ameliorate any such adverse effects;

(c)
industry standards, procedures or practices, whether international or otherwise, in relation to the design, construction, maintenance or operation of the said pipeline or any safety or security standards, procedures or practices;

(d)	access by third parties to use any excess capacity in or of the said pipeline; or

(e)
such other matters as the Minister may reasonably consider relevant in the light of technical, operational, environmental or safety developments in relation to the design, construction, operation, maintenance or testing of petroleum pipelines or associated tanks, plant, machinery or appurtenances at the time the Pipeline Licence is granted or the term of which is being renewed pursuant to this Clause, and provided further that any such determination, whether initially or upon a renewal of the term, of the conditions applicable to the Pipeline Licence by the Minister shall not be arbitrable pursuant to this Indenture but otherwise without prejudice to the Joint Venturers other rights or remedies generally available under statute, at law or in equity to contest, dispute or seek the review of any such determination of the Minister.

(9)  If the Licensee applies for a renewal of the term of the Pipeline Licence, then the Minister may review, at the commencement of each renewed period, the conditions to apply to the Pipeline Licence in relation to any of the matters specified in subclause (8) during any such renewed period and the Minister may, subject to the provisions of Clause 34 as to non-discrimination, impose such reasonable additional conditions or variations to the existing conditions which will apply during any such renewed period.

(10)  The pipeline in respect of which the Pipeline Licence is to be granted shall be of a size and capacity capable of delivering petroleum to Olympic Dam to satisfy current and estimated future mine and town petroleum requirements.

(11)  The Licensee shall design, construct, manufacture, operate, maintain, and repair and test the pipeline in respect of which the Pipeline Licence is to be granted in accordance with the Petroleum Act, 1940, any regulations promulgated, from time to time, pursuant to that Act and the Pipeline Licence.

(12)  If the Pipeline Licence is granted to more than one person pursuant to this Clause, then the obligations of those persons pursuant to this Clause and the Petroleum Act, 1940 shall be several and not, as specified in section 80IA of the Petroleum Act, 1940, joint and several.

(13)  The Licensee shall ensure that any necessary contracts referred to in subclause (2) are in force and effect during the term (including any renewed term) for which the Pipeline Licence has been granted pursuant to this Clause.

(14)  The route of the pipeline in respect of which the Pipeline Licence is to be granted shall be subject to generally applicable environmental procedures and approvals.

(15)  Any condition imposed by the Minister under this Clause may, at any time, be cancelled by the Minister.

(16)  Section 80QC of the Petroleum Act, 1940 shall not apply during the initial term or any renewed term of the Pipeline Licence.

(17)  The provisions of the Petroleum Act, 1940 shall apply to both the said pipeline and the Pipeline Licence to the extent not expressly modified by or inconsistent with the provisions of this Clause.

20.  SPECIAL EXPLORATION LICENCES

(1)  Subject to the Stuart Shelf Joint Venturers complying with the conditions of Exploration Licence number 784 and with the conditions of the Exploration Licence to be issued in consequence of Application for Exploration Licence number 611 of 1980 or any other tenement issued pursuant to the provisions of the Mining Act in substitution therefor (which tenements are hereinafter referred to as the “Stuart Shelf Licences”), the tenure of the Stuart Shelf Licences is hereby extended until either the 31st day of December, 1985 or the date (hereinafter referred to as the “Selection Date”) upon which the Stuart Shelf Joint Venturers specify the Selected Areas to the Minister pursuant to sub-clause (4) of this Clause, whichever first occurs.

(2)  The expenditure requirements for the Stuart Shelf Licences shall, upon this Indenture coming into operation, be aggregated and shall be:

(a)	for the period which commenced on the 29th day of May, 1979, and ending on the 29th day of May, 1982, a sum of not less than five million dollars, ($5 000 000.00) and

(b)
for the period commencing on the 30th day of May 1982 and ending on either the Selection Date or the 31st day of December, 1985, which ever first occurs, a sum calculated at the rate of One Million Five Hundred Thousand Dollars ($1 500 000.00) for each year or, if less than a year, then at the rate of One Hundred and Twenty-five Thousand Dollars ($125 000.00) for each month or part thereof during that period.

(3)  The Stuart Shelf Licences shall be subject to the terms and conditions contained therein at the date of the execution of this Indenture.

(4)  Upon one or more application or applications by or on behalf of the Stuart Shelf Joint Venturers, made on or prior to the 31st day of December 1985, for a Special Exploration Licence or Special Exploration Licences over such of the Selected Areas as may be specified in the said application or applications the State shall (contemporaneously with the surrender, conditional on fulfilment by the State of its obligations pursuant to this sub-clause (4), by the Stuart Shelf Joint Venturers of the relevant portion or portions of all exploration licences, retention leases, miscellaneous purposes licences, extractive minerals leases or other tenements whatsoever as are inconsistent with the grant of a Special Exploration Licence (which surrender shall be accepted by the Mines Minister) held by them or any of them or on behalf of any of them at the date of the said application in relation to the whole or part of a Selected Area the subject of an application) cause to be granted to the Joint Venturers or such of them as the Stuart Shelf Joint Venturers may nominate to the Minister or to an associated company as they may nominate to the

Minister at the rental hereafter specified a Special Exploration Licence or Special Exploration Licences over the Selected Area or Selected Areas (or part or parts thereof as they shall nominate) the subject of each application (notwithstanding that the survey in respect thereof has not been completed but subject to such corrections to accord with the survey when completed at the Stuart Shelf Joint Venturers’ expense).

Each such Special Exploration Licence shall, subject to the performance by the holders thereof of their obligations thereunder and under this Indenture, be for a term commencing with effect from the date of receipt of the application therefor and expiring, subject to paragraph (e) of sub-clause (9) and sub-clause (5) of this Clause on the 31st day of December 2005. The expenditure and relinquishment obligations of the holders of a Special Exploration Licence shall be as follows:

(a)
in respect of any two or more areas, the subject of Special Exploration Licences, which are contiguous, an expenditure obligation of $5 000 (escalated) per square kilometre per annum which shall be satisfied if the aggregate of actual expenditures (escalated) in each year of such Special Exploration Licences in respect of the aggregate area of such Special Exploration Licences is not less than $5 000 (escalated) per square kilometre;

(b)
in respect of any area the subject of a Special Exploration Licence, (whether or not contiguous with any other such area) an expenditure obligation of $5 000 (escalated) per square kilometre per annum which shall be satisfied if during each of the periods which:

(i)	commences on the commencement of the Special Exploration Licence and expires on the 31st day of December 1990;

(ii)	commences on the 1st day of January 1991 and expires on the 31st day of December 1995;

(iii)	commences on the 1st day of January 1996 and expires on the 31st day of December 2000;

(iv)	commences on the 1st day of January 2001 and expires on the 31st day of December 2005,

the aggregate of actual expenditures (escalated) during the relevant period, in respect of such area expressed as a rate per annum in respect of the relevant period, is not less than $5 000 (escalated) per square kilometre;

(c)
the holders of a Special Exploration Licence shall, on the 31st day of December in each of 1990, 1995 and 2000, relinquish such lands the subject of that Licence as shall be nominated by them, so that as of the 1st day of January in each of 1991, 1996 and 2001 the percentage of the area in respect of which the said Licence was originally granted is not more than as hereafter specified

1st day of January 1991	80%
1st day of January 1996	64%
1st day of January 2001	51%
1st day of January 2006	41%

(d)	a reference in this sub-clause (4) to

(i)	“$5 000 (escalated)” shall be read as a reference to a sum of money calculated in accordance with the following formula:

B x D
A	=
C

      Where

A = the sum of money to be calculated;

B = the Consumer Price Index for the City of Adelaide

(All Groups) for the quarter ending on the 31st day of December in the relevant year;

C	=	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter ended 31st day of December 1981;

D	=	the sum of $5 000

(ii)	“the annual expenditures (escalated)” shall be read as a reference to a sum of money calculated in accordance with the following formula:

B x D
A	=
C

Where:

A	=	the sum of money to be calculated;

B	=	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter ending on the 31st day of December in the relevant year;

C	=	the Consumer Price Index for the City of Adelaide (All Groups) for each quarter during which expenditure has been incurred;

D	=	the actual expenditure to be escalated for the relevant quarter.

(5)  If, at the time at which the Minister receives an application pursuant to sub-clause (4) of this Clause, the Joint Venturers have not given a Project Notice in respect of the Initial Project pursuant to sub-clause (2) of Clause 6 of this Indenture, the State, upon receipt of such application, shall issue to the Stuart Shelf Joint Venturers, or such of them or an associated company nominated in such application, a Special Exploration Licence for a term expiring on the 31st day of December 1995.

If at a subsequent date, but before the 31st day of December 1991, the Joint Venturers give a Project Notice in respect of the Initial Project pursuant to sub-clause (2) of Clause 6 of this Indenture, the State upon receipt of such notice by the Minister, shall extend the term of the Special Exploration Licences referred to in this subclause (5) until the 31st day of December 2005.

(6)  The State will ensure that from the date upon which all areas of land to be specified to WMC and the Minister by BPA and BPPD as Selected Areas have been specified an Exploration Licence in respect of the balance remaining of the lands the subject of the Stuart Shelf Licences (in this Clause 20 referred to as “the Initial Exploration Licence”) is granted pursuant to the Mining Act to WMC for a period of six months. Such Exploration Licence shall not impose any minimum expenditure obligations on WMC.

(7)  The State will ensure that, from the expiration of the Initial Exploration Licence, an Exploration Licence or Licences in respect of a maximum of three thousand square kilometres to be nominated by WMC out of the area of the Initial Exploration Licence is granted pursuant to the Mining Act to WMC for a period (including renewals) of five years. The terms and conditions of such Exploration Licence or Licences shall be similar to those which are generally applicable to Exploration Licences then granted under the Mining Act.

(8)  In the event that the holders of a Special Exploration Licence make a promising discovery on the area of that Special Exploration Licence the holders thereof will undertake a programme of further exploration and appraisal and will promptly advise the Mines Minister of the results thereof and proposals for further exploration.

(9)  (a) If, in respect of a Special Exploration Licence granted pursuant to sub-clause (4) of this Clause, the Minister at any time is of the opinion that, on the basis of information lodged with the Department of Mines and Energy, it is economically practicable for the holders thereof to commit to a Subsequent Project in respect thereof, he may, after consultation with the holders of the relevant Special Exploration Licence, notify such holders that he requires them to undertake a review of the economic viability of such a Project and report to him within 30 days after receipt by such holders of such notification.

(i)
If, after receiving such report indicating that such a Subsequent Project is not likely to be economically practicable, the Minister is dissatisfied with the report he may within 30 days after receipt thereof, refer the report to an Independent Expert pursuant to Clause 50.

(ii)
If the Independent Expert determines that such a Subsequent Project is unlikely to be economically practicable, the holders of the Special Exploration Licence shall not be obliged to undertake further studies except pursuant to paragraph (f) of this sub-clause (9).

(iii)
If the Independent Expert determines that such a Subsequent Project is likely to be economically practicable the Minister may within 30 days of receipt by him of such determination give notice of his opinion (in this sub-clause (9) referred to as “the Minister’s opinion”) to such holders that such a Subsequent Project is likely to be economically practicable.

(b)  Where the holders of a Special Exploration Licence have received the Minister’s opinion they shall, as soon as practicable, prepare or cause to be prepared a feasibility study to show whether or not it is economically practicable for them to commit to a Subsequent Project in respect thereof.

(c)  Where a feasibility study prepared pursuant to paragraph (b) of this sub-clause (9) shows it is not then economically practicable for the holder of the relevant Special Exploration Licence to commit to a Subsequent Project in respect thereof, the Minister shall accept such result.

(d)  Where a feasibility study prepared pursuant to paragraph (b) of this sub-clause (9) shows it is economically practicable for the holders of the relevant Special Exploration Licence to commit to a Subsequent Project in respect thereof:Ñ

(i)
such holders will commit to such Subsequent Project within three years of the date upon which the feasibility study, showing that it is then economically practicable for them to do so, is received by them; or

(ii)	if such holders do not so commit to such Subsequent Project the Special Exploration Licence shall terminate at the end of such three year period.

(e)  If such holders, following receipt by them of the Minister’s opinion, fail to prepare or cause to be prepared a feasibility study pursuant to paragraph (b) of this sub-clause (9), the Special Exploration Licence shall terminate within 2 years from the date of receipt of the Minister’s opinion or such other time as may be reasonably necessary to prepare such a study.

(f)  The Minister may not give notice of the Minister’s opinion in respect of any Special Exploration Licence more frequently than at two yearly intervals from the date of receipt of the Independent Expert’s determination or of the feasibility study result, as the case may be.

(g)  In determining whether or not it is economically practicable for the holders of a Special Exploration Licence to commit to a Subsequent Project in respect thereof, account shall be taken of the provisions of sub-clause (1) of Clause 9 and whether or not the negotiations required thereby have been completed and if so the results thereof and any such Subsequent Project shall be considered on a stand alone basis.

(10)  Any Special Exploration Licence issued pursuant to this Clause applying to the Andamooka Precious Stones Field (as proclaimed at the date upon which this Indenture is executed the area of which is specified in the Sixth Schedule hereto) shall be issued subject to the rights, pursuant to the Mining Act, of opal miners (both present and future) prospecting or mining in the said precious stones field, provided, however, that such rights shall not extend to a depth of more than fifty metres below the surface of the earth.

21.  PROVISION OF INFRASTRUCTURE

(1)  The relevant Joint Venturers as developer but subject always to the other provisions of this Indenture and in particular Clauses 22 and 23 shall provide or cause to be provided at the town such housing, accommodation, services and works necessary to provide for the needs of persons (and the dependants of those persons) who are employed by or on behalf of those Joint Venturers and those Joint Venturers will use their best endeavours to assist in the provision of the housing needs of such other persons and their dependants who provide services in the town that are ancillary and necessary to the needs of the Joint Venturers’ employees and their dependants.

(2)  The conduct of all planning within the townsite other than for building design and landscaping of buildings to be owned or occupied by the State or municipality (which shall be designed by the State) shall be the responsibility of the relevant Joint Venturers, and subject to sub-clauses (3) and (4) of this Clause, the conduct of all development and construction within the townsite of:

(a)	all buildings and structures required for educational, hospital, medical, dental, police, fire, local government, judicial, recreational, town maintenance depots and other civic and communal services;

(b)
adequate housing accommodation for married and single personnel directly connected with the construction, operation and maintenance of the infrastructure and facilities the subject of paragraphs (a) and (c) of this sub-clause (2); and

(c)
all public roads and the lighting therefor, electricity headworks and reticulation, sewerage works (including reticulation) and treatment plant, garbage disposal facilities, water supply works (including reticulation) and drainage works shall be the responsibility of the relevant Joint Venturers or, as the case may be, the State.

(3)  The obligation of the relevant Joint Venturers to provide housing accommodation services and works pursuant to sub-clause (1) of this Clause and to provide infrastructure pursuant to sub-clause (2) of this Clause shall be limited to the provision of such housing accommodation and infrastructure as is appropriate to the scale of the Joint Venturers’ operations from time to time with a maximum obligation appropriate to a level of the production at the minesite of 350 000 tonnes per annum of contained copper in saleable Product, saleable Non-minesite Product and associated by-products. The Joint Venturers and the Minister shall, having regard to then current or recent developments of a similar nature by the private sector elsewhere in Australia, agree upon the then current need for and extent of such housing accommodation and infrastructure and if agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49.

(4)  (a) The programme for the development and construction of the infrastructure referred to in sub-clause (2) of this Clause (including priorities in such development and construction) shall be agreed from time to time by the Joint Venturers and the Minister and if agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49.

(b)  In respect of the items specified in sub-clause (2) of Clause 22 other than the road referred to in sub-clause (2) of Clause 14, the construction of such items shall be by way of tender (unless otherwise agreed by the Minister) and be subject to the direction and control of the relevant Joint Venturers, provided however, that the following shall apply to any contract for the construction of any such item:

(i)	all contracts shall be awarded on the basis of competitive tender unless the Minister in any case otherwise agrees (failure to so agree shall not be arbitrable);

(ii)
no tender shall be accepted without the consent of the relevant Joint Venturers and the Minister (which consents shall not be unreasonably withheld) and in accepting any tender regard shall be had to the programme referred to in paragraph (a) of this sub-clause.

(c)  If any of the items specified in sub-clause (2) of Clause 22 is constructed prior to a Project Notice being given in respect of the Initial Project they shall be constructed at the cost and expense of the relevant Joint Venturers provided that upon a Project Notice being given in respect of the Initial Project the State shall pay to such Joint Venturers the total costs and expenses of such construction paid or subsequently paid by them escalated in accordance with the following formula:

A =	B x D C

Where

A =	the sum of money to be calculated;

B =	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter last ended prior to the payment by the State to the relevant Joint Venturers;

C =	the Consumer Price Index for the City of Adelaide (All Groups) for each quarter during which expenditure has been incurred by the relevant Joint Venturers;

D =	the actual expenditure by the relevant Joint Venturers to be escalated for the relevant quarter.

(5)  In any case where relevant standards and specifications are not contained in the Building Rules under the Development Act, 1993, the Joint Venturers and the Minister shall, having regard to then current or recent developments of a similar nature by the private sector elsewhere in Australia and after consultation with any relevant Department or instrumentality of the State, the Commonwealth or the municipality, agree upon the standards and specifications to be applied and if agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49.

(6)  Subject to the other provisions of this Indenture, the relevant Joint Venturers shall provide at their cost all equipment initially required in relation to public roads and the lighting therefor, electricity reticulation, sewerage reticulation and treatment works, water supply and drainage works and all other essential services which it is the responsibility of those Joint Venturers to plan, develop and construct at the townsite as provided in paragraph (c) of sub-clause (2) of this Clause.

(7)  The State shall provide or cause to be provided full and free access to, egress from and possession of any site or sites which is reasonably required by the Joint Venturers or any of them or an associated company in order for them to discharge any obligation or responsibility or exercise any right under this Indenture. Without limiting the foregoing the Joint Venturers or any of them or an associated company shall have the right to make excavations in public roads and as necessary erect barricades, safety lighting, close or partially close such roads and do such other acts as may be appropriate.

(8)    Subject to the provisions of the Mining Act, the Joint Venturers or any of them or an associated company shall have the right to extract and use such stone, sand, gravel or clay from within or without the townsite as may be necessary for the purpose of discharging their obligations under this Indenture.

(9)    Nothing contained in this Clause 21 shall be construed as placing on the Joint Venturers or any of them an obligation to provide or pay for personnel required to operate the educational, hospital, medical, dental, police, fire, local government, judicial, recreational or other civic and communal services which obligation shall at all times be discharged by the State, the municipality or other appropriate authority.

(10)  The State, in accordance with the provisions of sub-clause (5) of Clause 22, shall at no cost to the Joint Venturers equip the buildings and structures referred to in paragraph (a) of sub-clause (2) of this Clause required for educational, hospital, medical, dental, police, fire, local government, judicial, recreational, town maintenance depots or other civic and communal services and the housing accommodation referred to in paragraph (b) of sub-clause (2) of this Clause, (other than accommodation for construction purposes) and shall provide all necessary staff and personnel in connection therewith.

(11)  The State shall at all times be responsible for the service, maintenance and where necessary, repair renovation and replacement of the housing accommodation referred to in paragraph (b) of sub-clause (2) of this Clause (and all equipment therefor) (other than accommodation for construction purposes) and of all buildings and structures (and all equipment therefor) referred to in paragraph (a) of sub-clause (2) of this Clause for educational, hospital, medical, dental, police, fire, judicial, recreational, town maintenance depots or other civic and communal services.

(12)  Subject to the provisions of sub-clause (13) of this Clause the State or, as the case may be, the municipality shall operate and maintain or cause to be operated and maintained within the townsite, from the date of completion thereof all public roads and the lighting therefor, electricity headworks and reticulation, sewerage works (including reticulation) and treatment plant, garbage disposal facilities, water supply works (including reticulation) and drainage works and subject as aforesaid shall operate and maintain or cause to be operated and maintained within the townsite all educational, hospital, medical, dental, police, fire, local government, judicial, recreational, town maintenance depots or other civic and communal facilities.

(13)  The Joint Venturers may agree with the Minister (and failure to so agree shall not be arbitable) that, at the cost of the State and until the responsibility therefor is assumed by the State or the municipality as provided in sub-clause (12) of this Clause, they or any of them or an associated company will be responsible for the operation, service, maintenance and where necessary, repair renovation and replacement of all public roads and the lighting therefor, electricity headworks and reticulation, sewerage works (including reticulation) and treatment plant, water supply works (including reticulation) and drainage works referred to in paragraph (c) of subclause (2) of this Clause and of the equipment referred to in subclause (6) of this Clause. In respect of the planning development and construction of the facilities, services and infrastructure referred to in sub-clause (2) of Clause 22 which is undertaken by the Joint Venturers or any of them or an associated company or in accepting responsibility under this sub-clause (13) for any servicing, maintenance, repair, renovation or replacement the Joint Venturers or any of them or an associated company may act as contractors for the State and, subject to sub-clause (5) of Clause 22 (if appropriate), all costs and expenses of the Joint Venturers or any of them or such associated company in relation thereto (which shall, without limitation, include the costs and expenses of all sub-contractors engaged by or at the direction of the Joint Venturers or any of them or such associated company) shall be borne by the State or the municipality as the case may be on a cost reimbursement basis to such Joint Venturers or such associated company so that after making a reasonable and proper allowance for interest on capital, depreciation in respect of plant and equipment and overhead charges of such Joint Venturers or associated company neither they nor the associated company would make a profit nor suffer a loss from undertaking such planning, development and construction of facilities or such service maintenance repair renovation or replacement. Invoicing of costs and expenses and the reimbursement to such Joint Venturers or associated company will be as frequently as may be agreed by the Joint Venturers and the Minister but in any event not less frequently than quarterly.

(14)  Where pursuant to sub-clause (13) of this Clause the Joint Venturers or any of them or an associated company accept responsibility for the operation, service, maintenance and, where necessary, repair, renovation and replacement of the services, facilities and infrastructure therein specified and accordingly becomes the initial supply authority to the public the billing and collection of any charges for the provision of such services will be conducted by the State at its cost (either by itself or the municipality) on behalf of such Joint Venturers or associated company in a manner agreed by the Joint Venturers and the Minister.

(15)  The relevant Joint Venturers shall, upon completion of each of the facilities and infrastructure specified in sub-clause (2) of this Clause (other than accommodation for construction purposes), transfer to the State or as it may direct for no consideration (other than reimbursement of rates, taxes and other outgoings payable or previously paid in respect thereof) the lands upon which such facilities and infrastructure are situated if such lands are not then held by the State or on its behalf.

(16)  The provisions of this Clause 21 and of Clause 22 shall not impose any obligation on the Joint Venturers or any of them or on the State until the Joint Venturers have given a Project Notice in respect of the Initial Project, provided always, that the Joint Venturers or any of them or an associated company may, subject to the other provisions of this Clause, at their discretion commence or cause to be commenced the construction and development of any such facilities and infrastructure.

22.    INFRASTRUCTURE COSTS

(1)  Except as otherwise provided in this Indenture the provision of the facilities, services and infrastructure referred to in Clauses 13, 14, 15, 16, 17, 18 and 21 shall be at the cost of the relevant Joint Venturers.

(2)  Subject to sub-clause (4) of this Clause the State shall pay all costs of the provision of the following facilities, services and infrastructure:

(a)	allotment development costs in respect of allotments within the townsite required for public and civic facilities and for housing referred to in paragraph (b) of this sub-clause (2);

(b)
all housing accommodation within the townsite for married and single personnel connected with the operation and maintenance of the infrastructure and facilities referred to in sub-clause (2) of Clause 21 (other than accommodation for construction purposes);

(c)	police station, lock-up and court house within the townsite;

(d)	necessary air conditioned child care centres within the townsite;

(e)	necessary air conditioned kindergartens and pre schools within the townsite;

(f)	necessary air conditioned primary schools within the townsite including adequate teaching spaces, administration block, shaded or covered play areas, amenities block, tuck shop and staff facilities;

(g)	necessary air conditioned secondary schools within the townsite including library, administration block, staff facilities and senior centre lecture theatre;

(h)
a ten (10) bed acute facility providing facilities for accident and emergency, minor surgical and obstetric services, community health services and private dental services and such other additional health facilities as the Minister, with the agreement of the Minister for Health, on request from the Joint Venturers from time to time or otherwise, reasonably considers to be required for the township of Roxby Downs after taking into consideration its location and demographic factors and other relevant factors for the provision of health facilities at that time;

* * * * * * * *

Note: Asterisks indicatge repeal or deletion of text.

For further explanation see Appendix 1.

(j)	local authority offices within the townsite including municipal offices, meeting room, public toilets, library, civic auditorium, works depot and workshop;

(k)	swimming pool complex within the townsite including 50 m unheated pool, wading pool, gardens, change rooms and car parks;

(l)	necessary sporting facilities and playing fields within the townsite together with appropriate changeroom facilities;

(m)	premises and facilities within the townsite for creative, performing and visual arts;

(n)	fire services within the townsite including a 2 bay fire station equipped with a fire tender and an additional pump and trailer unit;

(o)	State Government offices within the townsite;

(p)	50% of the cost of the upgrading or construction of the road referred to in sub-clause (2) of Clause 14;

(q)	Ambulance centre and equipment within the townsite including vehicle;

(r)	Parks and gardens within the townsite;

(s)	Garbage disposal facilities for the town;

(t)	Plant and equipment (including vehicles) necessary for the provision within the townsite of State and Local Authority services and facilities.

(3)     The Joint Venturers and the Minister may from time to time agree (failure to thus agree shall not be subject to arbitration) to vary the provisions of sub-clause (2) of this Clause by deletion from, addition to or substitution for (or any combination thereof) of the services, facilities and infrastructure listed therein. For the purposes of this sub-clause (3) only and to provide a basis upon which value equivalents can be agreed, the parties agree that the value of the infrastructure items referred to in the placita on the right hand side hereunder shall be the values (being the values of those items based on a population of 9 000 people), expressed in June, 1981, dollars, set out to the left of the said placita.

Placita

(a)	$3 200 000.00	22(2)(a)
(b)	$7 700 000.00	22(2)(b)
(c)	$7 700 00.00	22(2)(c)
(d)	$270 000.00	22(2)(d)
(e)	$660 000.00	22(2)(e)
(f)	$11 000 000.00	22(2)(f)
(g)	$6 600 000.00	22(2)(g)
(h)	$4 730 000.00	22(2)(h)
(i)	$220 000.00	22(2)(i)
(j)	$3 080 000.00	22(2)(j)
(k)	$1 100 000.00	22(2)(k)
(l)	$1 100 000.00	22(2)(l)
(m)	$220 000.00	22(2)(m)
(n)	$110 000.00	22(2)(n)
(o)	$330 000.00	22(2)(o)
(p)	$6 050 000.00	22(2)(p)
(q)	$110 000.00	22(2)(q)
(r)	$660 000.00	22(2)(r)
(s)	$220 000.00	22(2)(s)
(t)	$1 870 000.00	22(2)(t)

(4)    The maximum obligation of the State to pay the costs of the provision of certain infrastructure pursuant to sub-clause (2) of this Clause (as varied from time to time pursuant to sub-clause (3) of this Clause) shall, notwithstanding the provisions of sub-clause (1) of Clause 9, be the cost of the provision of the items so specified which are appropriate to provide for the needs of 9 000 people being people connected directly with the Joint Venturers operations or with the provision of government or other necessary services to such persons (and the dependants of such persons) whether or not such persons are employed by the Joint Venturers or any of them or an associated company.

(5)    It is the intention of the parties that, subject to the other provisions of this Clause, the cost of the provision of the facilities, services and infrastructure specified in sub-clause (2) of this Clause (as varied from time to time pursuant to sub-clause (3) of this Clause) shall be met wholly by the State and shall not fall upon or be charged to the municipality in any way whatsoever.

23.    ESTABLISHMENT OF MUNICIPALITY

(1)    The State, upon a Project Notice being given in respect of the Initial Project, shall recommend to the Governor that a proclamation be made pursuant to section 7 of the Local Government Act declaring that such area as may be agreed by the Joint Venturers and the Minister be constituted as a municipality (notwithstanding that any survey in respect thereof has not been completed but subject to such corrections to accord with the survey when completed). The Joint Venturers and the Minister may from time to time agree to vary the boundaries of the municipality, and failure to so agree shall not be arbitrable. It is agreed by the parties that the area to be constituted a municipality pursuant to this sub-clause shall not include the lands the subject of the Special Mining Lease to be granted pursuant to sub-clause (1) of Clause 19 and the State will ensure that the lands the subject of such Special Mining Lease or any other Special Mining Lease granted pursuant to this Indenture are not within the area of the municipality or any other local authority.

(2)  The municipality shall have the following powers and functions:

(a)	all the powers vested in municipalities by the Local Government Act but subject to any limitations thereon or variations thereto which may be specified in the ratifying Act;

(b)
During the period of the appointment of the Administrator pursuant to sub-clause (3) of this Clause the provisions of Clause 7 shall apply to any approval sought from, or granted by, the municipality by or to the Joint Venturers or any of them or an associated company save only that a reference in that clause to “the Minister” shall be read as a reference to “the municipality”.

(3)  For a period commencing on the making of the proclamation pursuant to sub-clause (1) of this Clause and expiring five years after the Commencement Date or such longer or shorter period as may be agreed by the Joint Venturers and the Minister (which shorter period is expressly agreed by the parties not to be arbitrable pursuant to Clause 49) the provisions of the Local Government Act relating to the election of councillors shall be suspended as provided in the ratifying Act and in lieu thereof the State shall cause a person approved by the Joint Venturers to be appointed as Administrator of the municipality. The appointment shall commence upon the establishment of the municipality as hereinbefore provided and shall continue until the fifth anniversary of the Commencement Date or until the expiration of the longer or shorter period as aforesaid. During the period of his appointment the Administrator shall exercise all of the powers and discharge all of the functions of the municipality as set out in sub-clause (2) of this Clause and in the ratifying Act.

(4)  The State shall assume or cause the municipality or the relevant distribution authority to assume all responsibility for all functions in the town as shall be the normal and usual responsibility of the State or of a municipality under the Local Government Act respectively and the relevant Joint Venturers shall where necessary and upon completion thereof as certified by the relevant Joint Venturers transfer or cause to be transferred to the State or to the municipality as appropriate at no cost (except as otherwise provided elsewhere in this Indenture) to the relevant Joint Venturers ownership and control as appropriate of all works facilities and services within the town to enable the State or as may be appropriate the municipality fully and effectually to assume and observe its responsibility as aforesaid including without limitation

(a)   public roads and lighting therefor;

(b)   drainage works;

(c)   the sewerage reticulation system and works;

(d)   the potable water reticulation system and works; and

(e)   the electricity reticulation system (but not the Joint Venturers’ electricity generating and distribution equipment) referred to in sub-clause (9) of Clause 18.

(5)  The participating Joint Venturers in respect of the Initial Project shall at their cost, undertake all initial survey work (including any necessary subsequent corrections thereto) necessary or connected with the purposes of this Clause and shall meet such reasonable requests as the Surveyor-General may, from time to time, issue with respect to such surveys but shall have no other obligations with respect to any other survey in connection with the municipality.

24.    FREEHOLD GRANTS

(1)  Upon this Indenture coming into operation the State shall recommend to the Governor that a proclamation be made pursuant to paragraph (d) of section 5 of the Crown Lands Act to dedicate such lands, having an area of approximately 100 square kilometres, as may be agreed between the Joint Venturers and the Minister for development for township purposes (including the area of a town buffer zone) pursuant to this Indenture. The Minister and the Joint Venturers may, at any time, agree that the lands so dedicated shall be extended, reduced or other lands substituted therefor, in which event the State shall recommend to the Governor that such proclamation as is necessary so to dedicate such extended, reduced or substituted lands be made.

(2)  The State shall recommend to the Governor that any land dedicated pursuant to sub-clause (1) of this Clause be placed under the care, control and management of the Minister, pursuant to paragraph (f1) of section 5 of the Crown Lands Act.

(3)    At any time (and from time to time) after a Project Notice has been given in respect of the Initial Project, the State shall, at the request of the Joint Venturers, recommend to the Governor that, pursuant to paragraph (d) of section 5 of the Crown Lands Act, the fee simple estate of those portions of the lands (not being lands so dedicated which have been designated pursuant to Clause 25 for the purposes of a town buffer zone) dedicated pursuant to sub-clause (1) of this Clause as are then required by the Joint Venturers or any of them or an associated company for township purposes be granted to them or such of them or such associated company as they may nominate to the Minister for such purposes. The said grants shall be at no cost to such Joint Venturers or associated company and shall be made free and clear of all easements, restrictions, liens, charges and other encumbrances whatsoever, other than such easements or restrictions which may have been previously agreed in writing between the joint Venturers and the Minister.

(4)    The Joint Venturers or any of them or an associated company (as the case may be) may subdivide or resubdivide any land granted to them pursuant to sub-clause (3) of this Clause for the development thereof for township purposes pursuant to this Indenture and may, for that purpose, at their option:

(a)	seek, pursuant to Clause 7, all necessary approvals for such subdivision or resubdivision; or

(b)
surrender the fee simple estate of the land proposed to be subdivided or resubdivided to the State, such surrender to be conditional upon subdivision or resubdivision of such land by the State pursuant to the provisions of the Crown Lands Act, in accordance with plans and specifications to be agreed between the Joint Venturers or an associated company and the Minister, and the issue of a land grant for an estate in fee simple free and clear of all encumbrances, liens or charges whatsoever (other than any existing in respect of the surrendered title) in respect of each subdivided or resubdivided allotment (not being a road, park or reserve to vest in the municipality).

(5)    The sale of any land by the Joint Venturers or any of them or an associated company within the townsite shall be at a price which is not (unless the consent of the Minister is first obtained, which consent shall not be subject to arbitration) in excess of the allotment development cost in respect of such land. The allotment development cost shall be agreed from time to time between the Joint Venturers and the Minister and shall be a proportion of all costs incurred by the relevant Joint Venturers or an associated company associated with the development of such land, and:

(a)
the escalation of such cost of development which escalation shall be calculated in accordance with the percentage increase in the Consumer Price Index for the City of Adelaide (All Groups) from the quarter last ended prior to the date such costs are incurred to the quarter last ended prior to the date of any such sale; and

(b)	an amount of 5% per annum of such development costs, calculated from the time of such development until the time of sale.

(6)    The Joint Venturers may, at any time after a Project Notice has been given in respect of the Initial Project or a Subsequent Project, advise the Minister of the dimensions and location of the area of lands which the relevant Joint Venturers reasonably require from time to time for the purposes of establishing a minesite, being that land which is reasonably required for the establishment of buildings, structures, ponds, tailings dams and plant and surface facilities associated with the mine or mines for the Initial or Subsequent Project and the State shall recommend to the Governor that the said land be reserved pursuant to the provisions of paragraph (f) of section 5 of the Crown Lands Act.

(7)    The State shall, at the request of the Joint Venturers made at any time after the issue of a Special Mining Lease issued for the purposes of the Initial Project or a Subsequent Project, grant an estate in fee simple, free of any easements, liens, charges or other encumbrances whatsoever over all of the land reserved pursuant to the provisions of sub-clause (6) of this Clause.

(8)    The provisions of this Clause 24 shall apply, mutatis mutandis, to any area of land required for townsite purposes required by the Joint Venturers or any of them with respect to any Subsequent Project.

(9)    The relevant Joint Venturers shall, at their cost, undertake all initial survey work (including any necessary subsequent corrections thereto) necessary or connected with the purposes of this Clause, and shall meet such reasonable requests as the Surveyor-General may, from time to time, issue with respect to such surveys.

(10)    Where, pursuant to sub-clause (7) of this Clause, a fee simple estate over any land has vested in the Joint Venturers, such land shall automatically revert to the State at the expiration of the period ending two years after the termination (whether by effluxion of time or otherwise) of the Special Mining Lease (including any extensions or renewals thereof) in which such land situated.

25.    SPECIAL BUFFER ZONES

(1)    The State shall, upon a Project Notice being given in respect of the Initial Project, grant (or procure the grant) for a period of 21 years with automatic extensions for further successive periods each of 21 years upon the same terms and conditions to:

(a)
the municipality a Special Buffer Zone Lease in the form or substantially in the form of the Eighth Schedule hereto of such land surrounding or on the boundary of the townsite as shall be agreed from time to time by the Joint Venturers and the Minister for the purposes of creating a town buffer zone within which no development may take place and access may be restricted provided that such grant shall contain appropriate reservations in favour of the Joint Venturers or any of them or an associated company as they may nominate to the Minister to ensure that such Joint Venturers or associated company may construct, operate, maintain and use without restriction such roads (both private and public), railways and other forms of transportation and have access to and egress from the minesite for the proper and efficient conduct of their operations; and

(b)
the Joint Venturers or such of them or an associated company as they may nominate to the Minister a Special Buffer Zone Lease in the form or substantially in the form of the Fourth Schedule hereto of such land surrounding the Special Mining Lease to be granted pursuant to sub-clause (1) of Clause 19 as shall be agreed from time to time by the Joint Venturers and the Minister for the purposes of creating a mine buffer zone, within which access may be restricted, to safeguard the public, the work force and the environment in relation to operations under this Indenture and such grants shall have regard to the then current and the future requirements of the Joint Venturers’ operations.

(2)    Additional Buffer Zones    The State shall at the request of the Joint Venturers from time to time cause to be added to the Special Buffer Zone Lease surrounding the Special Mining Lease to be granted pursuant to sub-clause (1) of Clause 19 referred to in sub-clause (1) of this Clause or grant such further Special Buffer Zone Leases as may be appropriate over such land surrounding a Special Mining Lease or Special Mining Leases to be granted pursuant to sub-clause (3) of Clause 19 as shall be agreed by the Joint Venturers and the Minister to be necessary as additional mine buffer zones in respect of any Subsequent Project, whether or not such additional land is contiguous with the land the subject of the Special Buffer Zone Lease granted pursuant to paragraph (b) of sub-clause (1) of this Clause.

(3)    The surface of any land the subject of a Special Buffer Zone Lease and any strata to a depth of fifty metres below such surface shall not be used for any mining operations other than for, or in connection with, a down cast airway.

26.    FURTHER PROCESSING

(1)    Having regard to the State’s intention to have established the further processing of Product within the State, the Joint Venturers shall, in accordance with the provisions of this clause, unless otherwise agreed in writing by the Minister, review the further processing of Product within the State.

(2)    The said review shall ascertain the feasibility of the further processing of Product to the following stages:

(a)	copper to the refined stage, and

(b)	the recovery of base and precious metals.

(3)    The Joint Venturers shall, within three years of the Commencement Date, provide to the Minister a report in writing setting out the results of such review.

(4)    Upon submitting the Minister the report referred to in subclause (3) of this clause, the Joint Venturers shall, whilst Product remains unprocessed within the State to the stages referred to in subclause (2) of this clause, continue to review the further processing of Product within the State and shall, every three years thereafter, provide to the Minister further report in writing setting out the results of such continued review.

(5)    The Joint Venturers shall give preference to the further processing of Product within the State, and will, if further processing of Product within the State is technically and economically feasible, encourage and support such further processing.

(6)    Nothing in this Clause shall oblige the Joint Venturers or any of them to disclose any information the disclosure of which will or may be in breach of any obligation (whether statutory or otherwise) which will or may render the Joint Venturers, or any of them, liable to a fine, penalty, forfeiture or detriment of any kind.

(7)    Nothing in this Clause shall oblige the Joint Venturers to process or sell Product on other than commercial terms acceptable to them, or impinge upon or restrict, in any way, the rights of the Joint Venturers to enter into and comply with contracts for the sale of Product in any form.

27.    LEASES, LICENCES, EASEMENTS AND RIGHTS OF WAY

Without prejudice to the other provisions of this Indenture which provide for the grant of specific leases, licences, easements and other tenures and estates in land the State shall, in respect of land owned by it not reasonably required by the State for any other purpose or resumed pursuant to Clause 31, as may be agreed by the Joint Venturers and the Minister, for the purposes of the Joint Venturers’ operations, from time to time grant (or cause to be granted) to the Joint Venturers or such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister for such period and on such terms and conditions (including renewal rights) as shall be reasonable in all the circumstances, leases and where applicable licences easements and rights of way for all or any of the purposes of the Joint Venturers’ operations.

28.    ZONING, RENTALS AND FEES

(1)    The provisions of the Development Act, 1993 shall not apply except for those contained in Division 2 of Part 4, which shall apply as varied and in the manner specified in subclauses (2), (3), (4) and (5) to any land the subject of a Special Mining Lease granted pursuant to this Indenture or to any lands owned or occupied by the Joint Venturers or any of them or an associated company or of which such Joint Venturers or associated company have or are entitled to the benefit or use and which are reasonably required for the transport, supply or provision of petroleum, electricity or water for the Initial Project or any Subsequent Project.

(2)  A reference, if any, to the “Minister,” the “Major Developments Panel” or the “Development Assessment Commission” in the said Division 2 of Part 4 shall be construed as a reference to the Minister for the purpose of this Indenture.

(3)  If the Minister is of the opinion that an environmental impact statement, a public environmental report or a development report is appropriate or necessary pursuant to the said Division 2 of Part 4 in relation to any proposed development or project and any such statement or report or a statement or report of a substantially similar nature and dealing with substantially similar matters or any other statement or report investigating the environmental impact, if any, of the proposed development or project, however named, is also necessary or appropriate pursuant to any Federal legislation in relation to the same proposed development or project, then the statement or report to be prepared in accordance with the Federal legislation shall, subject to subclause (4), be and be deemed to be an environmental impact statement, public environmental report or development report (as the case may be) prepared in accordance with and for the purposes of the said Division 2 of Part 4.

(4)  If subclause (3) applies in relation to any statement or report, then the Minister may determine that the statement or report must consider such other or additional matters to those required to be considered pursuant to the applicable Federal legislation as provided for in the said Division 2 of Part 4 as the Minister considers appropriate.

(5)  Clause 7 of this Indenture applies to any approval or authorization required pursuant to the said Division 2 of Part 4.

29. RATING

(1)  The State shall ensure that rates, land tax and all similar levies and imposts are assessed and levied only upon or in respect of land which has been granted to the Joint Venturers pursuant to subclause (3) of Clause 24 (hereafter called in this Clause 29 “granted land”) within the townsite and shall, without limitation to the foregoing, ensure that such rates, land tax and similar levies and imposts are not assessed and levied upon or in respect of the occupation of any lands or properties situated within the minesite and used by the Joint Venturers or any of them or by an associated company in relation to the Joint Venturers’ operations.

(2)  No discriminatory rates  The State shall not impose or permit or suffer any instrumentality of the State or any local or other authority or any statutory authority to impose discriminatory rates, land tax or similar levies. Imposts, rates and land tax may be assessed and levied only upon or in respect of granted land within the townsite as provided in sub-clause (1) of this Clause, provided, however, that nothing in this Clause shall be construed as preventing the Distribution Authority charging the Joint Venturers on a non-discriminatory basis for any water or sewerage services supplied to and used on any land owned by the Joint Venturers or any of them.

(3)  Without limitation to the provisions of sub-clause (2) of this Clause and in accordance with the provisions of the ratifying Act the following provisions regarding the levying of rates by the municipality shall apply during the period of the Administrator’s appointment pursuant to sub-clause (3) of Clause 23:

(a)  The Joint Venturers and the municipality shall agree upon the general or any other rate which is to be levied by the municipality in respect of the townsite or any services, facilities or infrastructure provided therein;

(b)
Where the proposed income and expenditure of the municipality for any financial year of the municipality has been approved by the State and the Joint Venturers prior to the commencement of that financial year, or any revision thereof has been so approved prior to any commitment by the municipality in respect thereof, and the revenue of the municipality during that financial year (including grants approved by either the Commonwealth or the State and any funds which the municipality is reasonably able to borrow) is shown by the statement and balance sheet which the municipality is required by section 296 of the Local Government Act to prepare to be insufficient to meet such approved expenditure, one half of that portion of the shortfall directly or necessarily related to the Joint Venturers’ operations shall be borne by the State and one half of that portion of the shortfall directly or necessarily related to the Joint Venturers’ operations shall be borne by the Joint Venturers.

(4)      Notwithstanding that the lands the subject of a Special Mining Lease granted pursuant to this Indenture will not be within the area of the municipality and that the municipality is not required pursuant to this Indenture to bear any capital costs for the provision of infrastructure, facilities and services within the townsite, the relevant Joint Venturers, in addition to any rates payable by them or any of them in respect of any granted land within the townsite, shall make a contribution, in respect of the minesite, to the revenues of the municipality of an amount not exceeding One Hundred and Fifty Thousand Dollars in each financial year of the municipality. The said contribution shall be pro-rated on the basis of 9 000 people connected directly with the Joint Venturers’ operations or with the provision of Government or other necessary services (and the dependants of such people) whether or not such people are employed by the Joint Venturers or an associated company. The amount of the contribution to be made in each year shall be determined on the basis of the estimated number of such people living in the town of the 1st day of July of the year in which such contribution is made. The obligation of the Joint Venturers under this subclause (4) shall not come into operation until the expiration of the period of the Administrator’s appointment pursuant to sub-clause (3) of Clause 23 and the amount shall be increased or decreased by the percentage increase or decrease in the Consumer Price Index for the City of Adelaide (All Groups) from the quarter ended the 31st March, 1982, to the quarter last ended prior to the commencement of the financial year of the municipality in respect of which the contribution is being made.

(5)      Without limitation to the provisions of sub-clause (1) of this Clause and without prejudice to any of the provisions of this Indenture which fix or determine the basis for fixing of costs and charges for the provision of specific facilities or services, the State shall not impose or permit or suffer any instrumentality of the State or any local or other authority or statutory authority to impose discriminatory rates or charges of any nature whatsoever on or in respect of the supply of facilities or services to and within the town or the minesite or elsewhere for the purposes of this Indenture and such rates or charges shall be fixed having regard to the reasonable costs incurred or likely to be incurred in providing such facilities or services and to charges paid by other industrial users and country area consumers respectively in the State and shall include all such allowances, discounts and subsidies as may from time to time be granted or given to such users and consumers.

30. NO RESUMPTION

The State agrees that it shall not requisition, resume, compulsorily acquire or reserve or suffer or permit to be requisitioned, resumed, compulsorily acquired or reserved by an instrumentality or by any local or other authority of the State or any statutory authority

(a)	any portion of the land the subject of any Special Water Licence or Special Mining Lease; or

(b)
any portion of the land the subject of any fee simple estate, lease, licence, right of way or easement granted or used for the transport, supply or provision of petroleum, electricity or water for the Initial Project or any Subsequent Project or for the transport of goods, materials, Non-minesite Product or Product in connection therewith the resumption of which would impede or hinder the Joint Venturer’s works and activities or the works and activities of any of them or of an associated company including, without limitation, the Joint Venturer’s present or future mining and treatment activities at the minesite, nor shall the State create of grant or permit or suffer to be created or granted by an instrumentality or by any local or other authority of the State or any statutory authority any road right of way or easement of any nature or kind whatsoever over or in respect of the land comprised in any such Pipeline Licence, Special Water Licence, Special Mining Lease, fee simple estate, lease, licence, right of way or easement without the consent of the relevant Joint Venturers first had and obtained.

30A.  SAFETY NET

(1)	The Minister may enter into an agreement with the Joint Venturers or any of them:

(a)
that, if a Special Mining Lease, a Special Exploration Licence or the Pipeline Licence should, at some future time, be found to be wholly or partially invalid due to circumstances beyond the control of the Joint Venturers, then the Joint Venturers will have a preferential right to the grant of a new Special Mining Lease, Special Exploration Licence or Pipeline Licence (as the case may be); or

(b)
that, if a Special Water Licence, a Special Buffer Zone Lease or any fee simple estate, lease, licence, right of way, easement or other estate or tenure granted to the Joint Venturers by the State pursuant to this Indenture for the transport, supply or provision of petroleum, electricity or water for the Initial Project or any Subsequent Project or for the transport of goods, materials, Product or Non-minesite Product in connection therewith should, at some future time, be found to be wholly or partially invalid due to circumstances beyond the control of the Joint Venturers, then the Joint Venturers will have a preferential right to the grant of a new Special Water Licence, Special Buffer Zone Lease, fee simple estate, lease, licence, right of way, easement or other estate or tenure (as the case may be);

and

(c)
dealing with the terms and conditions on which the new Special Mining Lease, Special Exploration Licence or the Pipeline Licence or the new Special Water Licence, Special Buffer Zone Lease, fee simple estate, lease, licence, right of way, easement or other estate or tenure (as the case may be) will be provided.

(2)	The Minister must consider any proposal by a Joint Venturer for an agreement under this Clause.

(3)  Without limiting the obligation of the Minister pursuant to subclause (2) to consider any proposal by a Joint Venturer for an agreement pursuant to subclause (1), the Joint Venturers acknowledge and agree that the Minister may decide to enter into any agreement contemplated by or in relation to the matters specified in paragraph 1(b) in his absolute and unfettered discretion and on such terms and conditions as he, again in his absolute and unfettered discretion, considers appropriate. Neither the Minister’s refusal or failure to enter into an agreement contemplated by or in relation to the matters specified in paragraph (1)(b) nor the terms and conditions of any such agreement to which the Minister is or is not prepared to agree to shall be matters which are arbitrable pursuant to this Indenture or otherwise, subject to any judicial review, prerogative writ or any other proceedings to review the exercise of the Minister’s discretions or be otherwise justiciable or reviewable but shall remain exclusively within the parties’ capacities freely to contract.

(4)
Subject to subclause (6), if any event of invalidity specified in paragraphs 1(a) or 1(b) should occur due to circumstances beyond the control of the Joint Venturers, then the State shall, at that time, consider in good faith and take whatever action, if any, within the State’s powers and not otherwise prohibited or impermissible, as the State considers, in its discretion, to be appropriate, after taking into account any adverse effects or impacts on the Joint Venturers caused by any such invalidity and any other relevant factors, for the purpose either of granting a new Special Mining Lease, Special Exploration Licence, Pipeline Licence, Special Water Licence, Special Buffer Zone Lease or any fee simple estate, lease, licence, right of way, easement or other estate or tenure (as the case may be) or of ameliorating or, to the extent possible, remedying any adverse effects or impacts of any such invalidity on the Joint Venturers. In particular, the State shall, in its absolute and unfettered discretion, consider proposing legislation or amendments to existing legislation in order to remedy or ameliorate the adverse effects or impacts of any such invalidity. Any decision made by the State to take action or not in relation to any such event of invalidity shall not be arbitrable pursuant to this Indenture or otherwise or be otherwise justiciable or reviewable in any manner whatsoever.

(5)	The State and the Joint Venturers shall confer in relation to any such matters.

(6)
The State shall obtain the prior agreement of the Joint Venturers to the State doing or not doing any act, matter or thing, pursuant either to any agreement entered into pursuant to subclause (1) or to any action taken by the State pursuant to subclause (4), which is reasonably likely to cause or does cause the State to incur or suffer a Claim or have the consequence of the State incurring or suffering a Claim for the purpose of subclause (9) in respect of which the Joint Venturers have indemnified the State. If the Joint Venturers do not or fail to agree to the State doing or not doing any such act, matter or thing, then the State shall not be obliged to do or not do any such act, matter or thing (as the case may be).

(7)
The Joint Venturers shall take whatever action, if any, within the Joint Venturers’ powers and not otherwise prohibited or impermissible, as the Joint Venturers consider, in their respective discretions, to be appropriate, after taking into account any adverse effects or impacts on the Joint Venturers caused by any such validity and any other relevent factors, for the purpose of themselves ameliorating or, to the extent possible, remedying any adverse effects or impacts of any such invalidity.

(8)	The Joint Venturers shall provide such reasonable assistance to the State as may be reasonably necessary in relation to any proposed action of the State pursuant to subclause (4).

(9)	Subject both to the State obtaining the prior agreement of the Joint Venturers pursuant to subclause (6) and to any agreement to the contrary between the State and the Joint Venturers in relation to the extent of the indemnity, the Joint Venturers shall indemnify and keep indemnified the Minister and the State from and against any Claim which the State or the Minister may suffer or incur to itself or himself respectively or to any other person caused by or as a consequence of either any such new Special Water Licence, Special Buffer Zone Lease, fee simple estate, lease, licence, right of way, easement or other estate or tenure (as the case may be) being granted by the State to the Joint Venturers pursuant to any agreement entered into pursuant to subclause (1) or any action taken by the State pursuant to subclause (4).

(10)   For the purpose of subclauses (6) and (9), “Claim” means any amount, claim, demand, action, cause of action, proceedings, judgment, order, relief, remedy, right, entitlement, damages, liquidated damages, arbitration award, loss, compensation, reimbursement, penalty, cost, expense or liability payable, incurred or suffered of any nature, however arising and whether arising under statute, at law or in equity or whether of a contractual, proprietary or tortious nature or any other civil cause of action or civil liability whatsoever.

(11)  Nothing in this Clause 30A limits, derogates or in any affects any obligation of the State pursuant to this Indenture, including, without limitation, pursuant to Clauses 27 or 31.

31.    RESUMPTION FOR THE PURPOSES OF THIS INDENTURE

(1)  The State shall as necessary resume any land required for the purposes of this Indenture and notwithstanding any provision of any Act may sell, lease, grant licences, easements, and rights-of-way in respect of or otherwise dispose of, such land to the Joint Venturers or to such of them as they may nominate to the Minister or to an associated company as they may nominate to the Minister. The relevant Joint Venturers shall reimburse to the State reasonable compensation previously agreed with those Joint Venturers and paid by it in respect of any land resumed at the request of and on behalf of them pursuant to this Clause.

(2)  Where the State, pursuant to this Indenture, is required to grant to the Joint Venturers any estate, lease, licence or easement (not being a Special Tenement created pursuant to this Indenture) over land (not being land resumed pursuant to sub-clause (1) of this Clause) the property of the State, other than over any land lying in the townsite, a Special Mining Lease, a well field, or a service corridor for a road, railway, powerline or pipeline, the Joint Venturers shall pay to the State the value of such estate, lease, licence or easement as agreed with the Minister or determined by arbitration pursuant to Clause 49.

32.    ROYALTIES

(1)  Each Joint Venturer shall pay or cause to be paid to the State in respect of Product owned by it and which leaves the Special Mining Lease within which the treatment plant is situated:

(a)
at any time prior to and including the fifth anniversary of the Commencement Date a royalty (hereinafter in this Clause referred to as “the initial basic royalty”) at the rate of 2.5% of the value ex mine lease of Product; and

(b)
after the fifth anniversary of the Commencement Date and on or prior to the 31st day of December 2005 a royalty (hereinafter in this Clause referred to as “the subsequent basic royalty”) at the rate of 3.5% of the value ex mine lease of that Product.

In each case computed in Australian currency at the appropriate buying rate of exchange prevailing on the date upon which

(i)	in the case specified in either paragraph (a) or paragraph (b) of sub-clause (2) of this Clause, the gross proceeds are receivable; or

(ii)   in any other case, the value ex mine lease is determined, as quoted by the Australian and New Zealand Banking Group Limited Melbourne or, in the absence of the said bank giving a quotation, at the appropriate rate of exchange agreed between the Minister and the relevant Joint Venturer within 60 days of the relevant quarter day (being a quarter day specified in paragraph (a) of sub-clause (4) of this Clause) and in the absence of agreement as determined by arbitration in accordance with Clause 49. The initial basic royalty and the subsequent basic royalty are hereafter in this Clause referred to as “the basic royalty”.

(2)   For the purpose of this Clause 32 the expression “value ex mine lease” means:

(a)
in the case of Product which leaves the Special Mining Lease within which the treatment plant is situated pursuant to an arm’s length sale of that Product in the form in which it does so leave the said Special Mining Lease the gross proceeds receivable in respect of that sale less all costs and expenses incurred or payable by the relevant Joint Venturer in respect of that sale but not including costs and expenses incurred or payable in respect of producing or stockpiling such Product within the said Special Mining Lease;

(b)
in the case of Product which leaves the Special Mining Lease within which the treatment plant is situated pursuant to a non arm’s length sale of that Product in the form in which it does so leave the said Special Mining Lease the value as agreed by the relevant Joint Venturer and the Minister (which value shall take into account all costs and expenses incurred or payable by the relevant Joint Venturer in respect of that sale but not including costs and expenses incurred or payable in respect of producing or stockpiling such Product within the said Special Mining Lease) within 60 days of the relevant quarter day (being a quarter day specified in paragraph (a) of sub-clause (4) of this Clause) or if no such agreement is reached the value as determined pursuant to paragraph (d) of this sub-clause (2);

(c)
in the case of Product which leaves the Special Mining Lease within which the treatment plant is situated, other than Product referred to in paragraphs (a) and (b) of this subclause (2), and which is subsequently sold in the form in which it does so leave the said Special Mining Lease pursuant to an arm’s length sale prior to the date upon which a return in respect thereof is to be furnished to the Minister pursuant to paragraph (a) of sub-clause (4) of this Clause the gross proceeds receivable in respect of that sale less all costs and expenses incurred or payable by the relevant Joint Venturer in respect of that sale but not including costs and expenses incurred or payable in respect of producing or stockpiling such Product within the said Special Mining Lease;

(d)
in any other case the deemed value. The deemed value shall be calculated as follows: firstly, the relevant Joint Venturer and the Minister shall for each relevant quarter agree upon an appropriate quoted price (commonly used in price setting in that particular commodity) in respect of Product in the form in which it leaves the Special Mining Lease within which the treatment plant is situated or where there is no such quoted price shall agree upon an appropriate quoted price in respect of Product in a form other than that in which it leaves the said Special Mining Lease and which price is commonly used in price setting of Product in the form in which it does leave the said Special Mining Lease; secondly, the relevant Joint Venturer and the Minister shall by agreement adjust each quotation of the reference price during the relevant quarter to a price comparable to prices then being obtained on the open market for material comparable to profuct in the form in which it leaves the Special Mining Lease within which the treatment plant is situated and giving appropriate weight to all relevant factors including:

A.
in any case where the reference price agreed pursuant to “firstly” (above) is in respect of a form of Product different from the form in which Product leaves the Special Mining Lease within which the treatment plant is situated, the quality of Product compared with the quality of the commodity in respect of which the reference is quoted;

B.
the then current free market sales terms and conditions in contracts for the relevant commodity for deliveries in the relevant quarter by on-going producers of the commodity selling substantial quantities of the commodity directly or indirectly to commercial undertakings (and in the case of uranium oxide, to electricity producers or other like commercial undertakings) on an arm’s length basis;

C.	the date, term and nature (including without limitation, the pricing basis thereof) of such contracts and the quantity and quality of the commodity involved;

D.
relevant information published or made available on a regular basis by government agencies and reputable companies or organisations involved in collating pricing and other information of a commercial nature relating to the purchase and sale of the relevant commodity; thirdly, from each such adjusted quoted price shall be deducted all costs and expenses which the relevant Joint Venturer and the Minister agree within 60 days of the relevant quarter day (being a quarter day specified in paragraph (a) of sub-clause (4) of this Clause) would have been incurred or payable by the relevant Joint Venturer

A.	in respect of a sale of Product at each such adjusted quoted price, if such sale had taken place; and

B.	each such sale would have required delivery of Product in the terms contemplated by each such adjusted quoted price; and

C.
such costs and expenses would have been incurred or payable in respect of such a sale (but not including costs and expenses incurred or payable in respect of producing or stockpiling such Product within the Special Mining Lease within which the treatment plant is situated) until the point of delivery which would have been required by a sale at each such adjusted quoted price and each resultant value shall be a gate value; fourthly, the average of all gate values calculated for the relevant quarter shall be obtained and the resultant shall be the deemed value for the purpose of calculating value ex mine lease of Product.

In any case where the relevant Joint Venturer and the Minister are unable to agree upon

A.	a reference price pursuant to ‘firstly’ of paragraph (d) of this sub-clause (2); or

B.	an adjustment to a quotation of a reference price pursuant to ‘secondly’ of paragraph (d) of this subclause (2); or

C.	the deductability of any costs and expenses pursuant to ‘thirdly’ of paragraph (d) of this sub-clause (2) the matter shall be referred to an independent expert for determination pursuant to Clause 50.

(e)	for the purpose of determining gross proceeds receivable in the case of paragraphs (a) and (c) of this sub-clause firstly, determine sales proceeds actually receivable. Sales proceeds actually receivable include

(i)
in the case where sales revenues have been received in respect of Product prior to it leaving the Special Mining Lease within which the treatment plant is situated, the amount which has been received after allowance for any interest or amounts in the nature of interest have been taken into account in respect of those sales revenues; and

(ii)
in the case where sales revenues are to be received in respect of Product after it leaves the Special Mining Lease within which the treatment plant is situated, the amount which is to be received after allowance for any interest or amounts in the nature of interest have been taken into account in respect of those sales revenues.

The amount determined pursuant to “firstly” of this paragraph (e) is the adjusted amount.

Secondly, calculate the current value of the adjusted amount by applying the following formula

A x CPI2
C	=
CPI1

Where

C  =  the current value of the adjusted amount

A  =  the adjusted amount

CPI1 =	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter within which the adjusted amount

(i)	in the case where sales revenues have been received in respect of Product prior to it leaving the Special Mining Lease within which the treatment plant is situated, was received, and,

(ii)	in the case where sales revenues are to be received in respect of Product after it leaves the Special Mining Lease within which the treatment plant is situated, is estimated to be received.

CPI2 =
the Consumer Price Index for the City of Adelaide (All Groups) for the quarter within which the Product in respect of which the adjusted amount is received or receivable leaves the Special Mining Lease within which the treatment plant is situated.

provided that where an adjusted amount is received or is estimated to be received within 60 days of the date upon which the Product to which the adjusted amount relates leaves the Special Mining Lease within which the treatment plant is situated the current value thereof will be deemed to be the adjusted amount. thirdly, if necessary, calculate the sum of the current values of the adjusted amounts in respect of the same sale and the resultant of that calculation is the gross proceeds receivable in respect of that sale.

(3)    After the 31st day of December 2005 royalty on Product in substitution for the basic royalty and the surplus related royalty shall unless the Minister and the holders of each Special Mining Lease otherwise agree be calculated and payable on the basis which, subject always to the provisions of Clause 34 as to non-discrimination, is equivalent to that specified from time to time to be payable in respect of the mining of the relevant mineral as provided in the Mining Act. Any failure by the Minister and the said holders to agree as aforesaid shall not be arbitrable.

(4)   (a) Each Joint Venturer shall during such time as it is obliged to pay royalties to the State pursuant to the preceding sub-clauses of this Clause within 90 days after the following quarter days (in this sub-clause referred to as “the due date”) namely the last days of March June September and December or such other days (having regard to a Joint Venturer’s accounting practice) as may be agreed from time to time by the Minister and the relevant Joint Venturer in each year furnish or cause to be furnished to the Minister a return showing all particulars necessary to enable the calculation of the royalty payable for the quarter immediately preceding the due date of the return which return shall be accompanied by the amount of the royalty payable for the quarter immediately preceding the due date of the return which shall be accompanied by the amount of the royalty to be paid to the State in accordance with the return.

(b)   If at the time of preparation of the return referred to in paragraph (a) of this subclause (4) the relevant Joint Venturer is unable to calculate the royalty on the basis of actual revenues and costs and charges pursuant to paragraph (a) or (c) of sub-clause (2) of this Clause it shall calculate the royalty on the basis of estimates thereof and within 30 days of the relevant Joint Venturer becoming aware of actual revenues and costs and charges in relation to Product in respect of which estimated royalty has been calculated and paid as hereinbefore provided, the relevant Joint Venturer shall determine the actual amount of the royalty payable and shall furnish or cause to be furnished to the Minister a return showing relevant particulars and the following amounts shall thereupon be payable:

(i)	where the estimate of the royalty payable exceeds the actual royalty payable the difference shall be forthwith paid to the relevant Joint Venturer by the State;
(ii)	where the estimate of the royalty payable is less than the actual royalty payable the difference shall be forthwith paid to the State by the relevant Joint Venturer.

(5)   Should the Minister so request within 6 months of the furnishing thereof in respect of any return furnished pursuant to sub-clause (4) of this Clause, the Joint Venturer to whom the request is made shall provide to the Minister as promptly as practicable after the request is made an auditor’s report on the said return by its external auditor. Within the said period of 6 months the State Auditor General or a registered auditor approved by the Minister may request from a Joint Venturer reasonable and relevant information in respect of any such return and the relevant Joint Venturer shall provide the same. Any information so provided by a Joint Venturer shall be treated by the Minister, the State Auditor-General or any registered auditor appointed by the Minister on a strictly confidential basis and the right to request such information shall include the right to examine the books of the joint venture kept by the Manager and that part of the books of a relevant Joint Venturer which relates to the conduct of the relevant Joint Venturer’s operations in respect of which royalty is payable pursuant to this Clause. If a report provided to the Minister by the State Auditor-General or other auditor appointed by the Minister disagrees with an auditor’s report provided as aforesaid, the relevant Joint Venturer and the Minister shall agree whether an adjustment should be made between the State and the relevant Joint Venturer of the amount of any royalty paid or which should have been paid hereunder and such adjustment shall be promptly made between the State and the Joint Venturer concerned provided always that if the relevant Joint Venturer and the Minister are unable to agree the matter shall be referred to arbitration pursuant to Clause 49.

(6)   In addition to the basic royalty payable to the State under this Clause 32 there shall be payable in respect of each relevant group (as that expression is defined in sub-clause (11) of this Clause) to the State in respect of each financial year or part of a financial year from the Commencement Date until and including the 31st day of December 2005 (each such financial year or part thereof being hereinafter in this Clause referred to as an “SRR year”) a further royalty (in this Clause referred to as “surplus related royalty”) calculated in accordance with the following formula:

SRR = (C x APTPS) T

Where:

SRR	=	the amount of the surplus related royalty;

C	=	the rate of royalty expressed as a percentage calculated as provided in sub-clause (10) of this Clause;

APTPS	=	average post threshold project surplus calculated as provided in sub-clause (7) of this Clause;

T	=	(i) in each SRR year until and including the fifth anniversary of the Commencement Date, zero;

(ii) in each SRR year from and after the fifth anniversary of the Commencement Date until and including the 31st day of December 2005 the lesser of

(1) (C x APTPS); and

(2) M, where M = 1% of the value ex mine lease of the relevant group’s Product calculated as provided in sub-clause (2) of this Clause for the relevant SRR year.

Each Joint Venturer which is a member of a relevant group (as that expression is defined in sub-clause (11) of this Clause) shall be jointly liable with other members of the same relevant group to pay to the State the surplus related royalty in respect of that relevant group provided that a Joint Venturer shall have no liability to pay the surplus related royalty in respect of a relevant group of which it is not a member.

Where the Commencement Date or the 31st day of December 2005 does not coincide with the date of commencement of a financial year of a relevant group or the expiry of such a financial year respectively the basic principles embodied in this Clause with regard to the determination of SRR shall be applied in respect of the period between the Commencement Date and the end of such financial year in which the Commencement Date occurs, and of the period between the end of the financial year immediately preceding the 31st day of December 2005 and the 31st day of December 2005.

For the purposes of determining, in particular but without limitation, PTPS and FE, depreciation charges and escalation calculated in accordance with sub clause (8) of this Clause in respect of each of the aforesaid periods in question shall be pro rated in the proportion that each such period bears to a full financial year.

(7) For the purposes of the formula in sub-clause (6) of this Clause APTPS is determined as follows

First determine the relevant group’s project cash surplus (“PCS”) for the relevant SRR year.

PCS	=	the value ex mine lease of all Product for which sales revenues are receivable or are deemed to be receivable in the relevant SRR year.

For the purposes of determining PCS

(a)
sales revenues shall become receivable, subject to the next succeeding paragraphs (b) and (c) on the date upon which title to the Product in respect of which such sales revenues are receivable passes to the purchaser of such Product;

(b)	in the case of Product which leaves the Special Mining Lease within which the treatment plant is situated unsold for further processing, sales revenues will be deemed to be receivable in the SRR year during which such Product so leaves the said Special Mining Lease;

(c)
where sales revenues have been received in respect of Product prior to it leaving the Special Mining Lease within which the treatment plant is situated, PCS for an SRR year shall include the value ex mine lease of such Product in respect of which that portion of sales revenues so received is applicable to Product which has actually left the said Special Mining Lease during that SRR year.

plus all income receivable by or on behalf of the relevant group in the relevant SRR year from the rental of housing accommodation at the town the provision of which housing accommodation is the responsibility of the Joint Venturers or any of them under or pursuant to this Indenture, and all income from the sale of power and water, and the provision of sewerage and other facilities and services, at the town the operating costs related to which are included within the deductible expenditure of a member of the relevant group for the Initial Project or subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project pursuant to paragraphs (a) to (h) inclusive as next provided less the following costs and expenses of the relevant group or any member thereof to the extent that such costs and expenses relate to activities undertaken within or in respect of a Special Mining Lease.

(a)
all costs and expenses other than those referred to in the next succeeding paragraph (b) of an operating nature properly chargeable to a member of the relevant group by the Manager in the relevant SRR year which costs and expenses are attributable to the mining and production of Product;

(b)	the lesser of:

(i)	the portion of actual rentals payable to the State in respect of any Special Mining Lease payable by or properly chargeable to a member of the relevant group in the relevant SRR year; or

(ii)
the portion of the maximum rental in respect of any Special Mining Lease calculated in accordance with the following formula which would have been payable by or properly chargeable to a member of the relevant group in the relevant SRR year:

CPI2 – CPI1
MR = A x 2	B	(1+		)
CPI1
Where

MR	=	the maximum rental

A	=	the area (in hectares) of all Special Mining Leases as at the commencement of the relevant SRR year of which a member of the relevant group is a holder

B	=	$5, being the rent payable per hectare in respect of mineral leases granted under the Mining Act as at 30 September 1981

CPI1	=	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter ended 30th September 1981

CPI2	=	the Consumer Price Index for the City of Adelaide (All Groups) for the quarter last ended before the end of the relevant SRR year;

(c)	all reasonable stockpiling, transport and other expenses necessarily payable by a member of the relevant group in the relevant SRR year in respect of Product;

(d)	an amount equal to 2.5% of the value ex mine lease of Product owned by a member of the relevant group which in the relevant

SRR year leaves the Special Mining Lease within which the treatment plant is situated;

(e)	reasonable administrative overheads relative to the Initial Project and subject to paragraph (g) of subclause (11) of this Clause any Subsequent Project for the relevant SRR year;

(f)
to the extent that same is not included as a cost and expense under the last preceding paragraph (a), that part of the provisions made in the relevant SRR year in the books of account of a member of the relevant group for long service leave, holiday pay and superannuation benefits and entitlements of its employees that relates to personnel of that member of the relevant group engaged on the Initial Project and subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project pro rated in respect of those employees who are not engaged full time thereon in accordance with the time actually spent;

(g)
any borrowing or financing costs and expenses (including Stamp Duty) in respect of the Initial Project and subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project incurred in the relevant SRR year but after the Commencement Date; and

(h)
provision for mine closure and rehabilitation made in the relevant SRR year in the books of account of a member of the relevant group which provision shall be as agreed between the relevant Joint Venturers and the State in relation to the Initial Page 191 Project and subject to paragraph (g) of subclause (11) of this Clause any Subsequent Project and in the absence of agreement as determined by arbitration in accordance with Clause 49;

Provided However that there shall not be deducted from or added to either the aforesaid value ex mine lease or income of the relevant group or any member thereof either of the following

(i)	interest payable or receivable

(ii)
any loss or gain attributable to a movement in currency exchange rates on borrowings by a member of the relevant group for purposes of the Initial Project or subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project.

The resultant of making the foregoing deductions from the aforesaid aggregate of the value ex mine lease and other income is the PCS for the relevant SRR year of the relevant group which may be a positive or negative amount.

Second determine the project surplus (“PS”) for the relevant SRR year of the relevant group by deducting from PCS

(a)	where PCS is a positive amount an amount equal to the amount of definition D in the formula in sub-clause (8) of this Clause 32; and

(b)
after making the deduction in the immediately foregoing paragraph (a) (if any), an amount derived by applying to that resultant a percentage equal to the average rate of tax (being the amount of tax that would be payable expressed as a percentage of taxable income) that would have applied pursuant to income tax or like legislation of the Commonwealth of Australia and/or of any State of Australia applicable in respect of the relevant SRR year as if the relevant group was a single taxpayer and the resultant obtained after making the deduction in the immediately foregoing paragraph (a) (whether a positive or negative amount but expressed as a positive amount for the purposes only of ascertaining the appropriate rate of tax) was its only taxable income; and

(c)	after making the deduction in the immediately foregoing paragraph (b), an amount derived by deducting from the resultant the amount or value of any “resources” or similar tax, rent, charge, duty, rate, tariff or levy imposed by the Government of the Commonwealth of Australia or any State of Australia and paid by a member of the relevant group in the relevant SRR year which amount if not payable only in relation to the Initial Project or subject to paragraph (g) of subclause (11) of this Clause a Subsequent Project, shall be the amount or value in relation to the members of the relevant group calculated (if such be appropriate) on the notional basis that such Initial Project or Subsequent Project (as the case may be) is the sole activity of the relevant member of the relevant group.

The resultant expressed in Australian currency of the calculations under the passage described as “Second” above, is project surplus (“PS”) for the relevant SRR year of the relevant group which may be a positive or negative amount.

Third deduct from PS for the relevant SRR year an amount obtained by multiplying “MFE” (as that expression is defined in sub-clause (8) of this Clause) by a factor equal to 1.2 times the ten year Commonwealth of Australia Bond Rate of the relevant SRR year expressed as percentage, such percentage being hereinafter referred to as the threshold rate of return (“TRR”) for the relevant SRR year.

The resultant of the calculation under the passage described as “Third” above is the post threshold project surplus (“PTPS”) for the relevant SRR year of the relevant group which may be a positive or negative amount.

For the purposes of the passage described as “Third” above and of this Clause 32 the “Commonwealth of Australia Bond Rate” is the theoretical yield on a non brokerage basis for non rebate bonds based on the average for the week centered on the last Wednesday of the month of June for Commonwealth Government Bonds with a maturity nearest to ten years after the relevant month of June as currently quoted in the monthly Reserve Bank of Australia Bulletin.

APTPS is in respect of the relevant group in each SRR year the PTPS of that relevant group for that SRR year plus the PTPS of that relevant group for each consecutive preceding SRR year up to a maximum of 4 such preceding consecutive SRR years divided by the number of SRR years so taken into account.

(8)  Funds Employed (“FE”) of a relevant group as used in the passage described as “Third” in sub-clause (7) of this clause is determined in accordance with the following formula

FE =	APFE + WC

Where:

FE =
the total funds employed by the relevant group for the relevant SRR year in the Initial Project and subject to paragraph (g) of sub-clause (11) of this Clause in any Subsequent Project and (as the case may be) in the Olympic Dam Area and, prior to the selection of all Selected Areas, the Stuart Shelf Area and after such selection, the Selected Areas:

CPIM2
APFE =	(PFE – D	) x		+ NF
CPIM1

Where:

PFE = (i)
in respect of the first SRR year, the relevant group’s accumulated expenditure (including, without limiting the generality of the foregoing, interest (which in the case of an arm’s length transaction shall be interest actually payable and in the case of a non arm’s length transaction shall be at a rate which is reasonable having regard to the type and size of the loan facility in question) (whether capitalised or not), together with the cost of borrowing (including Stamp Duty), exploration expenditure and other pre-production expenses) for the Initial Project and, subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project and (as the case may be) in the Olympic Dam Area and, prior to the selection of all Selected Areas, the Stuart Shelf Area and after such selection, the Selected Areas (hereinafter all referred to as “Project Assets”) incurred at any time prior to the Commencement Date; and

(ii)	in respect of each subsequent SRR year after the first SRR year until and including the 31st day of December 2005 the APFE of the relevant group in respect of the immediately preceding financial year;

D =	the lesser of:

(i)	depreciation at the rate hereinafter mentioned on PFE (current written down value) of the relevant SRR year; or

(ii)	the greater of PCS of the relevant group for the relevant SRR year and zero.

The rate of depreciation aforesaid shall be:

(1)
the percentage determined by dividing 100 by the number which equals the remaining life (expressed in numbers of complete years) of the mine or if there is more than one mine, of the mine that has the longer or longest estimated remaining life which form part of the Initial Project or subject to paragraph (g) of sub-clause (11) of this Clause a Subsequent Project (as the case may be) which said remaining life shall be as agreed between the relevant Joint Venturers and the State and failing agreement shall be as determined by arbitration in accordance with Clause 49, or

(2)	20%,

whichever is the higher rate.

CPIM2	= the Consumer Price Index for the City of Adelaide (All Groups) published by the Australian Bureau of Statistics for the quarter last ended prior to the end of the relevant SRR year;

CPIM1
    =      the Consumer Price Index for the City of Adelaide (All Groups) published by the Australian Bureau of Statistics for              the quarter last ended prior to the end of the year immediately preceding the relevant SRR year to which CPIM2              relates;

NF
     =     (i)      in relation to the Initial Project and subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent                       Project in respect of which start up has occurred in a previous SRR year, capital expenditure of all members of                       the relevant group on all Project Assets (including expenditure on exploration), other than current assets, for the                       relevant SRR year; and

(ii)	subject to paragraph (g) of sub-clause (11) of this Clause in relation to any Subsequent Project in respect of which start up has not yet occurred:

(a)
where a negative election has been made, capital expenditure of all members of the relevant group on all Project Assets (including expenditure on exploration), other than current assets, for the relevant SRR year; or

(b)	where a positive election has been made, nil; and

(iii)	subject to paragraph (g) of sub-clause (11) of this Clause in relation to any Subsequent Project in respect of which start up occurred during the relevant SRR year:

(a)
where a negative election has been made, capital expenditure of all members of the relevant group on all Project Assets (including expenditure on exploration), other than current assets, for the relevant SRR year; or

(b)	where a positive election has been made:

(1)
all expenditure of the relevant group from the date upon which a Project Notice in respect of that Subsequent Project was given until the date upon which start up occurred including (without limiting the generality of the foregoing) interest (whether capitalised or not), cost of borrowing (including Stamp Duties), exploration expenditure and other pre-production expenses; plus

(2)
capital expenditure of all members of the relevant group on all Project Assets (including expenditure on exploration) other than current assets, during the relevant SRR year subsequent to start up; and

(iv)
any exploration expenditure during the relevant SRR year by a member of the relevant group in the Olympic Dam Area and in the Stuart Shelf Area prior to the selection of all Selected Areas and after such selection, in the Selected Areas which expenditure is not otherwise included pursuant to the preceding paragraphs (i), (ii) or (iii);

less the escalated written down value (determined in accordance with the formula for calculating APFE) of:

(a)
any asset acquired for or in connection with the Initial Project or subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project which is sold and the proceeds of such sale are received during the relevant SRR year; and

(b)
where in any relevant SRR year a member of the relevant group has sold, assigned or transferred a share or interest in the Initial Project or subject to paragraph (g) of sub-clause (11) of this Clause a Subsequent Project to a third party (other than a sale, assignment or transfer to an associated company or by way of security) the percentage of Funds Employed as at the end of the relevant SRR year represented by the share or interest sold, assigned or transferred; and

(c)
where in any relevant SRR year a member of the relevant group has granted for valuable consideration to a third party (other than an associated company) a right to use any asset acquired for or in connection with the Initial Project or subject to paragraph (g) of sub clause (11) of this Clause any Subsequent Project an appropriate proportion of the amount represented in Funds Employed by that asset as at the end of the relevant SRR year such proportion being calculated in the proportion that the use made of that asset by the third party bears to the total use of that asset.

When subject to paragraph (g) of sub-clause (11) of this Clause a Project Notice in respect of the first Subsequent Project is given each Joint Venturer which is a participating

Joint Venturer shall, at the time of giving such Notice, notify the State whether the relevant group of which it is a member elects (for the purposes of calculating SRR):

(1)
to include subsequent capital expenditure in respect of that Subsequent Project and, subject to paragraph (g) of sub-clause (11) of this Clause, any other Subsequent Project in NF as it is incurred (which for the purposes of the last preceding paragraphs (ii) and (iii) shall be a negative election); or

(2)
to include in NF in the relevant SRR year during which start up in respect of such first or other Subsequent Project occurs all capital expenditure in respect of that first and, subject to paragraph (g) of sub clause (11) of this Clause, any Subsequent Project incurred from the date the said Project Notice in respect of the relevant Subsequent Project is given until start up in respect of that Subsequent Project occurs including (without limiting the generality of the foregoing) interest (whether capitalised or not), cost of borrowing (including Stamp Duty), exploration expenditure and other pre production expenses (which for the purposes of the last preceding paragraphs (ii) and (iii) shall be a positive election).

In the event that no participating Joint Venturer in a relevant group makes a positive or negative election the Project Notice in respect of the first Subsequent Project shall be a valid Notice and the relevant group shall be deemed to have made a negative election. For the purposes of calculating NF the date upon which start up in respect of any Subsequent Project occurs shall be the date which the participating Joint Venturers in respect of that Subsequent Project notify to the State as being the start up date and if any date so notified is not accepted by the State within 60 days from receipt of such notification then the question shall be referred to abitration pursuant to Clause 49.

WC =        the net working capital of the relevant group in relation to the Initial Project and subject to paragraph (g) of sub-clause (11)                   of this Clause any Subsequent Project and (as the case may be) in the Olympic Dam Area, and, prior to the selection of all                   SelectedAreas, the Stuart Shelf Area and after such selection, the Selected Areas as at the end of the relevant SRR year.

For the purpose of WC “net working capital” means trade debtors, stocks (including work-in-progress) and stores less trade creditors and current provisions (including provisions for current income tax calculated if necessary on the notional basis that the taxable income (if any) of the members of the relevant group is derived solely from the Initial Project and subject to paragraph (g) of sub-clause (11) of this Clause any Subsequent Project (as the case may be) and for the 2 1/2% ad valorem royalty payable under this Indenture but excluding provisions for interest, resources tax and SRR royalty payable under this Indenture).

Average funds employed (“AFE”) of a relevant group in an SRR year is the MFE of that relevant group for that SRR year plus the MFE of that relevant group for each consecutive preceding SRR year up to a maximum of 4 such preceding consecutive SRR years divided by the number of SRR years so taken into account.

MFE means the funds employed at the mid point of the relevant SRR year calculated by averaging the FE at the beginning of that year with the FE at the end of that year.

(9)      PRR of a relevant group for an SRR year is determined in accordance with the following formula

APS
PRR =		x 100
AFE

Where:

PRR =	the project rate of return;

APS =
in respect of a relevant group in an SRR year, the PS of the relevant group for that SRR year plus the PS of the relevant group for each consecutive preceding SRR year up to a maximum of 4 such preceding consecutive SRR years divided by the number of SRR years so taken into account;

AFE =	has the meaning ascribed thereto in sub-clause (8) of this Clause 32.

(10)     The rate of royalty payable in respect of a relevant group (being C in the definition of SRR) and calculated to the third decimal place is determined in respect of an SRR year by applying the formula which applies to the range of PRR’s into which the PRR of the relevant group expressed as a multiple of the Commonwealth of Australia Bond Rate (expressed as a number) for the relevant SRR year falls as follows

Range of PRR’s as a factor of bond rate	Formula “C”
(Q)
less than 1.2 1.2 to less than 1.8 (inclusive)	C = Zero

	C = 10	(Q – 1.2)

1.8 to less than 2.4		0.6

(inclusive)	C = 10 + 5	(Q – 1.8)

0.6
2.4 and over	C = 15

Where:

C =	the rate of royalty expressed as a percentage;

Q =	the PRR of the relevant group expressed as a multiple of the Commonwealth of Australia Bond Rate (expressed as a number).

(11)      For the purposes of the calculation of SRR the following principles and definitions shall, inter alia, be applied

(a)
all accounting terms and expressions shall (as appropriate) be interpreted in accordance with generally accepted accounting principles in Australia consistently applied and any such principle adopted or used by a Joint Venturer shall be accepted as correct for the purposes of calculations pursuant to this Clause;

(b)
all monetary amounts shall be calculated and stated in Australian currency and where appropriate converted to Australian currency at the appropriate buying rate of exchange prevailing on the relevant date as quoted by the Australian and New Zealand Banking Group Limited Melbourne or, in the absence of the said bank giving a quotation, at the appropriate rate of exchange agreed between the Minister and the Joint Venturers. If agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49;

(c)	if the Australian Bureau of Statistics ceases to publish a relevant index then the Joint Venturers and the Minister shall confer forthwith and endeavour to agree upon the adoption of another suitable index or basis for use in the calculation of APFE in lieu of the one which has ceased to be published. If agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49;

(d)
if there is at any time no applicable Commonwealth of Australia Bond Rate available in respect of an SRR year the Joint Venturers and the Minister shall confer forthwith and endeavour to agree upon the adoption of another suitable rate or basis for use in substitution therefor which shall be as nearly as practicable equivalent to the basis or rate theretofor provided by the Commonwealth of Australia Bond Rate. If agreement cannot be reached within three months after first conferring the matter shall be referred to arbitration in accordance with Clause 49;

(e)
in the calculation of “value ex mine lease” in the determination of PCS for an SRR year, the provisions of subclause (2) and of paragraph (b) of sub-clause (4) of this Clause shall apply, mutatis mutandis;

(f)
in the calculation of PCS for an SRR year, if insufficient provision has been made for mine closure and rehabilitation expenses in respect of a particular mine then the total amount of such insufficient provision shall be apportioned equally between all previous SRR years in which provision has been made for mine closure and rehabilitation expenses in respect of that mine so that SRR for each such previous year shall be recalculated to take into account actual mine closure and rehabilitation expenses of the affected relevant group or groups for that mine and the State shall, if more SRR has been paid in respect of a previous SRR year or years than would have been paid had SRR for such previous SRR year or years been calculated on the basis of PS that took into account the actual mine closure and rehabilitation expenses (“the surplus”), promptly pay to the affected relevant group or groups upon request (which shall be accompanied by all particulars necessary to substantiate the same) an amount equal to the surplus as escalated by applying thereto the Commonwealth of Australia Bond Rate from the date the surplus was paid as SRR to the date of payment by the State to the affected relevant group or groups hereunder;

(g)
APTPS and FE shall be calculated for each Joint Venturer, its related corporations (within the meaning of that term as used in section 6 of the Companies Act, 1962, as at present in force) and associated companies (in this Clause 32 referred to as “a relevant group”) on an aggregate basis in respect of the Initial Project and all Subsequent Projects regardless of their locations except in relation to the Initial or any Subsequent Project within the Olympic Dam Area which, and only to the extent that, such Project includes income derived from and expenses incurred in the production and sale of diamonds and in relation to the Initial Project or any Subsequent Project outside the Olympic Dam Area which, and only to the extent that, such Project includes income derived from and expenses incurred in the production and sale of tin or diamonds and except further in relation to any Subsequent Project within the Olympic Dam Area to the extent, and only to the extent, that any such Subsequent Project includes income derived from and expenses incurred in the production and sale of Non-minesite Product;

(h)	in the calculation of “M” in the definition of “T” in sub-

clause (6) of this Clause “value ex mine lease” and “costs and charges properly incurred” as referred to in sub-clause (2) of this Clause shall be calculated by aggregating for each relevant group their respective “value ex mine lease” and “costs and charges properly incurred” in respect of the Initial Project and subject to paragraph (g) of this sub-clause (11) all Subsequent Projects;

(i)	“relevant SRR year” means the SRR year in respect of which the calculation of SRR is being, or is required to be, made;

(j)	“financial year” means the financial year of the relevant group in respect of which the expression is used;

(k)
the return to be furnished to the Minister pursuant to subclause (13) of this Clause for the SRR year which includes the 31st day of December 2005 shall be prepared on the notional basis that all stocks (including work-in-progress) on hand as at the 31st day of December 2005 shall have been sold on that date for an amount equal to the value ex mine lease of that Product (with appropriate adjustment being made in respect of work-in-progress) calculated in accordance with paragraph (d) of sub-clause (2) of this Clause;

(l)
unless otherwise agreed (and failure to so agree shall not be arbitrable), for the purpose of sub-clause (3) of this Clause, where Product has been deemed to have been sold pursuant to paragraph (k) of this sub-clause no royalty, other than royalty of a type similar to the basic royalty, shall be payable in respect of that Product or in respect of the proceeds derived from the subsequent sale of that Product or, in the case of work-in-progress, that part of the Product or of the proceeds of that Product produced therefrom in respect of which royalty has been paid as a result of the application of paragraph (k) of this sub-clause.

(12)      (a)   The Joint Venturers shall keep or cause to be kept a record of the type, amount and form of all Product which leaves the Special Mining Lease within which the treatment plant is situated and of the type, amount and form of such Product which is owned by each Joint Venturer.

(b)        The Joint Venturers shall deliver or cause to be delivered to the Minister within thirty days before each due date specified in paragraph (a) of sub-clause (4) of this Clause a copy of the record required to be kept under paragraph (a) of this sub-clause in respect of the preceding quarter and the copy so delivered shall in the absence of proof to the contrary be deemed to contain a correct record of the details contained therein.

(13)      (a)   Each Joint Venturer which is a member of a relevant group shall during such time as SRR is payable to the State pursuant to and in accordance with sub-clauses (6) to (11) (both inclusive) of this Clause, within one hundred and twenty days after the close of each relevant financial year be jointly liable with every other member of the same relevant group to furnish or cause to be furnished to the Minister a return in respect of that relevant group for that relevant financial year showing all particulars necessary to enable the calculation of SRR (if any) to be made for the relevant financial year which return shall be accompanied by the amount of the SRR to be paid to the State hereunder in accordance with the return.

(b)        The provisions of paragraph (b) of sub-clause (4) of this Clause shall apply, mutatis mutandis, to the calculations included in any return referred to in paragraph (a) of this sub-clause (13).

(14)      The provisions of sub-clause (5) of this Clause shall apply, mutatis mutandis, to any return furnished pursuant to sub-clause (13) of this Clause.

(15)      In any case where the portion of the actual rental payable to the State by a member or members of a relevant group in respect of all Special Mining Leases in an SRR year exceeds the portion of the maximum rental for that relevant year calculated pursuant to sub-paragraph (ii) of paragraph (b) of sub-clause (7) of this Clause which would be payable by that member or members, then the SRR payable (if any) by that relevant group shall be reduced by the amount of such excess and if any of such excess then remains the basic royalty payable by such member or members shall be reduced by the amount of such remainder.

(16)      In the event that any royalty payable to the State by a Joint Venturer pursuant to this Clause 32 is not paid within the time specified for the payment thereof and remains unpaid for a period of thirty days after notice of such non payment shall have been given by the Minister to such Joint Venturer the State may by action in any Court of competent jurisdiction recover the amount of such unpaid royalty as a civil debt.

(17)      Failure by a Joint Venturer to pay any royalty to the State pursuant to this Clause 32 shall not confer on the State any right to

(a)	terminate this Indenture; or

(b)
seek to recover the amount of such unpaid royalty (in the case of the basic royalty) from any other Joint Venturer or (in the case of the surplus related royalty) from any Joint Venturer which is not a member of the relevant group and the remedies of the State in respect of such non payment shall be limited to the remedies specified in sub-clause (16) of this Clause.

32A.  PRODUCTION OF NON-MINESITE PRODUCT

The Joint Venturers or any of them may produce or cause to be produced, in a calendar year, Non-minesite Product from Non-minesite Materials in the form of ore not extracted from lands comprised in a Special Mining Lease but extracted from lands within South Australia up to a maximum weight in tonnes which is less than or equal to twenty per cent (20%) of the weight in tonnes of Product produced pursuant to the Indenture for the same calendar year. The Joint Venturers shall not produce or permit or cause to be produced, in any calendar year, Non-minesite Product from such ore in excess of that maximum weight for the relevant calendar year.

32B.  ROYALTIES IN RESPECT OF NON-MINESITE PRODUCT

(1)        Each Joint Venturer shall pay or cause to be paid to the State an amount of royalty in respect of Non-minesite Product produced from ore as referred to in paragraph (b) of the definition of “Non-minesite Materials” and which is Non-minesite Product owned by the relevant Joint Venturer or produced for the relevant Joint Venturer’s benefit and which leaves the Special Mining Lease within which the treatment plant is situated.

(2)        The said amount of royalty shall be equal to the following amount:

(a)	after the fifth anniversary of the Commencement Date and on or prior to the 31st day of December 2005, the amount, if any, by which the following amount:

(i)	3.5% of the value ex mine lease of any such Non-minesite Product, exceeds the following amount:

(ii)	the actual amount of royalty otherwise payable in respect of the Non-minesite Material from which any such Non-minesite Product is produced; and

(b)	after the 31st day of December 2005, the amount, if any, by which the following amount:

(i)
the amount of royalty, unless the Minister and the holders of each Special Mining Lease otherwise agree, calculated and payable on the basis which, subject always to the provisions of Clause 34 as to non-discrimination, is equivalent to that specified, from time to time, to be payable in respect of the mining of the relevant mineral as provided in the Mining Act, exceeds the following amount:

(ii)	the actual amount of royalty otherwise payable in respect of the Non-minesite Material from which any such Non-minesite Product is produced.

    Any failure by the Minister and the said holders to agree as aforesaid shall not be arbitrable.

(3)       Each Joint Venturer shall, together with and at the same time as a Joint Venturer furnishes to the Minister each return required pursuant to subclause 32(4), furnish or cause to be furnished to the Minister a return itemizing the following matters:

(a)	the source, type, amount and form of any Non-minesite Materials processed or treated at a treatment plant;

(b)	the type, amount and form of any Non-minesite Product produced from such Non-minesite Materials;

(c)	the type, amount and form of all Non-minesite Product which leaves the Special Mining Lease within which the treatment plant is situated; and

(d)	the type, amount and form of such Non-minesite Product which is owned by each Joint Venturer, during the quarter to which the relevant return furnished pursuant to sub-clause 32(4) relates.

(4)        The Joint Venturers shall keep or cause to be kept a record of each of the matters specified in paragraphs (a), (b), (c) and (d) of subclause (3).

(5)        The provisions of subclause 32(2) shall apply, mutatis mutandis, to the calculation of the value ex mine lease of Non-minesite Product for the purpose of this Clause 32B.

(6)        The provisions of sub-clause 32(5) shall apply, mutatis mutandis, to any return furnished pursuant to subclause (3) and to the records kept pursuant to subclause (4) of this Clause.

(7)        The provisions of each of subclauses 32(4), (16) and (17) shall apply, mutatis mutandis, to the calculating or paying of any royalty payable to the Minister pursuant to subclause (1) or any failure to pay any such amount.

33.  NO SPECIAL TAXES

The State covenants not to levy or impose or seek to levy or impose or permit to be levied or imposed a tax, duty, rent, charge, tariff, levy or any rate or other like impost on Product or Non-minesite Product or on or in respect of the sale of Product or Non-minesite Product or on or in respect of the conduct by a Joint Venturer or the Joint Venturers or an associated company of a Project or Projects the subject of this Indenture or on income derived by any of them as a consequence thereof, otherwise than is permitted pursuant to this Indenture, which discriminates adversely or unfairly against a Joint Venturer within the meaning of Clause 34.

34.   NON DISCRIMINATION

(1)       It is the intention of the parties hereto, which intention is fundamental to the making of this Indenture, that the State shall not do or cause to be done or permit any act, thing or omission whether legislative, executive or administrative either by itself, by any Minister of the Crown, by any State or other instrumentality or authority or by any servant or agent of the State or such instrumentality or authority which discriminates adversely and unfairly against the Joint Venturers or any of them or the production, treatment, transport or sale of Product or Non-minesite Product or any aspect of the conduct of a Project or Projects the subject of this Indenture or any income derived therefrom.

(2)       An act, thing or omission referred to in sub-clause (1) of this

Clause shall be deemed adversely and unfairly to discriminate against a Joint Venturer or against the production, treatment, transport or sale of Product or Non-minesite Product, or any aspect of the conduct of a Project the subject of this Indenture or any income derived therefrom, if it results, upon its application, in a deprivation of the full enjoyment of the rights granted or intended to be granted to a Joint Venturer under this Indenture which is relatively greater or more onerous than the deprivation suffered generally by industrial or commercial enterprises in the State (having regard to the particular nature of the rights granted or intended to be granted under this Indenture) as a consequence of the same act, thing or omission. Without limiting the generality of the foregoing, the following factors will be taken into account in determining whether there has been an adverse and unfair discrimination against the Joint Venturers:

(a)	the purpose of the relevant legislation, act, thing or omission;

(b)	the effect or potential effect of any act, thing or omission;

(c)
notwithstanding that any act, thing or omission is, or is expressed to be, of general application, whether the Joint Venturers or any of them or the production, treatment, transport or sale of Product or Non-minesite Product or any aspect of the conduct of a Project or Projects the subject of this Indenture or any income derived therefrom is or are the only person or persons or thing or things affected or potentially affected by any such act, thing or omission.

(3)        In the event that there is adverse and unfair discrimination against the Joint Venturers or any of them or the production, treatment, transport or sale of Product or Non-minesite Product or any aspect of the conduct of a Project or Projects the subject of this Indenture or any income derived therefrom within the terms of this Clause the Joint Venturers may exercise all or any of the rights conferred upon them by Clause 52.

35.   CONFIDENTIALITY

No party shall make public any information provided by another party hereto pursuant to this Indenture without first obtaining the consent of the relevant party and shall have due regard to any interests obligations or commitments of that relevant party in relation thereto. Nothing contained in this Clause shall restrict or inhibit in any manner the rights of any party pursuant to this Indenture pursuant to Clauses 49 and 50.

36.   ASSIGNMENT

(1)	Subject to the provisions of this Clause a Joint Venturer may

(a)
at any time as of right assign, mortgage, charge or otherwise encumber or sublet, or dispose of to another Joint Venturer and may as of right mortgage charge or otherwise encumber in favour of any other person the interest or any part thereof of the Joint Venturer under this Indenture (including its rights under any Special Tenement and any other lease, licence, easement, grant or other title (including an estate in fee simple)) and appoint as of right an associated company to exercise all or any of the powers functions and authorities that are or may be conferred on it hereunder; and

(b)
at any time with the consent of the Minister (which consent shall be subject to such conditions (which shall not include a guarantee given by the assignor to the Minister or the State) as the Minister thinks fit but which shall not be unreasonably withheld) assign, sublet or otherwise dispose of to a person or company (not being a subsidiary referred to in paragraph (c) of this sub-clause) the interest or any part thereof of the Joint Venturer under this Indenture and appoint (with like consent, which consent shall not be unreasonably withheld nor will a guarantee be required from the Joint Venturers or any of them for the giving thereof) any corporation or person (not being an associated company) to exercise all or any of the powers functions and authorities as aforesaid.

(c)	at any time with the consent of the Minister assign, sublet or dispose of to a wholly owned subsidiary of:

A Joint Venturer which is a party to this Indenture, or

A company of which such a Joint Venturer is itself a subsidiary;

the interest or any part thereof of the Joint Venturer under this Indenture, provided, however, that if the Minister is satisfied that such wholly owned subsidiary is capable of properly discharging all of the obligations (whether financial or otherwise) arising from such assignment, subletting or disposition, he shall grant his consent thereto.

(d)	subject to the provisions of Clause 37, an assignor shall be released from its liability under this Indenture to the extent of the percentage interest of the assignor which is assigned.

(2)       Notwithstanding the provisions of the Crown Lands Act and the Pastoral Act, in so far as the same or any of them may apply:

(a)
no assignment, mortgage, charge, other encumbrance, sublease or other disposition or appointment made or given pursuant to this Clause by a Joint Venturer or any assignee, sublessee, disponee or appointee who has executed and is for the time being bound by deed of covenant made pursuant to this Clause; and

(b)	no transfer, assignment, mortgage or sublease made or given in exercise of any power of sale contained in any such mortgage, charge or other encumbrance;

shall require any approval or consent (other than such consent as may be necessary from the Minister under this Clause or the consent of a prior mortgagee or chargee) and no equitable mortgage or charge shall be rendered ineffectual by the absence of any approval or consent (otherwise than as required by this Clause or the consent of a prior mortgagee or chargee).

(3)        The Joint Venturers shall advise the Minister of every assignment, charge, encumbrance or disposition made, issued or given by them pursuant to this Clause.

37.  LIABILITY OF JOINT VENTURERS

(1)        The liability of each Joint Venturer under this Indenture shall be several and not joint nor joint and several and in respect of the Initial Project or any Subsequent Project shall, subject to the provisions of Clause 36 and this Clause, be limited to the percentage interest of that Joint Venturer notified to the Minister pursuant to sub-clause (2) of Clause 6, Clause 9 or sub-clause (3) of this Clause (or any variation thereof advised to the Minister pursuant to subclause (2) of this Clause) in the Initial Project or any Subsequent Project.

(2)        In the event of any variation of the percentage interests of the participating Joint Venturers in the Initial Project or any Subsequent Project or the acquisition of a percentage interest in such a Project by another Joint Venturer (which by such acquisition becomes a participating Joint Venturer therein), the Joint Venturers shall notify the Minister thereof within thirty days of each such variation or acquisition.

(3)        If the Joint Venturers fail to notify the Minister pursuant to sub-clause (2) of Clause 6 or sub-clause (2) of Clause 9 of the participating Joint Venturers and their percentage interests in respect of the Initial Project or any Subsequent Project the Joint Venturers shall be jointly and severally liable in respect of that Project until such time as a notice in such terms is given to the Minister and from the giving of such notice the liability of the Joint

Venturers shall be determined pursuant to sub-clause (1) of this Clause.

(4)    Where, in respect of the Initial Project or any Subsequent Project, there is any non performance or only part performance of any of the obligations on the part of the participating Joint Venturers in respect of such Project, such participating Joint Venturers shall be liable in respect thereof in accordance with their percentage interests therein as notified to the Minister pursuant to sub-clause (2) of Clause 6, sub-clause (2) of Clause 9 or sub-clause (2) or (3) of this Clause notwithstanding that such non performance or part performance is attributable to some but not all of such participating Joint Venturers provided always that the provisions of this Clause shall not in any way affect the rights of the Joint Venturers or any of them inter se.

(5)    The obligations and liability of the Joint Venturers or any of them in respect of any royalty payable in respect of Product shall not be governed by this Clause and such obligations and liability shall be determined by the provisions of Clause 32.

38.    FORCE MAJEURE

(1)    Subject as hereinafter provided, the time for the performance of any obligation under or arising out of this Indenture, except an obligation to pay money, which performance is delayed by circumstances beyond the reasonable control of the party to this Indenture responsible for the performance of such obligation, shall be extended by the period of the delay, but no longer than the continuance thereof, and no party to this Indenture shall be liable in damages or otherwise to any party to this Indenture nor shall any action, claim or demand be taken or made against that party to this Indenture by reason solely of such delay in the performance of such obligation in circumstances beyond the reasonable control of that party.

(2)    The party to this Indenture responsible for the performance of any such obligation shall use all reasonable diligence to remove the circumstances beyond the reasonable control of that party to this Indenture as quickly as practicable after notice of the same shall have come to its attention save and except that the settlement of any strike, lockout and other industrial dispute shall be entirely within the discretion of any party directly concerned and nothing herein shall require the settlement thereof by acceding to the demands of the opposing party or parties where such course is inadvisable in the absolute discretion of the party concerned, and the exercise of such discretion shall not be arbitrable.

(3)    Each party to this Indenture shall keep the others of them promptly informed of any delay in the performance of any obligation on its part under or arising out of this Indenture where such delay is caused by circumstances beyond the reasonable control of such party, of the likely duration of such delay as a consequence thereof and of the cessation of such circumstances.

(4)    In this Clause, the expression “circumstances beyond the reasonable control” shall include, without limitation, acts of God, force majeure, earthquakes, floods, storms, tempests, washaways, fires (unless caused by the actual fault or privity of the party responsible for such performance), acts of war, acts of public enemies, riots, civil commotions, strikes, lockouts, bans, “go-slow” activity, stoppages, restraints of labour or other similar acts (whether partial or entire), acts or omissions of the Commonwealth or any instrumentality (whether legislative, executive or administrative) of the Commonwealth or of any other government or governmental authority or instrumentality (whether legislative, executive or administrative), shortages of labour or essential materials, reasonable inability to obtain contractors, delays of contractors, inability profitably to sell Product, factors due to over-all world economic conditions, inability or delay in obtaining any Government or local authority approval, permit or licence, delays arising from any submission to arbitration under Clause 49 or any other cause whether of a kind specifically enumerated above or otherwise which is not reasonably within the control of the party to this Indenture carrying out or obligated to carry out any obligation under this Indenture.

(5)    The party whose performance of any obligation is affected by any of the circumstances beyond the reasonable control hereinbefore referred to shall, as soon as reasonably practicable, give notice to the other parties to this Indenture of each event alleged to constitute such circumstances and shall, subject to sub-clause (2) of this Clause, use its best endeavours to minimise the effect of such circumstances as soon as practicable after the occurrence thereof.

(6)    Notwithstanding the provisions of this Clause:

(a)
Neither the State nor the Minister shall be at liberty to rely upon any action within the reasonable control of the Government of the State or of the Minister or any other Minister of the Crown in right of the State or other instrumentality of the Crown in right of the State or other competent authority of the State under its control as constituting “circumstances beyond the reasonable control” of such party.

(b)
Neither the Joint Venturers nor any of them shall be at liberty to rely upon any action within the reasonable control of another Joint Venturer or any associated or subsidiary company of any Joint Venturer as constituting “circumstances beyond the reasonable control” of such party.

39.    PAYMENTS

(1)    Where under any provision of this Indenture the Joint Venturers or any of them or an associated company are or is liable to make any payment to the State, the relevant Joint Venturers or associated company may, with the agreement of the Minister, in lieu of such payment, otherwise provide such payment or cause such payment to be provided to an amount equal to the particular liability.

(2)    Where under any provision of this Indenture the Joint Venturers or any of them or an associated company are liable to make any payment to the State for services and facilities to be provided by the State or the State is liable to make any payment to the Joint Venturers or any of them or to an associated company the parties shall subject to the relevant provision enter into an agreement regarding the nature and extent of such payment prior to the commencement of any such work or expenditure.

40.    COMMONWEALTH LICENCES AND CONSENTS

(1)    The Joint Venturers shall from time to time where appropriate

(a)	make application to; or

(b)	enter into negotiations with the Commonwealth or to the Commonwealth constituted agency, authority or instrumentality concerned

(c)	for the grant to them of any licence or consent under the laws of the Commonwealth; or

(d)	in relation to any agreement respectively necessary to enable or permit the Joint Venturers to enter into this Indenture or to perform any of their obligations hereunder.

(2)    On request by the Joint Venturers the State shall make representations to the Commonwealth or to the Commonwealth constituted agency authority or instrumentality concerned for, and use its best endeavours to assist in procuring, the grant to the Joint Venturers or any of them or an associated company of any licence or consent or in connection with any agreement mentioned in sub-clause (1) of this Clause.

41.    TERMINATION OF INDENTURE BY THE STATE

(1)    Without prejudice to the other circumstances for termination of this Indenture provided in Clauses 4 and 53 and subject to the provisions of sub-clauses (16) and (17) of Clause 32 the State may terminate this Indenture by not less than one hundred and eighty days notice to the Joint Venturers in any one or more of the following events

(a)
if the Joint Venturers or any of them are in default in the due performance or observance of any of the covenants or obligations on their part to be observed under this Indenture or any lease (including without limitation a Special Mining Lease, and the Special Buffer Zone Lease) licence (including without limitation a Special Exploration Licence, the Pipeline Licence or Special Water Licence) easement or other title or document granted under or pursuant to this Indenture and/or the ratifying Act which default is material and such default is not remedied (or active steps are not commenced and continued to remedy the same if the default is of a type not capable of speedy remedy) or compensation paid in respect thereof (in the case of default not capable of remedy but for which payment of compensation is adequate recompense to the State) within a period of 180 days after notice as provided in sub-clause (2) of this Clause is given by the Minister to the Joint Venturers, or if the alleged default is contested by the relevant Joint Venturer and within 60 days after such notice it is submitted to arbitration in accordance with Clause 49 then within a reasonable time as fixed by the arbitration award where the question is decided against the Joint Venturers; or

(b)
if the Joint Venturers abandon their operations (which expression shall not include placing the same on care and maintenance) under this Indenture or repudiate their obligations under this Indenture and operations are not resumed within a period of 180 days after notice as provided in subclause (2) of this Clause is given by the Minister to the Joint Venturers.

(2)    Notice of termination    The notice to be given by the Minister in terms of sub-clause (1) of this Clause shall specify the nature of the default or other ground so entitling the State to exercise such right of determination and where known to the State the party or parties responsible therefor and shall be given to the Joint Venturers and such assignees mortgagees chargees other encumbrancees sub-lessees disponees and appointees for the time being of the Joint Venturers’ said rights to or in favour of whom or by whom an assignment mortgage charge other encumbrance sub-lease or other disposition or appointment has been effected in terms of Clause 36 whose name and address for service of notice has previously been notified to the State by the Joint Venturers or by any such assignee mortgagee chargee other encumbrancee sub-lessee disponee or appointee.

(3)    The abandonment or the repudiation by the Joint Venturers referred to in paragraph (b) of sub-clause (1) of this Clause means the abandonment or repudiation by all of them the Joint Venturers and all assignees disponees and appointees who have executed and are for the time being bound by a deed of covenant in favour of the State as provided in Clause 36.

(4)    Termination by Effluxion of Time    Except as otherwise specifically provided in this Indenture or as is otherwise mutually agreed between the State of the one part and the Joint Venturers of the other part this Indenture shall terminate upon the expiry of the last to expire of the Special Mining Leases or any extension or renewal thereof.

42.    EFFECT OF TERMINATION BY THE STATE

(1)    Upon termination of this Indenture as provided in sub-clause (1)

of Clause 41

(a)
except as otherwise agreed by the Minister and subject to subclauses (2) and (3) of this Clause, the rights of the Joint Venturers and associated companies to in or under this Indenture and the rights of the Joint Venturers and associated companies or any assignee, sub-lessee, mortgagee, chargee or other encumbrancee to in or under any Special Tenement, lease, licence, easement, grant or other title or right granted hereunder or pursuant hereto shall thereupon cease and determine but without prejudice to the liability of the parties hereto in respect of any antecedent breach or default under this Indenture or in respect of any indemnity given hereunder;

(b)	the relevant Joint Venturers shall forthwith pay or cause to be paid to the State all moneys which may then have become payable or accrued due;

(c)	the relevant Joint Venturers shall carry out such restoration of lands as may be reasonable and in accordance with their obligations pursuant to Clauses 10 and 11 of this Indenture;

(d)
save as aforesaid and as otherwise provided in this Indenture the parties hereto shall not have any claim against the others of them with respect to any matter or thing in or arising out of this Indenture.

(2)    In the event of the cessation or determination of this Indenture as provided in sub-clause (1) of Clause 41 the State shall have the right or option (which right or option the State may assign) exercisable within 6 months thereafter to purchase in situ fixed or movable plant and equipment or any part thereof located on any land occupied by the Joint Venturers or any of them or an associated company in relation to the Initial Project or a Subsequent Project at a fair valuation to be agreed between the relevant parties or failing agreement determined by arbitration in accordance with Clause 49. The relevant Joint Venturers shall have the right to remove any such plant and equipment not purchased by the State.

(3)    Before termination of this Indenture as provided in sub-clause (1) of Clause 41 the relevant Joint Venturers may, as an alternative to sub-clause (2) of this Clause, at their option to be exercised by notice to the Minister at any time prior to the cessation or determination of this Indenture, request the Special Tenements or any of them to be converted to any appropriate tenement under the Mining Act or other appropriate lease, licence, easement, tenure or right of such form, so conditioned and for such term and at such rental compatible and in accordance with legislation at that time in force in the State as the Minister and the relevant Joint Venturers may agree and the State may, if the Joint Venturers have complied with paragraph (b) of sub-clause (1) of this Clause, accede to such request.

(4)    Final termination    The provisions of this Indenture shall terminate when all matters, acts and things required by or pursuant to this Indenture have been duly performed and completed.

43.    STAMP DUTY EXEMPTION

(1)    The State shall exempt from any stamp gift or like duty:

(a)	this Indenture and the agreement contemplated by paragraph (a) of sub-clause (14) of Clause 18;

(b)
any instrument executed by the State pursuant to this Indenture granting to or in favour of the Joint Venturers or any of them or any permitted assignee of the Joint Venturers or any of them or to an associated company any lease licence easement estate in fee simple or other right (including, without limitation, a Special Tenement) granted or demised hereunder or pursuant hereto;

(c)	up to and including the first anniversary of the giving of the first Project Notice,

(i)
any transfer assignment sublease or other disposition or any appointment in any case to or in favour of the Joint Venturers or any of them or an associated company or any permitted assignee, of any interest right obligation power function or authority made granted or created pursuant to the provisions of this Indenture or the ratifying Act (including, without limitation, a Special Tenement) and any assignment sublease or other disposition of any interest of any Joint Venturer or an associated company under any joint venture agreement relating to the whole or any part of the Olympic Dam Area or the Stuart Shelf Area; and

(ii)
any bill of sale or other instrument effecting or evidencing an absolute assignment of personal property or choses in action between the Joint Venturers or any of them or between the Joint Venturers or any of them and an associated company or between associated companies in any case for or in respect of the purposes of this Indenture except that where transactions of the kind referred to in this paragraph are attributable in whole or in part to the financing of the Joint Venturers’ (or any of them) or an associated company’s participation in the activities contemplated by Clauses 13, 14, 15, 16, 17, 18, and 22 and paragraphs 21(2)(a) and (c) of this Indenture, such transactions shall be exempt, without limitation of time, in accordance with this Clause in proportion to that part of the consideration or the principal sum involved in such transaction which is so attributable.

(d)
any policy of insurance taken out by the Joint Venturers or any of them or an associated company against risks, and any premium received by any company, person or firm required to take out an annual licence pursuant to section 33 of the Stamp Duties Act in respect of any policy of insurance against risks taken out by the Joint Venturers or any of them or an associated company directly related to the subject matter of Clauses 13, 14, 15, 16, 17, 18 and 22 and paragraphs 21(2)(a) and (c) of this Indenture; and

(e)	any other document or instrument which the Minister agrees, which agreement or the refusal thereof shall not be subject to arbitration.

(2)    Without derogating from the provisions of sub-clause (1) of this Clause, the State shall exempt from stamp duty the proportion of the consideration or principal sum expressed in any instrument of mortgage charge bill of sale debenture or other encumbrance covenant or other security given by the Joint Venturers or any of them or an associated company to secure the payment or repayment of any money advanced (whether by way of prepayment or otherwise) guaranteed or indemnified by any person for purposes directly related to the subject of Clauses 13, 14, 15, 16, 17, 18 and 22 and paragraphs 21(2)(a) and (c) of this Indenture.

(3)    The State shall exempt from Stamp Duty each amount or proportion of an amount which would otherwise be included in a statement lodged pursuant to section 31f of the Stamp Duties Act, as it relates to loans to the Joint Venturers or any of them or an associated company, and as certified by the Joint Venturers to the Commissioner of Stamps, to the extent of and attributable to the financing of the Joint Venturers’ (or any of them) or an associated company’s participation in the activities contemplated by Clauses 13, 14, 15, 16, 17, 18 and 22 and paragraphs 21(2)(a) and (c) of this Indenture.

(4)    If prior to the date hereof stamp duty or gift duty has been assessed and paid on any instrument or other document referred to in the preceding sub-clauses of this Clause the State shall after the date hereof on demand refund the relevant amount of stamp duty or gift duty to the person who paid the same.

44.    RESIDENTIAL TENANCIES ACT

The Residential Tenancies Act, 1995 does not apply to an agreement that relates to residential premises which are situated in the town site and which are the subject of a tenancy agreement to which a Joint Venturer or an associated company is a party as a landlord.

45.    TRADE PRACTICES ACT

The State may, where it is necessary to do so to avoid contravention of the Trade Practices Act of the Commonwealth, pursuant to the ratifying Act, specifically authorise or approve

(a)	the entry into and giving effect to in the State of any joint venture agreement entered into between the Joint Venturers or any of them for the purposes of this Indenture;

(b)
the entry into and giving effect to in the State of any agreement between the Joint Venturers or any of them pursuant to any such joint venture agreement or associated therewith for the sale of Product whether jointly or separately or through a sales agent or sales representative;

(c)    any agreements, arrangements, understandings, practices, acts or things made, done, given effect to or carried out in the State in each case by the Joint Venturers or any of them or by an associated company which have given rise to or have flowed from any of the foregoing agreements referred to in this Clause.

46.    NO PARTNERSHIP

Nothing in this Indenture contained or implied shall constitute a partnership between the State and the Joint Venturers or any of them or an associated company or between the Joint Venturers themselves.

47.    ENFORCEMENT

Enforcement of compliance with the provisions of this Indenture and with the conditions of any Special Tenement shall rest only with the State, the Minister and the Joint Venturers.

48.    STATE ASSISTANCE

The State hereby covenants with the Joint Venturers to give full support and sponsorship to all matters the subject of or contemplated by this Indenture and not to do or omit to do or cause anything to be done or omitted to be done which would or might be inconsistent with the terms, objects and intent of this Indenture or prohibit or interfere with the performance of this Indenture and the contractual arrangements established thereby.

49.    ARBITRATION

(1)  Where, pursuant to the terms of this Indenture, any question, difference or dispute arising between the State or the Minister and the Joint Venturers or any of them or an associated company concerning any provision of this Indenture or the meaning or construction of any matter or thing in any way connected with this Indenture or the rights duties or liabilities of the State, the Minister or the Joint Venturers or any of them, or an associated company, or any statutory authority under or in pursuance of the provisions of this Indenture, including any question whether the State or the Joint Venturers or any of them or an associated company is or are in default under any provisions of this Indenture, or as to any matter to be agreed upon between the State or the Minister or any instrumentality of the State or any statutory authority and the Joint Venturers or any of them or an associated company is to be referred to arbitration, such question, difference, dispute, matter or thing shall be referred to arbitration as hereinafter provided.

(2)   Where, pursuant to the terms of this Indenture, any question, difference or dispute arising between a Crown corporation, a Crown instrumentality or a local authority and the Joint Venturers or any of them or an associated company concerning any matter or thing arising out of the provisions of this Indenture is to be referred to arbitration pursuant to this Indenture, such question difference or dispute shall upon request of such Crown corporation, Crown instrumentality, local authority or Joint Venturers or any of them or associated company be referred to arbitration as hereinafter provided.

(3)   References to arbitration hereunder shall be to a single arbitrator to be agreed between the relevant Joint Venturers or associated company and the other party or parties to the arbitration and in the absence of agreement within 14 days of first attempting to reach agreement shall be to two arbitrators one to be appointed by the relevant Joint Venturers or associated company and the other by the other party or parties to the arbitration, the two arbitrators to appoint their umpire before proceeding in the reference (a single arbitrator or two arbitrators and an umpire (as the case may be) being hereinafter in this Clause referred to as “the arbitrators”) and every such arbitration shall be conducted in accordance with the provisions of the Arbitration Act as at present in force except that the provisions of section 24a(1) of the said Act shall not apply and any question difference or dispute referred to arbitration shall be deemed to be a submission to arbitration within the meaning of the said Act.

(4)   The arbitrators after hearing the representations of all parties directly involved in the question difference or dispute shall make such decision as is proper and just having regard to the integration into the Initial Project or the relevant Subsequent Project (as the case may be) as a whole of the question, difference or dispute the subject of the arbitration.

(5)   Every such decision of the arbitrators shall remain in force for such period fixed by the decision and shall be binding on all persons affected thereby.

(6)   The Minister may of his own volition and shall when requested by the Joint Venturers or any of them refer to arbitration hereunder any matter requiring decision under the provisions of this Indenture.

(7)   (a)   The arbitrators may direct that any party to any proceedings pay (whether by way of lump sum or otherwise) the whole or such part as the arbitrators may think fit of the costs of and incidental to those proceedings incurred by any other party thereto or any costs incurred by the arbitrators and in the absence of any direction, the party whose submission is not upheld (and if no submission is upheld, by the parties to the reference equally) shall pay such costs.

(b)   In case of difference as to the amount of any costs (except a lump sum amount) directed to be paid as aforesaid such costs shall be taxed by a taxing officer of the Supreme Court of the State as if the arbitration proceedings had been proceedings in the said Court. A direction or decision of the arbitrators as to costs may be enforced in the same manner as a Judgment or Order of the said Court.

(8)   The State, the Minister, a State instrumentality, statutory or other authority, local authority, the Joint Venturers or any of them or an associated company shall not be entitled to commence or maintain any action or other proceedings whatsoever in respect of any question difference dispute matter or thing which under the provisions of this Indenture may be referred to arbitration until such claim question difference or dispute has been referred to and determined by arbitration and then only for the amount of money or other relief awarded by arbitration provided that the foregoing provisions of this sub-clause (8) shall not apply should the State or the Joint Venturers or any of them or an associated company seek declaratory Orders from the Supreme Court of the State (which they are hereby expressly empowered to do) upon any matter in or arising out of this Indenture.

(9)   An award made on an arbitration pursuant to sub-clause (6) of Clause 7 shall have force and effect as follows

(a)    if by the award the submission of the applicant is upheld the award shall take effect as a notice by the Minister that he approves the matter or matters the subject of the arbitration; or

(b)    if by the award the submissions of neither the applicant nor the Minister are upheld and the parties to the dispute by notice to each other given within two months of the date of the award agree to accept the terms of the award then such award shall take effect as a notice by the Minister that he approves in terms of the award the matter or matters the subject of the arbitration.

(10)  Any arbitration decision hereunder may upon the application of the State or the Joint Venturers or any of them or an associated company be made an Order of a Court of competent jurisdiction and may be enforceable as such.

(11)  Where any matter is by this Indenture required to be referred to arbitration in the absence of agreement and no time for reaching agreement is specified, the matter in question may be referred to arbitration if no agreement is reached within three months of the relevant persons first conferring in respect thereof.

(12)  Except where expressly provided therein to the contrary, any question, difference or dispute arising pursuant to the provisions of Clauses 7, 8, 10, 11, 13, 14, 15, 17, 18, 19, 20, 21, 22, 24, 25, 27, 29, 31, 32 and 38, and paragraph (f) of sub-clause (2) of Clause 1, sub-clause (2) of Clause 9, sub-clause (1) of Clause 23 and sub-clause (2) of Clause 39 shall be referred to arbitration pursuant to the provisions of this Clause.

50.   INDEPENDENT EXPERT

(1)    If any matter question difference or dispute whatsoever is by this Indenture required to be referred to an independent expert for determination then and in every such case such matter question difference or dispute shall be referred to an independent expert as hereinafter provided.

(2)   Within fourteen days of a request given by any party to a matter which is to be referred to an independent expert to the other party thereto, each party shall notify the other of an independent person who is, by virtue of his knowledge and experience with respect to the matter for determination, qualified to determine that matter and acceptable to the party concerned as an expert. In this Clause 50 the persons so notified are referred to as “the experts”. Before proceeding in the reference and within thirty days of their appointment, the experts shall appoint an independent person, who is, by virtue of his knowledge and experience with respect to the matter for determination, qualified to determine that matter and acceptable to the experts. In this Clause 50 the person so appointed is referred to as “the umpire”. In the event that the experts cannot agree the umpire shall be appointed by the President for the time being of the Australian Institute of Mining and Metallurgy.

(3)   Within thirty days of the date upon which the last of the experts is notified pursuant to sub-clause (2) of this Clause each party shall provide a written submission to the experts with a copy to the other party. There shall accompany such submission any supporting information communicated by the relevant party to the other during negotiations upon the matter for determination. No information which is new or additional so far as the other party is concerned may be presented to the experts unless the occurrence giving rise to such information took place or became generally known after the relevant negotiations had concluded.

(4)   The other party shall have thirty days from receipt thereof within which to respond in writing to the experts and the relevant party to such new information.

(5)    A party may disclose to the experts proprietary or sensitive information held in confidence during negotiations without disclosing the same to the other party. The parties may jointly submit to the experts for consideration any information which they agree to be relevant or appropriate.

(6)    Except as provided in the preceding sub-clauses of this Clause neither party shall communicate with the experts pending their determination save only to provide any clarification sought by the experts in respect of a submission provided pursuant to sub-clause (3) of this Clause and such clarification shall be provided by the party from whom it is sought within fourteen days of a request therefor.

(7)    The experts or, as the case may be, the umpire shall consider only the submissions provided by each party and shall exclude from con sideration information or data which, in their or his opinion, ought not to be taken into account.

(8)   Within thirty days of receipt by the experts of the submission or clarification last received from the parties, the experts shall use their best efforts to confirm or reject the information included in the respective submissions by any appropriate means available to them and shall not make a determination upon the matter question difference or dispute before them but

(a)
in the case of a reference pursuant to Clause 53 shall decide whether or not it was at the relevant time economically practicable for the Joint Venturers to commit to an Initial Project pursuant to this Indenture; and

(b)
in the case of a reference pursuant to Clause 20 shall decide whether or not it was at the relevant time economically practicable for the holders of the relevant Special Exploration Licence to commit to a Subsequent Project pursuant to this Indenture, provided always that if a party fails to comply in a material way with the procedures contained in this Clause and, in particular, fails to provide a written submission in accordance with sub-clause (3) of this Clause, the experts shall make a decision in favour of the other party.

(9)    In the event that the experts are unable to agree upon a decision pursuant to sub-clause (8) of this Clause, they shall refer the question to the umpire for a decision in accordance with the provisions of the said sub-clause (8).

(10)  A decision shall be made by the umpire within thirty days of the question being referred to him.

(11)  Subject to the other provisions of this Indenture the cost of determination including reasonable legal fees and other costs and disbursements shall be borne as determined by the experts or the umpire (as the case may be) and, in the absence of such determination, by the party against whom the decision has been made pursuant to subclause (8) or (9) of this Clause.

(12)  The experts or the umpire (as the case may be) acting pursuant to this Clause shall act as an expert and not as an arbitrator pursuant to the Arbitration Act.

(13)  The decision of the experts or the umpire (as the case may be) shall be notified in writing to the parties as soon as practicable and shall be final and binding upon all parties to this Indenture or (as appropriate) to the question to be determined.

51.  PROVISIONS APPLICABLE TO SPECIAL TENEMENTS

(1)    Every Special Tenement shall be issued in sufficient number for each lessee or licensee to receive one copy thereof and after being duly executed by all the parties thereto shall be forwarded to the Mining Registrar who shall insert one copy in a book to be called the Register of Special Tenements and shall forward the other copies to the lessees or licensees entitled thereto.

(2)    The Mining Registrar, upon all relevant documents (or copies thereof) including all copies of the relevant Special Tenement being produced to him, shall make the appropriate notations in the Register of Special Tenements and upon each copy of the relevant Special Tenement.

(3)    The holders of a Special Tenement may from time to time (with abatement of future rent or other expenditure obligation (if any) in respect to the area surrendered but without any abatement of the rent already paid or any rent which has become due and has been paid in advance or any such obligation already discharged) surrender to the State all or any portion or portions (of reasonable shape and size) of the lands the subject of such Special Tenement and such surrender shall be accepted by the State provided always that any surrender of a Special Buffer Zone Lease in respect of a mine buffer zone shall be subject to the consent of the Minister which shall not be unreasonably withheld.

52.    DEROGATING LEGISLATION

Without in any way derogating from the rights or remedies of the Joint Venturers or any of them or an associated company in respect of a breach of this Indenture, if the Parliament of the State should at any time enact legislation which materially modifies the rights or materially increases the obligations of the Joint Venturers or any of them or an associated company under the ratifying Act or under this Indenture or materially reduces the obligations of the State under the ratifying Act or under this Indenture the Joint Venturers shall have the right to terminate this Indenture by notice to the State and to require the Special Tenements or any of them to be converted to any tenement under the Mining Act or other lease, licence, easement, tenure or right of such form so conditioned and for such term and at such rental compatible with legislation at that time in force in the State as the Minister and the Joint Venturers may agree.

53.    EXTENSIONS OF TIME

(1)    Notwithstanding any provision of this Indenture the Minister may, at the request of the relevant Joint Venturers from time to time, extend or further extend any period or vary or further vary any date referred to in this Indenture for such period or to such later date as the Minister thinks fit whether or not the period to be extended has expired or the date to be varied has passed and any decision of the Minister under this sub-clause (1) shall not be arbitrable.

(2)    If the Joint Venturers do not give notification to the Minister by the 31st day of December 1987 of a decision to proceed with the Initial Project this Indenture shall terminate as herein provided, unless the Joint Venturers within three months prior to such date certify to the Minister that, having regard to financing, marketing, economic, technical or other relevant matters it is not then economically practicable for them to commit to an Initial Project.

(3)    If the Minister having received a certificate from the Joint Venturers pursuant to sub-clause (2) of this Clause is not satisfied that it was then economically impracticable for the Joint Venturers to commit to an Initial Project he may, within twenty eight days of receipt of such certificate elect to refer the question of economic practicability to an independent expert for determination pursuant to Clause 50.

(4)    Where

(a)
the Minister having received a certificate from the Joint Venturers pursuant to sub-clause (2) of this Clause does not elect  pursuant to sub-clause (3) of this Clause to refer the question of economic practicability to an independent expert; or

(b)	an independent expert following a reference to him pursuant to Clause 50 determines that it was then economically impracticable for the Joint Venturers to commit to an Initial Project, the date by which any notification, details, advice or particulars are required to be given to the Minister by the Joint Venturers pursuant to sub-clause (2) of Clause 6 shall be the 31st day of December 1989.

(5)    Where an independent expert, following a reference to him pursuant to Clause 50 determines that it was then economically practicable for the Joint Venturers to commit to an Initial Project, this Indenture shall terminate six months from the date upon which the determination of the independent expert has been received by the Minister and the Joint Venturers unless within such six months period the Joint Venturers give a Project Notice in respect of the Initial Project.

(6)     If the date by which any notification, details, advice or particulars are required to be given to the Minister by the Joint Venturers pursuant to sub-clause (2) of Clause 6 has been extended to the 31st day of December 1989 pursuant to sub-clause (4) of this Clause, the obligation of the Joint Venturers to give notification to the Minister by such date of a decision to proceed with the Initial Project shall be subject to the provisions of sub-clauses (2), (3), (4) and (5) of this Clause save and except only that

(a)     the reference in the said sub-clause (2) to “1987” shall be read as “1989”; and

(b)     the reference in the said sub-clause (3) to “1989” shall be read and construed as “1991”.

(7)    If the date by which any notification, details, advice or particulars are required to be given to the Minister by the Joint Venturers pursuant to sub-clause (2) of this Clause has been extended to the 31st day of December 1991 pursuant to sub-clause (4) and (6) of this Clause and the Joint Venturers do not give to the Minister by such date a Project Notice in respect of the Initial Project this Indenture shall thereupon terminate unless the State and the Joint Venturers have negotiated and agreed upon new provisions relating to the subject matters contained in Clauses 6, 7, 9, 11, 13, 14, 15, 16, 17, 18, 21, 22, 23, 24, 29, 32, 43 and this Clause provided that any failure to agree pursuant to this sub-clause shall not be arbitrable.

(8)    Where this Indenture terminates pursuant to any of the provisions of this Clause nothing herein contained shall operate or be deemed to operate so as to restrict, curtail, derogate from or otherwise affect any of the rights or benefits to which the Joint Venturers or any of them are or an associated company is at such termination entitled under or pursuant to any of Retention Lease No. 14, Extractive Minerals Lease No. 4895, Miscellaneous Purposes Licences Nos. 12 and 13, Exploration Licences Nos. 783 and 784, and the Exploration Licence to be issued in consequence of Application for Exploration Licence No. 611 of 1980 or under or pursuant to any Lease, Licence or other tenement held by the Joint Venturers or any of them or by an associated company in lieu thereof or substitution therefor, provided however, that the Joint Venturers or any of them shall not, after termination of this Indenture pursuant to the provisions of this Clause, give a Project Notice.

54.    NOTICES

(1)    Any notice consent communication or other writing authorised by or required by this Indenture to be given or sent shall be deemed to have been duly given or sent by the State if signed by the Minister or by any senior officer of the Public Service of the State acting by the direction of the Minister and forwarded by prepaid post to the relevant Joint Venturers at their principal offices for the time being in the State and by the Joint Venturers if signed on behalf of each of them by a director manager or secretary of the relevant Joint Venturer or by any person or persons authorised by a Joint Venturer in that behalf or by its solicitors (which solicitors have been notified to the State from time to time) and forwarded by prepaid post to the Minister and any such notice consent communication or writing shall be deemed to have been duly given or sent (unless the contrary be shown) on the day on which it would be delivered in the ordinary course of post provided that any notice consent communication or other writing as aforesaid may be given by telex and when despatched to such telex number (with answer back code) as the relevant addressee may hereafter specify for such purpose to the other parties by notice in writing shall be deemed to be duly given and signed on the date of despatch if the recipient machine causes the answer back code of the recipient to be printed at the beginning and end of the said notice consent communication or other writing provided transmission thereof is completed during normal business hours on a business day in the place of the addressee and if it is not so completed shall be deemed to be duly given and signed upon the commencement of normal business hours on the next business day in the place of the addressee after transmission is completed.

(2)    The Joint Venturers may appoint a manager being an associated company to administer various aspects of this Indenture and to act as the agent of the Joint Venturers in matters relating to this Indenture. The manager when appointed and notice of such appointment has been given to the Minister shall have authority to give and receive a notice consent communication or other writing in accordance with sub-clause (1) of this Clause.

(3)    Where the Minister has in accordance with the provisions of this Indenture been provided with the names and addresses of mortgagees chargees and other encumbrancees and sub-lessees of the Joint Venturers or any of them or an associated company the Minister or the State shall give or cause to be given thereto a copy of any notice given to the Joint Venturers or associated company pursuant to subclause (1) of this Clause provided that failure on the part of the Minister or the State to do so in any case shall not be held to invalidate any notice duly given to the Joint Venturers or any of them or associated company and provided further that neither the Minister nor the State shall be liable for any damages costs or expenses suffered or incurred by any person as a result of any failure to give a copy of any such notice to any mortgagee chargee or other encumbrancee or sub-lessee.

55.    CONSULTATION

The Joint Venturers shall during the currency of this Indenture consult with and keep the State informed on a confidential basis concerning any action that they or an associated company propose to take with any third party (including the Commonwealth or any Commonwealth constituted agency authority instrumentality or other body) or as between themselves which might significantly affect the overall interest of the State under this Indenture.

56.    VARIATION

(1)    The parties hereto may from time to time by agreement in writing add to or substitute for cancel or vary all or any of the provisions of this Indenture or of any Special tenement lease licence easement or right granted or intended to be granted hereunder or pursuant hereto for the purpose of more efficiently or satisfactorily implementing or facilitating any of the objects of this Indenture.

(2)    The Minister shall cause any agreement made pursuant to subclause (1) of this Clause to be laid on the Table of each House of the Parliament of South Australia within twelve sitting days next following its execution.

(3)    Either House may, within twelve sitting days of that House after the agreement has been laid before it pass a resolution disallowing the agreement, but if after the last day on which the agreement might have been disallowed neither House has passed such a resolution the agreement shall have effect from and after that last day.

(4)    The provisions of this Clause shall apply to any agreement reached between the State and the Joint Venturers pursuant to subclause (7) of Clause 53.

57.    APPLICABLE LAW

This Indenture shall be governed by and construed in accordance with the law for the time being applicable in the State and the parties to this Indenture consent and submit to the jurisdiction of the Courts of the State and to all Courts having jurisdiction and being competent to hear appeals therefrom.

FIRST SCHEDULE
SOUTH AUSTRALIA SPECIAL WATER LICENCE

His Excellency the Governor in and over the State of South Australia, in the Commonwealth of Australia, pursuant to and in exercise of the powers and authorities conferred upon him by the Roxby Downs (Indenture Ratification) Act, 1982, and of all other powers enabling him in that behalf, doth hereby grant to (hereinafter called “the Licensees” which expression shall include their and each of their respective successors and assigns) an exclusive licence to draw water from the areas and water sources specified in Item A of the Schedule hereto (hereinafter called “the source or area”) subject only to and upon the terms and conditions hereinafter appearing

WHEREAS:

(a)
The State of South Australia (“the State”) has entered into an Indenture with the Minister of Mines and Energy, Roxby Mining Corporation Pty. Ltd., BP Australia Limited, BP Petroleum Development Limited and Western Mining Corporation Limited which Indenture bears date the day of 1982 (hereinafter referred to as “the Indenture”).

(b)	The Parliament of the State has ratified the Indenture by the enactment of the Roxby Downs (Indenture Ratification) Act, 1982.

(c)	Pursuant to the Indenture the State undertook upon satisfaction of certain conditions precedent to grant a Special Water Licence upon the terms and conditions set out in the Indenture.

(d)
The said conditions precedent now being satisfied the State has executed this Special Water Licence in partial satisfaction and fulfilment of its obligations pursuant to the Indenture (and in particular pursuant to Clause 13 thereof).

TERMS AND CONDITIONS

1.  The Licensees shall be at liberty subject only to the express provisions of this Special Water Licence and the Indenture to draw water from the source or area for such purposes consistent with the provisions of the Indenture as they shall in their absolute discretion think fit.

2.  The Licensees shall not be at liberty to withdraw water except for exploration construction and testing purposes until the agreement has been reached between the Minister of Water Resources and the Licensees as provided in paragraphs (a), (c) and (d) of sub-clause (8) of Clause 13 of the Indenture.

3.  (a) If the Minister of Water Resources has reason to believe that the continued abstraction of water by the Licensees from the designated area will be detrimental to the source or area or that there is a reasonable possibility of a complete or partial failure of the water supply therefrom, he may issue to the Licensees a notice requiring them to restrict the abstraction of water from the designated area to the limit set out in the notice.

(b)  The Minister of Water Resources may, if he is of the opinion that an emergency situation exists, give not less than ninety six hours notice to the Licensees requiring them to limit the amount of water which may be taken from the source or area at any one time or from time to time to the maximum which such source or area is hydrologically capable of safely supplying.

(c)    In the event that the Minister of Water Resources shall at any time limit the amount of water to be taken from the source or area the obligation of the State and the Licensees shall be as set forth in sub-clause (9) of Clause 13 of the Indenture.

4.    The Licensees may construct all necessary bores, valves, pipelines, meters, tanks, equipment and appurtenances necessary to draw, transport, use and dispose of water drawn from the source or area AND SUBJECT THERETO the Licensees shall to the extent that it is practical and economical for them to do so design, construct and operate or cause to be designed, constructed or operated all such plant so as to promote the most efficient use of water.

5.    The State shall be at liberty to grant to third parties (including where applicable the State) rights to draw water from the source or area only in accordance with the provisions of sub-clause (13) of Clause 13 of the Indenture.

6.    This licence shall commence on the              day of              , and expire upon subject to any renewal or renewals hereof.

7.    An application for renewal of this Licence shall be made by the Licensees to the Minister.

8.    The Licensees pursuant to sub-clause (3) of Clause 51 of the Indenture shall be at liberty to surrender any portion or portions of the lands the subject of this Licence by giving to the Minister of Water Resources three calendar months notice in writing of their intention or desire so to do. The State shall not terminate this Licence except by notice to the Licensees in accordance with the provisions of Clauses 41 and 42 of the Indenture.

9.    The conditions of the Licence may be amended or modified or compliance with any such conditions may be waived by agreement in writing between the State and the Licensees and not otherwise.

10.    If any question difference or dispute shall arise under or in relation to this Licence between the State and the Licensees or any of them concerning any provisions of this Licence or the meaning or construction of any matter or thing arising under or in any way connected with this Licence or the rights duties or liabilities of either the State or the Licensees or any of them under or in pursuance of the provisions of this Licence including any question of whether the State or a Licensee is or are in default under any provisions of this Licence then and in every such case the question difference dispute matter or thing shall be referred to arbitration in accordance with the procedure set out in Clause 49 of the Indenture and accordingly the Licensees shall waive any right of appeal afforded by the provisions of the Water Resources Act.

11.    This Licence and any transfer mortgage or other dealing herewith shall be recorded in accordance with the provisions of Clause 51 of the Indenture.

12.    Any notice to be given or demand to be made by the Licensees or by or on behalf of the Minister of Water Resources shall be given or made as specified in Clause 54 of the Indenture.

13.    In the construction of this Licence each and every word term or expression defined or used in the Indenture shall have the same meaning when used in this Licence as in the Indenture; words importing one gender shall include the other genders; the singular shall include the plural and vice versa.

IN WITNESS whereof this Licence has been granted and executed by His Excellency the Governor of the State and by the Licensees.
His Excellency the Governor of South

Australia caused the Public Seal of                             . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the State to be affixed hereto on the                             . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . . . . . . . . . . . day of . . . . . . . . . . . . . . . .             . . .. . . . . . . . . . . . . . . . . . . . . . . . . .
19. . . .

SECOND SCHEDULE
SOUTH AUSTRALIA SPECIAL MINING LEASE

His Excellency the Governor in and over the State of South Australia in the Commonwealth of Australia in conformity with and in exercise of the powers and authorities conferred upon him by the Roxby Downs (Indenture Ratification) Act, 1982, and of all other powers enabling him in that behalf, doth hereby lease to                 (hereinafter referred to as “the Lessees” which expression shall include their and each of their respective successors and assigns) all that piece of land containing              hectares or thereabouts and situated at                                          in the State of South Australia more particularly described and delineated on the plan annexed hereto (hereinafter referred to as “the said land”) including in such Lease during its continuance subject always to the provisions of the Indenture the following RIGHTS AND LIBERTIES for the Lessees and the Lessees’ agents servants and workmen to the exclusion of all other persons, subject however, to the provisions of the Indenture:

(1)    To enter into and occupy the said land;

(2)    To explore for and to mine and obtain all minerals (other than opal) in or upon the said land;

(2A)    To treat or process Non-minesite Materials (other than opal) always in accordance with the Indenture;

(3)    For or incidental to the purposes aforesaid in or upon the said land

(a)    To cut and construct races drains dams reservoirs roads railways and tramways; and

(b)    To erect offices building works and machinery;

(4)    To sell and dispose of the minerals obtained from the said land and to utilise any such minerals for any commercial or industrial purpose;

TO HOLD the said land with the appurtenances thereto unto the Lessees for the period of fifty years commencing with effect from the sate of receipt of the application therefor subject to any extension or extensions hereof for the purpose of exploration and mining thereon all minerals (other than opal) together with the rights and liberties hereinbefore granted YIELDING AND PAYING THEREFOR unto the State the rental and the royalty specified in Clauses 1 and 2 of the covenants hereinafter set forth.

AND IT IS HEREBY AGREED AND DECLARED as follows:

1.    Subject to Clause 34 of the Indenture the Lessees shall pay to the State at the office of the Minister or such other place as shall be agreed between the parties hereto yearly in advance on the first day of                 in each year during the said term, rental in accordance with sub-clause (5) of Clause 19 of the Indenture.

2.    The Lessees shall severally pay or cause to be paid to the State at the office of the Minister or such other place as shall be agreed between the parties hereto royalty at the times in the manner and at the rates specified in Clause 32 of the Indenture.

3.    The property in the minerals contained in the said land shall pass to the Lessees at the time the mineralized rock is brought to the surface notwithstanding that royalty shall not at that stage have been paid in respect thereof.

4.    The Lessees shall observe the provisions of all regulations relating to the mining, treatment, storage and transport of radioactive ores and the management of waste relating thereto as provided for in the Indenture.

5.    The Lessees shall keep and maintain such records and reports as may properly be required of them and forward to the Minister or other relevant authority of the State all such records and reports so required to be forwarded pursuant to the Indenture.

6.    The Lessees shall permit the Minister of Mines and Energy or the Director of Mines or any person duly appointed by either the Minister or the Director at all proper and reasonable times during the said term to enter into and upon the said land to view and examine the mining operations conducted or performed in pursuance of this Lease.

7.    Subject to due performance and observance by the Lessees of their obligations hereunder this Lease shall be extended in accordance with, subject to and for the periods of time set out in the provisions of Clause 19 of the Indenture. An application for extension of this Lease shall be made by the Lessees to the Minister of Mines and Energy.

8.    That the Lessees shall be at liberty from time to time (with abatement of future rent in respect of the area surrendered but without any abatement of the rent already paid or any rent which has become due and has been paid in advance) to surrender this Lease in respect of all or any portion (of reasonable shape and size) of the said land by giving to the Minister three calendar months’ notice in writing of the Lessees’ desire or intention so to do.

9.    The Lessees shall comply with the provisions of the Mines and Works Inspection Act and all regulations made thereunder.

10.    The State may terminate this Lease for any substantial breach of the conditions set out herein in accordance with the provisions of paragraph (a) of sub-clause (1) of Clause 41 of the Indenture.

11.    This Lease may be varied by agreement in writing between the State and the Lessees and not otherwise, provided, however, that any failure to agree shall not be subject to arbitration pursuant to Clause 49 of the Indenture.

12.    The area comprised in this Lease shall be subject to correction to accord with any survey to be made by and at the cost of the Lessees.

13.    Where the Director of Mines has served upon the Lessees a notice requiring the Lessees to furnish the Director with such records and geological samples as the Director may by notice served upon the Lessees properly have required the Lessees to keep, the Lessees shall furnish the Director with those records and geological samples at the times specified in the notice.

14.    That the Lessees will cause to be made and maintained a survey of the mine workings located within the said land and cause to be forwarded to the Department of Mines and Energy a map or plan of such survey.

15.    That the Lessees will at all times during the said term keep and preserve the mines and premises in good mechanical order repair and condition and in such good mechanical order repair and condition at the end or other sooner determination of the said term deliver peaceable possession thereof and of all and singular the said land hereby leased unto the State or to some officer duly authorized by it to receive possession thereof.

16.    That the Lessees will furnish as prescribed by the said Mining Act and regulations all returns prescribed by the said Mining Act and regulations.

17.    That the Lessees will not during the continuance of the said term without the written consent of the Minister first had and obtained use or occupy or permit to be used or occupied the said land other than for the purpose of exercising the rights and liberties hereinbefore granted.

18.    That the Lessees will build and keep in proper repair a sufficient and substantial fence around the Lease so as effectually to prevent all unauthorized access.

19.    The obligations to pay royalty imposed on each of the Lessees as hereinbefore provided shall be as provided in sub-clauses (1), (6), (16) and (17) of Clause 32 of the Indenture.

20.    This Lease and any Transfer, Mortgage or other dealing therewith shall be recorded in accordance with the provisions of Clause 51 of the Indenture.

21.    The Minister may exempt the Lessees or any of them from any obligation to comply with any condition of this Lease.

22.    Any notice to be given or demand to be made by a Lessee or by or on behalf of the Minister shall be given or made as specified in Clause 54 of the Indenture.

23.    If any question difference or dispute shall arise under or in relation to this Lease between the State and the Lessees or any of them concerning any provision of this Lease or the meaning or construction of any matter or thing arising under or in any way connected with this Lease or the rights duties or liabilities of either the State or the Lessees or any of them under or in pursuance of the provisions of this Lease including any question whether the State or a Lessee is or are in default under any provisions of this Lease then and in every such case the question difference or dispute matter or thing shall be referred to arbitration in accordance with the procedure set out in Clause 49 of the Indenture.

24.    That the Lessees will report to the Minister when opal or petroleum or substances governed by the Petroleum Act are discovered in or upon the said land. In the event that any person other than the Lessees or any of them now or hereafter becomes the registered owner of a precious stones claim for opal pursuant to the Mining Act in relation to any area being part of the said land, the Lessees will not, by any act or omission to act, nor will they cause any act or omission to act to be done, prevent that person from exercising any rights conferred at law upon him in respect of that precious stones claim.

25.    This Lease is issued subject to the rights pursuant to the Mining Act of opal miners (both present and future) prospecting or mining in the Andamooka Precious Stones Field, in accordance with subclause (12) of Clause 19 of the Indenture provided that such rights shall not extend to a depth of more than fifty metres below the surface.

26.    In the construction of these presents each and every word term or expression defined in the Indenture shall have the same meaning where used in these presents words importing one gender shall include the other genders, and singular shall include the plural and vice versa and when the context or circumstances require and unless inconsistent with or repugnant to the context the following words shall have the meanings set opposite to them respectively

“the ratifying Act” means the Roxby Downs (Indenture Ratification) Act, 1982;

“the said land” includes any part thereof;

“the said term” includes any extensions hereof;

“the Indenture” means the Indenture dated the              day of                      , 1982 between the State of South Australia, the Minister of Mines and Energy, Roxby Mining Corporation Pty. Ltd., BP Australia Limited, BP Petroleum Development Limited and Western Mining Corporation Limited as ratified by an Act of the Parliament of the State of South Australia intituled The Roxby Downs (Indenture Ratification) Act, 1982”.

IN WITNESS whereof this Lease has been executed by His Excellency the Governor of the State and by the Lessees.

His Excellency the Governor of South
Australia caused the Public Seal of
the State to be affixed hereto on
the . . . . . . . . . . . day of . . . . . . . . . . . . . . . ..                        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

19.        .    .
Execution by Lessees)

THIRD SCHEDULE
SOUTH AUSTRALIA-SPECIAL EXPLORATION LICENCE

His Excellency the Governor in and over the State of South Australia, in the Commonwealth of Australia, pursuant to and in exercise of the powers and authorities conferred upon him by the Roxby Downs (Indenture Ratification) Act, 1982, and of all other powers enabling him in that behalf, doth hereby grant to (hereinbefore referred to as “the Licensees” which expression shall include their and each of their respective successors and assigns):

(a)
an exclusive licence to prospect for minerals other than opal within the area situated at in the in the State of South Australia more particularly described and delineated on the plan annexed hereto in Schedule A(hereinafter referred to as “the said land”) for a term commencing on the              day of                  and expiring on 31st day of December 1995/2005 for an annual rent equal to the annual rate applicable to exploration licences granted under the Mining Act; and

(b)
an exclusive right during the said term to apply for a mining tenement of the appropriate class under the Mining Act or for a Special Tenement under the Indenture and the ratifying Act in respect of the said land. and IT IS HEREBY AGREED AND DECLARED between the parties hereto that the Licence is granted upon the further conditions set out hereunder:

1.  For the purposes of prospecting for and proving the extent of mineral deposits but subject to such conditions with regard to the protection of the environment as may be prescribed in accordance with the provisions of the Indenture the Licensees:

(a)	shall have full and free liberty of access ingress and egress with or without vehicles engines and machinery and all other necessary implements and things into and from the said land; and

(b)	may dig excavate and drill on and into the said land and extract and carry away minerals therefrom for the purpose of carrying out tests and studies in respect thereof.

2.  The State shall procure that during the term of this Licence no mineral claim shall be registered and no licence or lease shall be granted over land comprised in this Licence otherwise than to the Licensees or their nominee except with the consent of the Licensees. The Licensees shall not unreasonably prevent pegging of precious stones claims for opal on the said land and the State shall not grant nor permit to be granted any rights resulting from such pegging which extend to a depth of more than fifty metres below the surface.

3.  The Licensees shall pay to the State at the office of the Department of Mines and Energy or such other place as shall be agreed between the parties hereto the annual rental on the                  day of                  in each year during the term hereof.

4.  The Licensees as far as practicable shall undertake continuous exploration of the said land such that not less than the amount specified in Clause 20 of the Indenture is expended in respect of the said land.

5.  The Licensees shall report forthwith to the Minister the discovery of any minerals potentially capable of economic production.

6.  The Licensees shall furnish the Director of Mines with the information and geological samples required by Section 32 of the Mining Act at three calendar monthly intervals.

7.  In furnishing the Director of Mines with the information required by Section 32 of the Mining Act the Licensees shall submit all plans in the form of a transparency accompanied by a print.

8.  The Licensees shall conduct exploration in pursuance of this Licence in such a manner so as:

(a)	to prevent pollution to or contamination of surface or underground waters and

(b)	to minimize surface damage to the said land.

9.  The Licensees shall not construct major campsites, new tracks, upgrade existing tracks, or use declared equipment without the prior approval of the Director-General, Department of Mines and Energy.

10.  The Licensees shall take due care to preserve all Aboriginal and Historic Relics sites and areas of archaeological or anthropological importance and shall notify the Heritage section of the Department of the Environment of the State of any localities discovered in the course of exploration.

11.  In any off-road use of vehicles the Licensees are to take due care to avoid environmental damage, and in the case of repeated use of vehicles to restrict activity to existing or approved tracks.

12.  The Licensees shall notify the Director-General, Department of Mines and Energy, at the planning stage of any airborne survey, details of the type of survey, area to be surveyed, flight line spacing and flight height.

13.  Prior to commencing exploration on the said land the Licensees will be required to liaise with the Supervising Geologist, Mineral Exploration, Department of Mines and Energy, to determine departmental requirements for map presentation of reported data.

14.  The Licensees shall consult with the Director-General, Department of Mines and Energy prior to undertaking any drilling operations.

15.  All exploration activity is prohibited within 200 metres of any positively identified Aboriginal engraving sites or stone arrangements without the prior approval of the Director-General, Department of Mines and Energy.

16.  Vehicle travel will follow interdunal corridors and cross dunes at right angles where necessary.

17.  The Licensees shall notify the Director-General, Department of Mines and Energy, in writing, of any proposals for groundwater investigations for the purpose of water supplies, dewatering, in-situ leaching, waste disposal or any other purpose, at least one month before they are to be undertaken, so that the proposal can be discussed with the South Australian Underground Waters Technical Advisory Committee.

18.  The Licensees shall permit the Minister or the Director of Mines or any person duly appointed by either the Minister or the Director at all proper and reasonable times during the said term to enter into and upon and to view and examine the said land.

19.  The Licensees shall be at liberty to surrender this Licence by giving to the Minister three calendar months notice in writing of the Licensees, desire or intention so to do.

20.  In the event that the Licensees encounter significant underground water during drilling operations on the said land they shall notify the exact location of such underground water to the Director of Mines and shall if practicable collect samples and forward same to the Director and shall do all such things as the Director may require to protect the aquifers.

21.  The State may terminate this Licence for any substantial breach of the terms and conditions set out herein in accordance with the provisions of paragraph (a) of sub-clause (1) of Clause 41 of the Indenture.

22.  This Licence may be varied by agreement in writing between the State and the Licensees and not otherwise, provided however, that any failure to so agree shall not be subject to arbitration pursuant to Clause 49 of the Indenture.

23.    If any question difference or dispute shall arise under or in relation to this Licence between the State and the Licensees or any of them concerning any provision of this Licence or the meaning or construction of any matter or thing arising under or in any way connected with this Licence or the rights duties or liabilities of either the State or the Licensees or any of them under or in pursuance of the provisions of this Licence including any question whether the State or a Licensee is or are in default under any provisions of this Licence then and in every such case the question difference or dispute matter or thing shall be referred to arbitration in accordance with the procedure set out in Clause 49 of the Indenture.

24.    The area comprised in this Licence shall be subject to correction to accord with any Survey to be made by and at the expense of the Licensees.

25.    This Licence and any Transfer, Mortgage or other dealing therewith shall be recorded in accordance with the provisions of Clause 51 of the Indenture.

26.    The Minister may exempt the Licensees or any of them from any obligation to comply with any condition of this Licence and may waive payment of or grant time or indulgence for the payment of any rental or other amount due hereunder or suspend expenditure on exploration.

27.    Any notice to be given or demand to be made by the Licensees or by or on behalf of the Minister shall be given or made as specified in Clause 54 of the Indenture.

28.    In the construction of these presents each and every work term or expression defined in the Indenture shall have the same meaning where used in these presents; words importing one gender shall include the other genders; and the singular shall include the plural and vice versa when the context or circumstances require and unless inconsistent with or repugnant to the context the following words shall have the meanings set opposite to them respectively

“the said land” includes any part thereof;

“the Indenture” means the Indenture dated the          day of . . . . . . . . . . . . 19         between the State of South Australia, the Minister of Mines and Energy, Roxby Mining Corporation Pty. Ltd., BP Australia Limited, BP Petroleum Development Limited and Western Mining Corporation Limited as ratified by an Act of the Parliament of the State of South Australia intituled “The Roxby Downs (Indenture Ratification) Act, 1982”.

IN WITNESS whereof the parties hereto have hereunto set their hands and seals this              day of                  19        .

His Excellency the Governor of South Australia caused the Public Seal of the State to be affixed hereto on the . . . . . . . . day of . . . . . . .19 .	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Governor
(Execution by Licencees)

FOURTH SCHEDULE
SPECIAL BUFFER ZONE LEASE (MINE)

His Excellency the Governor in and over the State of South Australia in the Commonwealth of Australia in conformity with and in exercise of the powers and authorities conferred upon him by the Roxby Downs (Indenture Ratification) Act, 1982, and of all other powers enabling him in that behalf, doth hereby lease to. . . . . . . . . . . . . . . (hereinafter referred to as “the Lessees” which expression shall include their and each of their respective successors and assigns) all that piece of land containing                          square kilometres or                  thereabouts and situated at                                                                       in the State of South Australia more particularly described and                          delineated in the plan annexed hereto (hereinafter with any additions thereto called “the land”) to be held by the Lessees for a term of twenty one years commencing on the                                               day of

19          until and including the                                  day of                                      19     subject to any extension or extensions at a yearly rent of ten cents ($0.10) to be paid yearly in advance SUBJECT ONLY to the covenants and conditions stated below.

COVENANTS

1.  The Lessees shall during the term of this Lease:

(i)    subject to Clause 34 of the Indenture, pay the said rent to the State at the offices of the Minister of Mines and Energy or such other place as shall be agreed between the parties hereto yearly in advance on the first day of each year during the said term; in

(ii)    forthwith commence to destroy and during the term of the Lease use reasonable means to keep the land free from vermin and pests;

(iii)    take adequate measures to safeguard the public, the work force and the environment in relation to operations under the Indenture;

(iv)    carry out, in accordance with any approved environmental management programme, any necessary planting and take adequate measures to preserve the vegetation in the zone, prevent erosion of its surface, and rehabilitate any degradation thereof; (v) whenever required so to do by the Minister at the Lessees’ own cost build and keep in proper repair a sufficient and substantial fence around the land so as effectually to restrict all unauthorized access.

2.  The Lessees shall not assign, sublet, charge or encumber the whole or any part of the land or this Lease otherwise than in accordance with the Indenture (as hereinafter defined).

CONDITIONS

3.  The Lessees shall be entitled to use the land for any purpose specified in Clause 25 of the Indenture.

4.  This Lease may be varied by agreement in writing between the State and the Lessees and not otherwise and failure to agree shall not be arbitrable pursuant to Clause 49 of the Indenture.

5.  An application for extension of this Lease shall be made by the Lessees to the Minister.

6.  Except as otherwise provided if any question difference or dispute shall arise under or in relation to this Lease between the State and the Lessees or any of them concerning any provision of this Lease or the meaning or construction of any matter or thing arising under or in any way connected with this Lease or the rights duties or liabilities of either the State or the Lessees or any of them under or in pursuance of the provisions of this Lease including any question of whether the State or a Lessee is or are in default under any provisions of this Lease then and in every such case the question difference or dispute matter or thing shall be referred to arbitration in accordance with the procedure set out in Clause 49 of the Indenture.

7.  This Lease and any Transfer, Mortgage or other dealing herewith shall be recorded in accordance with the provisions of Clause 51 of the Indenture.

8.  The Minister may by notice in writing exempt the Lessees or any of them from any obligation to comply with any condition of this Lease and may waive payment of or grant time or indulgence for the payment of any Rental or other amount due hereunder.

9.  The area comprised in this Lease shall be subject to correction to accord with any Survey to be made by and at the expense of the Lessees and shall be subject to variance in accordance with Clause 25(2) of the Indenture.

10.  Any notice to be given or demand to be made upon the Lessees by or on behalf of the Minister shall be given or made as specified in Clause 54 of the Indenture.

11.  In the construction of this Lease each and every word term or expression also defined or used in the Indenture shall have the same meaning when used in this Lease; words importing one gender shall include other genders; the singular shall include the plural and vice versa; when the context or circumstances require and unless inconsistent with or repugnant to the context the following words shall have the meanings set opposite to them respectively

“the land” includes any part thereof and any lands substituted therefor;

“the Indenture” means the Indenture dated the . . . . . . . day of . . . . . . . . . 1982 and made between the State of South Australia, the Minister of Mines and Energy, Roxby Mining Corporation Pty. Ltd., BP Australia Limited, BP Petroleum Development Limited and Western Mining Corporation Limited as ratified by an Act of the Parliament of the State of South Australia intituled “The Roxby Downs (Indenture Ratification) Act, 1982”.

IN WITNESS whereof this Lease has been granted and executed by the State of South Australia.

His Excellency the Governor of South Australia caused the Public Seal of the State to be affixed hereto on the . . . . . day of . . . . . . . . 19 . (Execution by Lessees)	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

FIFTH SCHEDULE
DESCRIPTION OF THE OLYMPIC DAM AREA

The Olympic Dam area is an area bounded as follows: commencing at a point being the intersection of latitude 30 degrees 23’S and longitude 136 degrees 50’E thence east to longitude 136 degrees 57’E, south to latitude 30 degrees 30’S west to longitude 136 degrees 50’E and north to point of commencement.

SIXTH SCHEDULE
DESCRIPTION OF THE STUART SHELF AREA

THE STUART SHELF AREA, is an area bounded as follows:

Commencing at a point being the intersection of latitude 29 degrees 45’S and longitude 136 degrees 36’E, thence east to longitude 136 degrees 48’E south to latitude 29 degrees 48’S, east to longitude 136 degrees 57’E, south to latitude 30 degrees 09”S, east to longitude 137 degrees 19’E, south to latitude 30 degrees 12’S, east to longitude 137 degrees 32’E, south to latitude 30 degrees 25’S, east to longitude 137 degrees 52’E, south to latitude 30 degrees 37’S, east to longitude 138 degrees 00’E, south to latitude 30 degrees 49’S, west to longitude 137 degrees 55’E, south to latitude 31 degrees 09’S, west to longitude 137 degrees 50’E, south to latitude 31 degrees 25’S, west to longitude 137 degrees 39’E, south to latitude 31 degrees 45’S, west to longitude 137 degrees 30’E, north to latitude 31 degrees 35’S, west to longitude 137 degrees 25’E, north to latitude 31 degrees 15’S, east to longitude 137 degrees 30’E, north to latitude 31 degrees 00’S, west to longitude 137 degrees 23’E, south to latitude 31 degrees 15’S, west to longitude 137 degrees 18’E, north to latitude 31 degrees 07’S, west to longitude 137 degrees 06’E, south to latitude 31 degrees 10’S, west to longitude 136 degrees 51’E, north to latitude 31 degrees 07’S, west to longitude 136 degrees 49’E, north to latitude 30 degrees 55’S, east to longitude 136 degrees 57’E, north to latitude 30 degrees 49’S, west to longitude 136 degrees 44’E, north to latitude 30 degrees 42’S, west to longitude 136 degrees 41’E, north to latitude 30 degrees 17’S, west to longitude 136 degrees 35’E, north to latitude 30 degrees 13’S, west to longitude 136 degrees 30’E, north to latitude 29 degrees 53’S, east to longitude 136 degrees 36’E, and north to the point of commencement, but excluding:

(1)    The area bounded as follows:

Commencing at a point being the intersection of latitude 30 degrees 23’S and longitude 136 degrees 50’E, thence east to longitude 136 degrees 57’E, south to latitude 30 degrees 30’S, west to longitude to 136 degrees 50’E and north to the point of commencement.

(2)	The surface stratum of the area known as the Andamooka Precious Stones Field to a depth of 50 metres.

The area of the Andamooka Precious Stones Field is an area bounded as follows:

commencing at a point being the intersection of latitude 30 degrees 22’S and longitude 137 degrees 06’E, thence east to longitude 137 degreesd 10’E, south to latitude 30 degrees 25’S, east to longitude 137 degrees 12’E, south tp latitude 30 degrees 26’S, east to longitude 137 degrees 14’E, south to latitude 30 degrees 29’S, east to longitude 137 degrees 19’E, south to latitude 30 degrees 32’S, west to longitude to 137 degrees 06’E, north to latitude 30 degrees 31’S, west to longitude 137 degrees 04’E, north to latitude 30 degrees 27’S, east to longitude 137 degrees 06’E, and north to the point of commencement.

SEVENTH SCHEDULE

1.	Supply of Electricity

(a)
The Trust shall supply electricity to the Joint Venturers or such of them as they may nominate or an associated company as they may nominate (hereinafter referred to as “the Consumers”) which shall accept and pay for such electricity subject to the provisions of this Agreement.

(b)	The Trust shall supply electricity in the first instance at the point of supply referred to in Clause 2.

2.	Point of Supply

(a)	The Trust shall supply electricity of the quantity and nature referred to in Clause 4 in the following manner:

(i)
The Trust shall supply such electricity to the Commonwealth at the outgoing sides of a three phase set of insulators attached to a slack span connected between the first tower in the said transmission line and the Trust’s equipment at the Switchyard of the Thomas Playford Power Station.

(ii)
If the said transmission line at any time hereafter becomes vested in or is operated and controlled by the Trust such electricity shall be supplied at the outgoing side of a three phase set of insulators attached to a slack span connected between the first tower in a transmission line owned by the Consumers and the Trust’s equipment in a switchyard or substation at Woomera.

(b)
The point at which electricity shall be supplied (except the change in point of supply contemplated by sub-clause (a) of this Clause) may be changed only with the consent of both parties to this Agreement and (unless otherwise agreed in writing) any such change shall be at the expense in all things of the party requesting the change. Without limiting the generality of the foregoing such a change may be requested for the more convenient supply of electricity and neither party shall unreasonably refuse to consent to a change in the point of supply.

3.	Additional Points of Supply

(a)
The Trust shall supply additional electricity requested by the Consumers from the Davenport Substation of the Trust near Port Augusta aforesaid which shall be supplied at the outgoing sides of a three phase set of insulators attached to a slack span connected between the first tower in a transmission line owned and operated by the Consumers and the Trust’s equipment at the said Substation.

(b)	The point at which electricity shall be supplied may be changed only with the consent of both parties to this Agreement and (unless otherwise agreed in writing) any such change shall be at the expense in all things of the party requesting the change. Without limiting the generality of the foregoing such change may be requested for the more convenient supply of electricity and neither party shall unreasonably refuse to consent to a change in the point of supply.

4.	Nature and Quantity of Supply

(a)	The electricity supplied pursuant to Clause 2:

(i)	shall be of alternating current fifty (50) hertz three phase and of 132,000 volts or thereabouts; and

(ii)	shall not be supplied in amounts greater than that specified in the Indenture.

(b)	The electricity supplied pursuant to Clause 3 shall be of alternating current fifty (50) hertz three phase and shall be of 275,000 volts or thereabouts.

(c)
The Trust does not guarantee to the Consumers a supply of electricity within any voltage or frequency range but will use its best endeavours to maintain the voltage of electricity to be supplied at the undermentioned points of supply within the following ranges of voltage and frequency under normal operating conditions:

Point of Supply	Voltage	Frequency
1. Port Augusta	within 100% to 105% of 132 000 volts
within 0.15 hertz of fifty (50) hertz
2. Woomera	within 95% to 105% of 132 000 volts
within 0.15 hertz of fifty (50) hertz
3. Davenport	within 100% to 110% of 275 000 volts
within 0.15 hertz of fifty (50) hertz

5.	Responsibility for Provision of Works

(a)
The Trust shall supply and maintain such transmission lines transformers circuit breakers switches protective equipment and other works as it shall think fit for the supply of electricity to the Consumers pursuant to this Agreement up to and including the points of supply as hereinbefore defined.

(b)
The Consumers shall supply and maintain or shall cause to be supplied and maintained such transmission lines transformers circuit breakers switches and protective equipment and other works as they shall think fit for the transmission thereof from Woomera and the point of supply referred to in Clause 3.

(c)	The Consumers shall not make any connection between the Consumers’ installations and the Trust’s mains except with the specific approval of the Trust.

(d)	(i)
At all times during the period of supply the transmission lines transformers circuit breakers switches protective equipment and other works supplied and maintained by the Consumers for the transmission of electricity pursuant to sub-clause (b) of this Clause and by the power distribution authority for the distribution of electricity within the townsite (the said transmission lines transformers circuit breakers switches protective equipment and other works being hereinafter referred to as “the Consumers’ installations”) shall be built to a standard adopted and used by the Trust in building equipment and installations of a like nature to the Consumers’ installations.

	(ii	)
The electrical installations in the houses and buildings in the townsite and all electrical installations built by the Consumers for use in association with the mining and processing of ores in the area of any Special Mining Lease shall comply with the wiring rules of the Standards

Association of Australia in force from time to time.

(iii)
Without being under any obligation to do so the Trust may inspect or test the Consumers’ installations after giving reasonable notice of its intention in that regard and for the purpose of enabling the Trust to make such inspections and tests the Consumers shall:

(a)	permit the Trust’s workmen or representatives to enter upon any premises occupied by the Consumers;

(b)
reserve in any tenancy agreement or lease made hereafter by the Consumers for the lease of lands or premises to third parties a right for the Trust’s workmen or representatives to enter thereon at all reasonable times upon notice to such third parties;

(c)
ensure that any easement or right of way hereafter granted to the Consumers for the purpose of building and maintaining the Consumers’ installations provides a right for the Trust’s workmen and representatives to enter upon the land subject to the easement or right of way and to remain thereon for the purpose of inspecting or testing any of the Consumer’s installations.

(iv)
Although observance of the wiring rules of the Standards Association of Australia and any test or inspection of the Consumers’ installations has the effect of ensuring that the wiring of the installations are good and sound the Trust will not be responsible for the installations or any defects therein or any failure thereof.

6.	Metering

(a)
The Trust shall supply and maintain at or adjacent to the points of supply suitable Class 0.5 kilowatt hour meters maximum demand indicators and any other apparatus required for recording the quantity of electricity supplied and for recording all other data necessary for carrying this Agreement into effect or otherwise required by the Trust in connection therewith. The Trust shall measure the quantity of electricity supplied to the Commonwealth at the point of supply described in Clause 2 and if the Commonwealth has retained ownership of the power line shall request the Commonwealth or the appropriate body or instrumentality of the Commonwealth to supply to the Trust records of the quantity of electricity taken by or supplied to the Consumers at Woomera and such records shall be prima facie evidence of the matters therein recorded. The recordings and other indications of such meters indicators and other apparatus shall be prima facie evidence of the facts purporting to be thereby recorded or indicated.

(b)
The Trust will install such check meters and indicators as are in the opinion of the Trust and its officers thought desirable provided that the recordings and indications of the said meters and indicators shall be for the information of the Trust and save as is in sub-clause (e) of this Clause otherwise provided shall not be taken into account for the purpose of the calculation of charges.

(c)
In addition to its routine inspections and checks and whenever so requested by the Consumers by notice in writing the Trust shall test the instrument or instruments specified in the notice and make such corrections as shall be necessary. The Trust shall test the accuracy of the meters in accordance with a method recommended by The Electricity Supply Association of Australia from time to time. If upon such a test an instrument is found to be within an average of one and one-half per centum of the correct reading or indication the Consumers shall bear the cost of such tests but otherwise the Trust shall bear the cost. For the purpose of calculating charges payable by the Consumers under this Agreement adjustments shall be made as shown by the test to be necessary except that no adjustment of charges shall be made in respect of an error of less than an average of one and one-half per centum of the correct reading or indication and no such adjustment shall be made in respect of any time earlier than one calendar month immediately preceding the request for the test.

(d)	A representative of the Consumers will be permitted to witness routine inspections and checks and other tests.

(e)
Should the kilowatt hour meters demand indicators and any other apparatus required for recording the quantity of electricity supplied and for recording all other data necessary for carrying this Agreement into effect fail to register the data recorded by such apparatus correctly or at all the Consumers shall pay the Trust an amount to be estimated by the Trust.

(f)	Meters shall be read at intervals of one calendar month or thereabouts.

(g)
The maximum demand indicator shall be of the type which measures the average maximum demand in kilowatts which occurs during each fifteen (15) minutes and indicates the highest of such averages between successive resettings.

(h)
If the Trust hereafter supplies electricity directly to the Consumers at Woomera as contemplated by Clause 2(a)(ii) or at Davenport Substation as contemplated by Clause 3(a) the Trust will provide information in a form readily transmitted over normal electronic communications media of the kilowatt hours and quarter hour time duration to enable the Consumers to have a duplication of the Trust’s meter readings. The Trust will provide a suitable isolating device on the transmission side of the Consumers’ communications medium to effectively isolate its metering equipment from the Consumers equipment.

7.	Charges for Supply

(a)	The Consumers shall pay for the supply of electricity to them by the Trust in accordance with the provisions of Clause 18 of the Indenture.

(b)
The said charges shall be paid within fourteen days after the receipt by the Consumers of a monthly account or statement from the Trust showing the amount payable. Payments shall be made free of exchange at Adelaide.

(c)
If the Trust hereafter supplies electricity directly to the Consumers at Woomera as contemplated by Clause 2(a)(ii) the Consumers shall pay in addition to the charges set forth in this Clause an amount determined by the Trust in each calendar month being a fair proportion (having regard both to the number of consumers supplied through the power line and the extent of their usage) of the costs of operating and maintaining the said transmission line of the Commonwealth.

8.	Exception to Trust’s Obligation to Supply

(a)
The Trust shall not be liable for any failure either total or partial to supply electricity by reason of any stoppage or dislocation of its business from any cause beyond its control or by reason of its business being interfered with by or as a result of any strike lock-out or combination of workmen whether the same be in connection with its own business or in connection with any trade or business upon which it may be dependent for supplies or services war riot act of God force majeure or accident interference with or breakdown from whatsoever cause arising of its plant machinery mains or other works or by reason of any stoppage or dislocation of its business from any other cause whatsoever.

(b)
The Trust shall have the right to discontinue the supply for such period as may be necessary for making repairs alterations and connections to the Trust’s plant mains apparatus and works and for any other purposes but in exercise of the Trust’s rights pursuant to this Clause the Trust shall endeavour to give to the Consumers notice of any action proposed to be taken by the Trust. The period of notice will be as long as circumstances will allow. The Trust shall not be liable to the Consumers for discontinuing the supply pursuant to this subclause.

(c)
The Trust may from time to time by notice published in any newspaper circulating in the said State of South Australia or published by radio or television from any national or commercial radio or television station in the said State regulate prohibit restrict or control the consumption of electricity supplied by the Trust in such manner on such days and during such hours as the Trust shall think fit. Any use of electricity contrary to the terms of any such notice (whether or not such notice shall have come to the actual knowledge of the Consumers) shall be deemed to be a contravention of the provisions of this agreement and shall give the Trust the right to discontinue supply pursuant to Clause 9.

9.        The Trust may discontinue the supply to the Consumers and for the purpose of disconnecting the Consumers’ installations, equipment or transmission lines enter upon the premises owned by or under the control of the Consumers or any of them at any time and disconnect such installations, equipment or transmission lines:

(a)
if the Consumers or any of them shall use or deal with the electricity supplied to them in such a manner as may interfere with the efficient supply of electricity to other consumers supplied by the Trust;

(b)	if the Consumers or any of them shall make default:

(i)	in paying for electricity supplied to the Consumers pursuant to this Agreement; or

(ii)	any other charges payable to the Trust pursuant to this Agreement;

(c)
if the Consumers or any of them by their servants agents or visitors shall wilfully damage any meter time switch or works on the premises of the Consumers or any of them or affixed to any installation equipment or transmission line of the Consumers or any of them being the property of the Trust or shall remove or break or otherwise tamper with any seal attached to the Trust’s meters time switches or other works or shall fraudulently obtain a supply of electricity from the Trust or if any connection is made between any installation equipment or transmission line of the Consumers or any of them on the Trust’s mains by any person other than with the specific authorisation of the Trust.

10.      The Trust’s responsibility goes no further than the supply of electricity at the points of supply pursuant to this Agreement. The Trust shall not be responsible or liable to the Consumers:

(a)	for the repair or replacement of the Consumers’ equipment or other installations;

(b)	for consequences arising from any failure from any cause whatsoever of any apparatus instrument meter or appliance owned or supplied by the Trust; or

(c)	for consequences arising from any increase or decrease in the voltage or change in the nature of the electricity supplied.

11.      The rights and powers of the Trust under this Agreement are additional to and not in derogation or substitution of the statutory and other rights and powers vested in the Trust.

12. The Trust’s standard conditions of supply shall not apply to the supply of electricity to the Consumers pursuant to this Agreement.

13. This Agreement shall be governed in all respects by the law of the State of South Australia and the parties submit to the jurisdiction of the Courts of the said State.

EIGHTH SCHEDULE
SPECIAL BUFFER ZONE LEASE (TOWN)

His Excellency the Governor in and over the State of South Australia in the Commonwealth of Australia in conformity with and in exercise of the powers and authorities conferred upon him by the Roxby Downs (Indenture Ratification) Act, 1982, and of all other powers enabling him in that behalf, doth hereby lease to. . . . . . . . . . . . . (hereinafter referred to as “the Lessees”) all that piece of land containing                         square kilometres or thereabouts and situated at                             in the State of South Australia more particularly described and delineated in the plan annexed hereto (hereinafter with any additions thereto called “the land”) to be held by the Lessees for a term of twenty one years commencing on the. . . day of                              one thousand nine hundred and                          until and including the                         day of                         subject to any extension or extensions at a yearly rent of ten cents ($0.10) to be paid in advance SUBJECT ONLY to the covenants and conditions stated below.

COVENANTS

1.	The Lessees shall during the term of this lease:

(i)	continue to carry out reasonable measures to keep the land free from vermin and pests;

(ii)	carry out any necessary planting and take adequate measures to preserve the vegetation on the land, prevent erosion of its surface, and rehabilitate any degradation thereof;

(iii)
ensure that the Joint Venturers or any of them or an associated company may construct, operate, maintain and use without restriction such roads railways and other forms of transportation for the proper and efficient conduct of their operations;

(iv)	keep in proper repair any substantial fence around the land so as effectually to restrict unauthorized access and ensure camping and permanent occupation does not occur.

2.       The Lessees shall not assign sublet charge or encumber the whole or any part of the land or this Lease otherwise than in accordance with the Indenture (as hereinafter defined).

CONDITIONS

3.       The Lessees shall be entitled to use the land for the purpose specified in Clause 25 of the Indenture.

4.       This Lease may be varied by agreement in writing between the State and the Lessees and not otherwise.

5.       An application for extension of this Lease shall be made by the Lessees to the State not less than one month before the expiry of this Lease or any extension hereof.

6.       In the construction of this Lease each and every word term or expression also defined or used in the Indenture shall have the same meaning when used in this Lease; words importing one gender shall include other genders; the singular shall include the plural and vice versa; when the context or circumstances require and unless inconsistent with or repugnant to the context the following words shall have the meanings set opposite to them respectively

“the land” includes any part thereof and any lands substituted therefor;

“ the Indenture” meand the Indenture dated the . . . . . . . . . . . . day of                          1982 and made between the State of South Australia, the Minister of Mines and Energy, Roxby Mining Corporation

Pty. Ltd., BP Australia Limited, BP Petroleum Development Limited and Western Mining Corporation Limited as ratified by an Act of the Parliament of the State of South Australia intituled “The Roxby Downs (Indenture Ratification) Act, 1982”.

IN WITNESS whereof this Lease has been granted and executed by the State of South Australia.
His Excellency the Governor